As filed with the Securities and Exchange Commission on October 2, 2020

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	6199	22-3962936
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

GreenBox Pos

8880 Rio San Diego Drive, Suite 102

San Diego, CA 92108

(484) 893-0060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben Errez

716 Seneca Heights, Las Vegas, NV 89081

(213) 625-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share, by Selling Stockholder	7,500,000	(1)	$0.20(2)	$1,500,000.00	163.65	(3)

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) in an indirect primary offering. Represents common shares offered for resale by Triton Funds LP, a Delaware limited partnership (the “Selling Stockholder”), which shares are issuable by GreenBox POS (the “Company”) pursuant to the Common Stock Purchase Agreement, dated as of May 11, 2020 (“Equity Line”), between the Company and the Selling Stockholder. The number of common shares issued by the Company to Selling Stockholder under the Common Stock Purchase Agreement will vary based on the purchase price per share.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices for our common stock reported on the OTCQB marketplace on September 30, 2020 of $0.20, The shares offered hereunder may be sold by the Selling Security Holder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	Computed in accordance with Section 6(b) of the Securities Act as in effect on October 2, 2020.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 2, 2020

GreenBox POS

7,500,000 Shares of Common Stock

This Prospectus (this “Prospectus”) relates to the offer and sale from time to time of up to 7,500,000 shares of common stock, par value $0.001 (“Common Stock”), of GreenBox POS, a Nevada corporation, by Triton Funds LP, a Delaware limited partnership (the “Selling Stockholder”). We are registering the resale of up to 7,500,000 shares of Common Stock issuable under an equity line in the amount of $500,000 (the “Equity Line”) established by the Common Stock Purchase Agreement, dated as of May 11, 2020 (“Equity Line”), between us and the Selling Stockholder, as more fully described in this Prospectus. The resale of such shares by the Selling Stockholder pursuant to this Prospectus is referred to as the “Offering.”

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder. We will, however, receive proceeds from our sale of our shares of Common Stock under the Equity Line to the Selling Stockholder.

The Common Stock Purchase Agreement with Selling Stockholder provides that Selling Stockholder is committed to purchase up to $500,000 (“Maximum Commitment Amount”) of our Common Stock over the course of the commitment period. Pursuant to the terms of the Common Stock Purchase Agreement, the commitment period will commence upon the effective date of the Common Stock Purchase Agreement and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Common Stock from us pursuant to the Common Stock Purchase Agreement (“Purchase Shares”) equal to the Maximum Commitment Amount and (ii) December 31, 2020.

We may draw on the Equity Line from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Common Stock Purchase Agreement.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of Common Stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of Common Stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of Common Stock, including legal and accounting fees. See “Plan of Distribution.”

Our Common Stock is currently quoted on the OTCQB under the symbol “GRBX.” On July 14, 2020, the last reported sale price of our Common Stock was $0.063.

Our principal executive offices are located at 8880 Rio San Diego Drive, Suite 102, San Diego, CA 92108.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                    , 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the United States Securities and Exchange Commission (the “SEC”) to permit the Selling Shareholders to sell the shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.”

You should rely only on the information contained in this document and any free writing prospectus we provide to you. Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the Selling Shareholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events including, without limitation, the terms, timing and closing of our proposed acquisitions or our future financial performance. We have attempted to identify forward-looking statements by using terminology such as “anticipates,” “believes,” “expects,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predict,” “should,” “will,” or the negative of these terms or other comparable terminology. These statements are only predictions; uncertainties and other factors may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels or activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our expectations are as of the date this prospectus is filed, and we do not intend to update any of the forward-looking statements after the date this prospectus is filed to confirm these statements to actual results, unless required by law.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this prospectus identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to protect our brands and reputation;

●	Our ability to repay our debts;

●	Our ability to comply with new regulations that affect our business;

●	Our ability to evaluate and measure our business, prospects and performance metrics;

●	Our ability to compete and succeed in a highly competitive and evolving industry;

●	Our ability to respond and adapt to changes in technology and customer behavior;

●	Risks in connection with completed or potential acquisitions, dispositions and other strategic growth opportunities and initiatives;

●	Risks related to the anticipated timing of the closing of any potential acquisitions;

●	Risks related to the integration with regards to potential or completed acquisitions;

●

Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows; and

●	Risks related to the blockchain and cryptocurrency industry.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness, though we do generally believe the data to be reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including, but not limited to, the possibility that we may fail to preserve our expertise in consumer product development; that existing and potential distribution partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable maintain profitability; that we may be unable to attract and retain key personnel; or that we may not be able to effectively manage, or to increase, our relationships with customers; and that we may have unexpected increases in costs and expenses. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our combined financial statements and the related notes thereto that are included elsewhere in this prospectus, before making an investment decision.

Unless the context requires otherwise, “GreenBox,” the “Company,” “we,” “us,” and “our,” refer to GreenBox POS and its subsidiaries.

Our Business

GreenBox POS is a technology company formed with the intent of developing, marketing and selling innovative blockchain-based payment solutions, which we believe will cause favorable disruption in the payment solutions marketplace. Our core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. Our proprietary, blockchain-based ecosystem is designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

Financing Transaction Related to the Offering

The Equity Line

On May 11, 2020 (the “Execution Date”), the Company entered into an Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Triton Funds LP (“Selling Stockholder”), dated as of May 11, 2020, pursuant to which, upon the terms and subject to the conditions thereof, the Selling Stockholder is committed to purchase shares of the Company’s Common Stock (the “Purchase Shares”) at an aggregate price of up to $500,000 (the “Maximum Commitment Amount”) over the course of the commitment period (the “Equity Line”).

Pursuant to the terms of the Common Stock Purchase Agreement, the commitment period will commence upon the effective date of the Common Stock Purchase Agreement and will end on the earlier of (i) the date on which the Selling Stockholder has purchased Common Stock from us pursuant to the Common Stock Purchase Agreement (“Purchase Shares”) equal to the Maximum Commitment Amount and (ii) December 31, 2020.

Subject to the terms and conditions set forth in the Common Stock Purchase Agreement, the Company is obligated to sell to the Selling Stockholder, and the Selling Stockholder is obligated to purchase from the Company, a number of Shares having an aggregate purchase price of $500,000. From time to time over the term of the Common Stock Purchase Agreement, commencing on the date on which a registration statement registering the Purchase Shares (the “Registration Statement”) becomes effective, subject to the limitations discussed below and contained in the Common Stock Purchase Agreement, the Company is obligated to provide the Selling Stockholder with a purchase notice (each a “Purchase Notice”) to purchase a specified number of the Purchase Shares (each a “Purchase Amount Requested”).

On the third business day (“Closing Date”) following notification by the Selling Stockholder that the Purchase Shares have been received in its custodial account following the delivery of a Purchase Notice to the Selling stockholder, the Selling Stockholder will deliver the Purchase Amount to the Company via wire transfer (“Closing”). The actual amount of proceeds the Company receives pursuant to each Purchase Notice (each, the “Purchase Amount”) is to be determined by multiplying the Purchase Amount Requested by the applicable purchase price as determined on the Closing Date. The purchase price for each of the Purchase Shares equals  price of the Common Stock during the five (5) trading days immediately prior to the Closing Date.

In order to deliver a Purchase Notice, certain conditions set forth in the Common Stock Purchase Agreement must be met, as provided therein. Under the terms of the Common Stock Purchase Agreement, the Company may not deliver a Purchase Notice to the Selling Stockholder until the Closing pursuant to any prior Purchase Notice has been completed. In addition, the Selling Stockholder is not entitled to purchase that number of Shares, which when added to the sum of the number of shares of Common Stock beneficially owned by the Selling Stockholder, would exceed 4.99% of the number of shares of Common Stock outstanding on the Closing.

Registration Rights Agreement

On May 11, 2020, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Selling Stockholder pursuant to which the Company is obligated to file the Registration Statement to register the resale of the Purchase Shares. Pursuant to the Registration Rights Agreement, the Company must (i) file the Registration Statement within 30 calendar days from the Execution Date, (ii) use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, within thirty (30) calendar days, but no more than ninety (90) calendar days after the Company has filed the Registration Statement, and (iii) use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all of the Purchase Shares have been sold thereunder or the Selling Stockholder has no obligation to acquire any additional shares of Common Stock under the Common Stock Purchase agreement.

Corporate Information

Our principal executive offices are located at 8880 Rio San Diego Drive, Suite 102, San Diego, CA 92108. Our telephone number is (619) 631-8261 . The address of our website www.greenboxpos.com. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

SUMMARY OF THE OFFERING

Common stock offered by the Selling Shareholders	Up to 7,500,000 shares of Common Stock

Selling Shareholder	Triton Funds, LP

Offering prices	The shares offered by this prospectus may be offered and sold at prevailing market prices or such other prices as the Selling Shareholder may determine.

Securities Offered by the Selling Stockholder	Up to 7,500,000 shares of Common Stock

Common stock outstanding before this offering	181,050,238 shares (1)

Common stock outstanding after this offering	188,550,238 (1)

Terms of Offering	The Selling Shareholders will determine when and how they sell the shares offered in this prospectus, as described in “Plan of Distribution” beginning on page .

Use of proceeds

We will not receive any of the proceeds from the sale of the Common Stock registered hereunder. We will receive proceeds from our sales of Common Stock to the Selling Stockholder under the Equity Line. We intend to use such proceeds, if any, as set forth under “Use of Proceeds” beginning on page  .

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Market and Trading Symbol	Our shares of common stock are traded on the OTCQB under the symbol “GRBX

(1) As of October 1, 2020

RISK FACTORS

An investment in our common stock involves a high degree of risk. Investing in shares of our common stock involves risks. Before making a decision to invest in shares of our common stock, you should carefully consider the risks that are described in this section, in our most recent Annual Report on Form 10-K and in the other information that we file from time to time with the SEC that is incorporated by reference in this prospectus. You should also read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” on page of this prospectus. The risks described in the documents incorporated by reference in this prospectus are not the only ones we face. Additional risks not presently known or that we currently deem immaterial could also materially and adversely affect us. You should consult your own financial and legal advisors as to the risks entailed by an investment in shares of our common stock and the suitability of investing in our shares in light of your particular circumstances. If any of the risks contained in or incorporated by reference in this prospectus develop into actual events, our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and/or results of operations could be materially and adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Company

We have a limited operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our shareholders.

We became a public company and changed our business model in April 2018, and our current business operations has a relatively limited operating history. Despite the experience and track record of our management team in the technology industry, historical results are not indicative of, and may be substantially different than, the results we achieve in the future. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies. The results of our operations depend on several factors, including the level and volatility of interest rates, our success in attracting and retaining motivated and qualified personnel, the availability of adequate short and long-term financing, conditions in the financial markets, and general economic conditions. In addition, our future operating results and financial data may vary materially from the historical operating results and financial data as well as the pro forma operating results and financial data because of a number of factors, including costs and expenses associated with being a public company.

Our independent registered public accounting firm, in its report on our financial statements for the year ended December 31, 2019, has raised substantial doubt about our ability to continue as a going concern.

The loss of key personnel or the inability of replacements to quickly and successfully perform in their new roles could adversely affect our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chairman of the Board of Directors, Executive Vice President, Principal Financial Officer, Ben Errez, and our Director and Chief Executive Officer, Fredi Nisan. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

Our financial statements may be materially affected if our estimates prove to be inaccurate as a result of our limited experience in making critical accounting estimates.

Financial statements prepared in accordance with GAAP require the use of estimates, judgments, and assumptions that affect the reported amounts. Actual results may differ materially from these estimates under different assumptions or conditions. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required. In addition, because we have limited to no operating history and limited experience in making these estimates, judgments, and assumptions, the risk of future charges to income may be greater than if we had more experience in these areas. Any such charges could significantly harm our business, financial condition, results of operations, and the price of our securities.

We may require additional financing to sustain or grow our operations.

Our growth will be dependent on our ability to access additional equity and debt capital. Moreover, part of our business strategy may involve the use of debt financing to increase potential revenues. Our inability in the future to obtain additional equity capital or a corporate credit facility on attractive terms, or at all, could adversely impact our ability to execute our business strategy, which could adversely affect our growth prospects and future shareholder returns.

If we fail to manage our growth, our business and operating results could be harmed.

As we seek to advance our produce offering, we will need to expand our development, marketing, and sales capabilities or contract with third parties to provide these capabilities for us. We anticipate that a period of significant expansion will be required to address potential growth and to handle licensing of additional product categories. This expansion will place a significant strain on our management, operational, and financial resources. To manage the expected growth of our operations and personnel, we must establish appropriate and scalable operational and financial systems, procedures, and controls and establish a qualified finance, administrative, and operations staff. As a public company, we will have to implement internal controls to comply with government-mandated regulations. Our management may be unable to hire, train, retain, motivate, and manage the necessary personnel or to identify, manage, and exploit potential strategic relationships and market opportunities. Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations, and financial condition.

We may not realize the anticipated benefits of acquisitions or investments in joint ventures, or those benefits may be delayed or reduced in their realization.

Acquisitions and investments have been a component of our growth and the development of our business, and that is likely to continue in the future. Acquisitions can broaden and diversify our brand holdings and product concepts, and allow us to build additional capabilities and competencies around our brands. In reviewing potential acquisitions or investments, we target brands, assets or companies that we believe offer attractive products or offerings, the ability for us to leverage our offerings, opportunities to drive our brands, competencies, or other synergies.

The combination of two independent businesses is a complex, costly, and time-consuming process that will require significant management attention and resources. The integration process may disrupt the businesses and, if implemented ineffectively, would limit the expected benefits of the acquisition. The failure to meet the challenges involved in integrating businesses and realizing the anticipated benefits could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations. The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. The difficulties of combining the operations of the companies include, among others:

●	the diversion of management’s attention to integration matters;
●	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combination;
●	difficulties in the integration of operations and systems; and
●	conforming standards, controls, procedures, accounting and other policies, business cultures, and compensation structures between the two companies.

We cannot be certain that the products and offerings of companies we may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any such acquired companies or investments will allow us to more effectively market our products, develop our competencies or to grow our business. In some cases, we expect that the integration of the companies that we may acquire into our operations will create production, marketing and other operating, revenue or cost synergies which will produce greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, we cannot be certain that these synergies, efficiencies and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, we may acquire or invest in companies that we believe have strong and creative management, in which case we may plan to operate them more autonomously rather than fully integrating them into our operations. We cannot be certain that the key talented individuals at these companies would continue to work for us after the acquisition or that they would develop popular and profitable products, entertainment or services in the future. We cannot guarantee that any acquisition or investment we may make will be successful or beneficial, and acquisitions can consume significant amounts of management attention and other resources, which may negatively impact other aspects of our business.

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market and meet customer demands before they begin to lose interest in a given product. There is no guarantee that we will be able to develop and source our products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands. Unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, and manufacturing delays or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated. They may also reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

We have debt financing arrangements, which could have a material adverse effect on our financial health and our ability to obtain financing in the future and may impair our ability to react quickly to changes in our business.

Our exposure to debt financing could limit our ability to satisfy our obligations, limit our ability to operate our business, and impair our competitive position. For example, it could:

●	increase our vulnerability to adverse economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings are at variable rates of interest;

●	require us to dedicate future cash flows to the repayment of debt, thereby reducing the availability of cash to fund working capital, capital expenditures or other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry; and

●	limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants contained in our debt agreements.

We may also incur additional indebtedness in the future, which could materially increase the impact of these risks on our financial condition and results of operations.

Our ability to repay our debt depends on many factors beyond our control. If we elect to raise equity capital in the future, our current shareholders could be subjected to significant dilution. If we are unable to raise capital in the future, we may seek other avenues to fund the business, including sale/leaseback arrangements or seeking to sell assets of all, or a portion of, our operations.

Payments on our debt will depend on our ability to generate cash or secure additional financing in the future. This ability, to an extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond our control. If our business does not generate sufficient cash flow from operations and sufficient future financing is not available to us, we may not be able to repay our debt, operate our business or fund our other liquidity needs. If we cannot meet or refinance our obligations when they become due, we may be required to attempt to raise capital, reduce expenditures, or take other actions which we may be unable to successfully complete or, even if successful, could have a material adverse effect on us. If such sources of capital are not available or not available on sufficiently favorable terms, we may seek other avenues to fund the business, including sale/leaseback arrangements or seeking to sell assets of all or a portion of our operations. If we decide to raise capital in the equity markets or take other actions, our shareholders could incur significant dilution or diminished valuations, or if we are unable to raise capital, our ability to effectively operate our business could be impaired. In addition, if we are successful in raising capital in the equity markets to repay our indebtedness or for any other purpose in the future, our shareholders could incur significant dilution.

 Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results:

●	the announcement or introduction of new products by our competitors;

●	our ability to upgrade and develop our systems and infrastructure to accommodate growth;

●	our ability to attract and retain key personnel in a timely and cost-effective manner;

●	technical difficulties;

●	the amount and timing of operating costs and capital expenditures relating to the expansion of our business, operations, and infrastructure;

●	our ability to identify and enter into relationships with appropriate and qualified third-party providers for necessary development and manufacturing services;

●	regulation by federal, state, or local governments;

●	general economic conditions, as well as economic conditions specific to the entertainment, theme park, party items, arts and crafts, and packaging industries; and

●

Various risks related to health epidemics, pandemics and similar outbreaks, such as the coronavirus disease 2019 (“COVID-19”) pandemic, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service, or marketing that could have a material and adverse effect on our business, results of operations, and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

Low demand for new products and the inability to develop and introduce new products at favorable margins could adversely impact the Company’s performance and prospects for future growth.

The Company’s competitive advantage is due in part to its ability to develop and introduce new products in a timely manner at favorable margins. The uncertainties associated with developing and introducing new products, such as market demand and costs of development and production, may impede the successful development and introduction of new products on a consistent basis. Introduction of new technology may result in higher costs to the Company than that of the technology replaced. That increase in costs, which may continue indefinitely or until increased demand and greater availability in the sources of the new technology drive down its cost, could adversely affect the Company’s results of operations. Market acceptance of the new products introduced in recent years and scheduled for introduction in future years may not meet sales expectations due to various factors, such as the failure to accurately predict market demand, end-user preferences, evolving industry standards, or the emergence of new or disruptive technologies. Moreover, the ultimate success and profitability of the new products may depend on the Company’s ability to resolve technical and technological challenges in a timely and cost-effective manner, and to achieve manufacturing efficiencies. The Company’s investments in productive capacity and commitments to fund advertising and product promotions in connection with these new products could erode profits if those expectations are not met.

We are increasingly dependent on information technology, and potential cyberattacks, security problems, or other disruption and expanding social media vehicles present new risks.

We rely on information technology networks and systems, including the internet, to process, transmit, and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, billing, and operating data. We may purchase some of our information technology from vendors, on whom our systems will depend, and we rely on commercially available systems, software, tools, and monitoring to provide security for processing, transmission, and storage of confidential operator and other customer information. We depend upon the secure transmission of this information over public networks. Our networks and storage applications could be subject to unauthorized access by hackers or others through cyberattacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means, or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it will be difficult to anticipate or immediately detect such incidents and the damage they cause. Any significant breakdown, invasion, destruction, interruption, or leakage of information from our systems could harm our reputation and business.

In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us on any social networking website could damage our or our brands’ reputations. Employees or others might disclose non-public sensitive information relating to our business through external media channels, including through the use of social media. The continuing evolution of social media will present us with new challenges and risks.

Changes in laws or regulations governing our operations, changes in the interpretation thereof or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow, or financial condition, impose additional costs on us, or otherwise adversely affect our business.

We are subject to regulation by laws and regulations at the local, state, and federal levels. These laws and regulations, as well as their interpretation, may change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations and any failure by us to comply with these laws or regulations, could require changes to certain of our business practices, negatively impact our operations, cash flow or financial condition, impose additional costs on us, or otherwise adversely affect our business.

We could face substantial competition, which could reduce our market share and negatively impact our net revenue.

There are a number of companies that manufacture and distribute products similar to ours. Many of our anticipated competitors are significantly larger than we are and have considerably greater financial, technical, marketing, and other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition, and results of operations.

If we fail to protect our intellectual property rights, competitors may be able to use our technology, which could weaken our competitive position, reduce our net revenue, and increase our costs.

Our long-term success will depend to some degree on our ability to protect the proprietary technology that we have developed or may develop or acquire in the future. Patent applications can take many years to issue, and we can provide no assurance that any such patents would be issued. If we are denied any or all of these patents, we may not be able to successfully prevent our competitors from imitating our products or using some or all of the processes that are the subject of such patent applications. Such imitation may lead to increased competition within the finite market for products such as ours. Even if our pending patents were to be issued, our intellectual property rights may not be sufficiently comprehensive to prevent our competitors from developing similar competitive products. Although we may aggressively pursue anyone whom we reasonably believe is infringing upon our intellectual property rights, initiating and maintaining suits against third parties that may infringe upon our intellectual property rights will require substantial financial resources, especially given our lack of patent registrations and applications. We may not have the financial resources to bring such suits, and if we do bring such suits, we may not prevail. Regardless of our success in any such actions, we could incur significant expenses in connection with such suits.

Third-party claims of infringement against us could adversely affect our ability to market our products and require us to redesign our products or seek licenses from third parties.

We are susceptible to intellectual property lawsuits that could cause us to incur substantial costs, pay substantial damages, or prohibit us from distributing our products. Whether a product infringes a patent involves complex legal and factual issues, the determination of which is often uncertain. In addition, because patent applications can take many years to issue, there may be applications now pending of which we are unaware, which later may result in issued patents that our products may infringe. If any of our products infringe a valid patent, we could be prevented from distributing that product unless and until we can obtain a license or redesign it to avoid infringement. A license may not be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign the product to avoid any infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and we may not have the financial and human resources to defend ourselves against any infringement suits that may be brought against us.

Defects in our products could reduce our revenue, increase our costs, burden our engineering, and marketing resources, involve us in litigation and adversely affect us.

Our success will depend on our ability to avoid, detect, and correct defects in our products. We may not be able to maintain products that are free from defects. Although we have taken steps to prevent defects, our products could suffer such defects. The occurrence of such defects or malfunctions could result in physical harm to the patrons of our customers and the subsequent termination of agreements, cancellation of orders, product returns, and diversion of our resources. Even if our customers do not suffer financial losses, customers may replace our products if they do not perform according to expectations. Any of these occurrences could also result in the loss of or delay in market acceptance of our products and/or loss of sales. In addition, the occurrence of defects in our products may give rise to claims for lost revenues and related litigation by our customers and may subject us to investigation or other disciplinary action by regulatory authorities that could include suspension or revocation of our ability to do business in certain jurisdictions.

We face risks related to Novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

Transactional fees may decrease demand for bitcoin and blockchain and prevent expansion.

As the number of bitcoin awarded for solving a block in a blockchain decreases, the incentive for miners to continue to contribute to the bitcoin network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for bitcoin and prevent the expansion of the bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of bitcoin that could adversely impact an investment in our securities.

In order to incentivize miners to continue to contribute power, space, or another resource to certain cryptocurrency networks, the network may either formally or informally transition from a set reward to transaction fees earned upon solving a block. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of a transaction fee. If transaction fees paid for cryptocurrency transactions become too high, the marketplace may be reluctant to accept that cryptocurrency as a means of payment and existing users may be motivated to switch from that cryptocurrency to another cryptocurrency or to fiat currency. Decreased use and demand for a particular cryptocurrency may adversely affect its value and result in a reduction in the price of that cryptocurrency and the value of our securities.

It may be illegal now, or in the future, to participate in blockchains or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.

Although currently cryptocurrencies and blockchain-based solutions generally are not regulated or are lightly regulated in most countries, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or other alternatives.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect us and our exposure to various blockchain technologies and prevent us from realizing the anticipated profits from our investments. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations.

Risks Associated with an Investment in our Common Stock

Our executive officers, directors, and principal shareholders maintain the ability to control substantially all matters submitted to shareholders for approval.

As of October 1, 2020, our executive officers, directors, and shareholders who owned more than 5% of our outstanding common stock, in the aggregate, beneficially own 141,735,244 shares of common stock representing approximately 78.1% of our outstanding capital stock. As a result, if these shareholders were to choose to act together, they would be able to control substantially all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of us on terms that other shareholders may desire.

The market price of our shares may fluctuate significantly.

The capital and credit markets have recently experienced a period of extreme volatility and disruption. The market price and liquidity of the market for shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. Some of the factors that could negatively affect the market price of our shares include:

●	our actual or projected operating results, financial condition, cash flows, and liquidity, or changes in business strategy or prospects;

●	equity issuances by us, or share resales by our shareholders, or the perception that such issuances or resales may occur;

●	loss of a major funding source;

●	actual or anticipated accounting problems;

●	publication of research reports about us, or the industries in which we operate;

●	changes in market valuations of similar companies;

●	adverse market reaction to any indebtedness we incur in the future;

●	speculation in the press or investment community;

●	price and volume fluctuations in the overall stock market from time to time;

●	general market and economic conditions, trends including inflationary concerns, and the current state of the credit and capital markets;

●	significant volatility in the market price and trading volume of securities of companies in our sector, which are not necessarily related to the operating performance of these companies;

●	changes in law, regulatory policies or tax guidelines, or interpretations thereof;

●	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

●	operating performance of companies comparable to us;

●	short-selling pressure with respect to shares of our shares generally;

●	uncertainty surrounding the strength of the United States economic recovery; and

●	concerns regarding the United Kingdom’s exit from the European Union.

As noted above, market factors unrelated to our performance could also negatively impact the market price of our shares. One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and conditions in the capital markets can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities increase.

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

 If we fail to comply with the rules and regulations under the Sarbanes-Oxley Act, our operating results, our ability to operate our business and investors’ views of us may be harmed.

Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. As of December 31, 2019, the Company’s Principal Executive Officer and Principal Financial and Accounting Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures were not effective to provide reasonable assurance that information that it is required to disclose in reports that the Company files with the SEC is recorded, processed, summarized, and reported within the time periods specified by the Exchange Act rules and regulations. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, our efforts to comply with the rules and regulations under the Sarbanes-Oxley or new or changed laws, regulations, and standards may differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice. Regulatory authorities may investigate transactions disclosed in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and if legal proceedings are initiated against us, it may harm our business.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We currently intend to retain all of our future earnings to finance the growth and development of our business, and therefore, we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that our board of directors will continue to conclude, that it is in the best interests of the Company and its shareholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price, and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no or too few securities or industry analysts commence coverage of us, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risk Related to this Offering

The issuance of a large number of shares of our common stock could significantly dilute existing stockholders and negatively impact the market price of our common stock.

On May 11, 2020 (“Execution Date”), the Company entered into an Common Stock Purchase Agreement, dated as of May 11, 2020, with Triton Funds LP, a Delaware limited partnership (“Selling Stockholder”) providing that, upon the terms and subject to the conditions thereof, Selling Stockholder is committed to purchase, on an unconditional basis, shares of common stock (“Purchase Shares”) at an aggregate price of up to $500,000 over the course of its term. Pursuant to the terms of the Common Stock Purchase Agreement, the purchase price for each of the Purchase Shares equals the lowest price of the Common Stock during the five (5) trading days immediately prior to the date of closing associated with the applicable purchase notice (“Purchase Notice”). As a result, if we sell shares of common stock under the Common Stock Purchase Agreement, we will be issuing common stock at below market prices, which could cause the market price of our common stock to decline, and if such issuances are significant in number, the amount of the decline in our market price could also be significant. In general, we are unlikely to sell shares of common stock under the Common Stock Purchase Agreement at a time when the additional dilution to stockholders would be substantial unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances could have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

The Selling Stockholder may sell a large number of shares, resulting in substantial diminution to the value of shares held by existing stockholders.

Pursuant to the Common Stock Purchase Agreement, we are prohibited from delivering a Purchase Notice to the Selling Stockholder to the extent that the issuance of shares would cause the Selling Stockholder to beneficially own more than 4.99% of our then-outstanding shares of common stock. These restrictions however, do not prevent the Selling Stockholder from selling shares of common stock received in connection with the Equity Line and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 4.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, existing stockholders and new investors could experience substantial diminution in the value of their shares of common stock. Additionally, we do not have the right to control the timing and amount of any sales by the Selling Stockholder of the shares issued under the Equity Line.

The trading price of our common stock could be volatile.

The trading price of our common stock may be volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business and operations. If the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management, which could materially adversely affect our assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, long-term performance goals, prospects, and results of operations.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder in this Offering. The proceeds from the sales will belong to the Selling Stockholder. However, we will receive proceeds from the sale of the Purchase Shares to the Selling Stockholder pursuant to the Common Stock Purchase Agreement.

We intend to use the proceeds that we may receive from the sale of Purchase Shares for general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the Purchase Shares.

We cannot provide any assurance that we will be able to draw down any or all of the Maximum Commitment Amount, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

DIVIDEND POLICY

We have not historically declared dividends on our common stock, and we do not currently intend to pay dividends on our common stock. The declaration, amount, and payment of any future dividends on shares of our common stock, if any, will be at the sole discretion of our board of directors, out of funds legally available for dividends. As a Nevada corporation, we are not permitted to pay dividends if, after giving effect to such payment, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts needed to satisfy any preferential rights if we were dissolving.

Our ability to pay dividends to our shareholders in the future will depend upon our liquidity and capital requirements, as well as our earnings and financial condition, the general economic climate, contractual restrictions, our ability to service any equity or debt obligations senior to our common stock, and other factors deemed relevant by our board of directors.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock are covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock, by negotiations between the Selling Shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently quoted for trading on OTCQB under the symbol “GRBX.”

Holders

As of October 1, 2020, there were 181,050,238 shares of Common Stock outstanding held by approximately 163 holders of record (not including an indeterminate number of beneficial holders of stock held in street name). As of October 1, 2020, there were 0 shares of our Preferred Stock outstanding.

Warrants

There were no warrants issued nor outstanding as of December 31, 2019.

Dividends

There have been no cash dividends declared on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Dividends are declared at the sole discretion of our Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

The Board of Directors approved the 2020 Incentive and Non-statutory Stock Option Plan, or the Plan. Under the Plan, 10,000,000 shares of the Common Stock were reserved and authorized to be issued. There are 10,000,000 shares of Common Stock remaining to be issued.

Transfer Agent

VStock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598, (212) 828-8436.

PLAN OF DISTRIBUTION

The Selling Stockholder, including any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Common Stock Purchase Agreement on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlements of short sales;

●	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by Triton Funds LP (the “Selling Stockholder”) named in the table below of any or all of the Common Stock that has been or may be issued by us to the Selling Stockholder under the Common Stock Purchase Agreement. For additional information regarding the transaction relating to the issuance of Common Stock covered by this Prospectus, see “Management’s Discussion and Analysis of Results of Operation and Financial Condition – Liquidity and Capital Resources – Common Stock Purchase Agreement and Registration Rights Agreement” above. We are registering the Common Stock pursuant to the provisions of the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the Common Stock that it may offer from time to time under the Common Stock Purchase Agreement under this Prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of March 24, 2020. As used in this Prospectus, the term “Selling Stockholder” includes the Selling Stockholder, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from the Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Common Stock to be Offered Pursuant to this Prospectus” represents all of the Common Stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Common Stock with respect to which the Selling Stockholder has voting and investment power. With respect to the Equity Line with the Selling Stockholder, because the purchase price of the Common Stock issuable under the Common Stock Purchase Agreement is determined on each settlement date, the number of shares that may actually be sold by us under the Common Stock Purchase Agreement may be fewer than the number of shares being offered by this Prospectus. The fourth column assumes that none of the shares offered by the Selling Stockholder pursuant to this Prospectus are sold.

	Number of Common Stock Owned Prior to Offering		Maximum Number of Common Stock to be Offered Pursuant to this Prospectus	Number of Common Stock owned after Offering
Name of Selling Stockholder	Number	Percent		Number (1)	Percent

Triton Funds LP (2)	100,000	*	7,500,000	7,600,000	3.97

 *Less than 1%

(1) Assumes that none of the shares being offered pursuant to this Prospectus are sold.

(2) The Selling Stockholder’s principal business is that of an equity fund. We have been advised that the Selling Stockholder is not an independent broker-dealer, and that neither the Selling Stockholder nor any of its affiliates is an affiliate or an associated person of any independent broker-dealer. We have been further advised that Ashkan Mapar of the Selling Stockholder, has sole voting and dispositive powers with respect to the Common Stock being registered for sale by the Selling Stockholder.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations for the three and six months ended June 30, 2020 and 2019 and years ended December 31, 2019 and 2018 should be read in conjunction with the information included under “Business,” “Selected Consolidated Financial Data” and our consolidated financial statements and the accompanying notes included elsewhere in this registration statement. The discussion and analysis below are based on comparisons between our historical financial data for different periods and include certain forward-looking statements about our business, operations and financial performance. These forward-looking statements are subject to risks, uncertainties, assumptions and other factors described in “Risk Factors.” Our actual results may differ materially from those expressed in, or implied by, those forward-looking statements. See “Special Note Regarding Forward-Looking Statements.”

Organization

GreenBox POS (the “Company” or “PubCo”) is a tech company formed with the intent of developing, marketing and selling innovative blockchain-based payment solutions, which the Company believes will cause favorable disruption in the payment solutions marketplace. The Company’s core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. The Company’s proprietary, blockchain-based systems are designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

The Company was formerly known as GreenBox POS, Inc (“ASAP”), which was incorporated April 10, 2007 under the laws of the State of Nevada. On January 4, 2020, PubCo and GreenBox POS LLC, a Washington limited liability company (“PrivCo”), entered into an Asset Purchase Agreement (the “Agreement”), to memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and among PubCo (the buyer) and PrivCo, which was formed on August 10, 2017 (the seller). On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, and bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, PubCo assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business (collectively, the “GreenBox Acquisition”).

For accounting and reporting purposes, PubCo deemed the GreenBox Acquisition a “Reverse Acquisition” with PrivCo designated the “accounting acquirer” and PubCo designated the “accounting acquiree.”

Name Change

On May 3, 2018, PubCo formally changed its name to GreenBox POS LLC, then subsequently changed its name to GreenBox POS on December 13, 2018. Unless the context otherwise requires, all references to “the Company,” “we,” “our”, “us” and “PubCo” refer to GreenBox POS. Unless the context otherwise requires, all references to “PrivCo” or the “Private Company” refer to GreenBox POS LLC, a limited liability company, formed in the state of Washington.

Management Discussion and Analysis

This MD&A section was prepared by the management of GreenBox POS (OTC: GRBX) (“GreenBox”, “GRBX”, the “Company”), in conjunction with the discussion of the financial activity disclosed from the perspectives of on-going Q3/20 and plans and projections for the remainder of 2020.

Q1/20 signified the return of operations in full scale for the Company. In Q4/2019 and Q1/2020, the Company continued to invest in research and development, improving its acquiring platform and enabling safer, faster and significantly more scalable services. These technology improvements allow for major new capabilities, including Real Time Payments (RTP), a very sought-after payment feature. This change also reduces the Company COGS. Although the Company saw a decrease in operations in Q4/2019, and was essentially flat for Q1/2020, the improved platform is performing better than its predecessor platform and increase total volumes while increasing profit margins and operating sustainability is observed and expected to persist through 2020. The Company returned to ramping up commercial large-scale operations, on-boarding large number of clients, and increasing the Company operational bandwidth to accommodate the needs of its clients.

Q2/20 also symbolizes the transition into large scale operations with increased capacity of the payment processing platform, and with the addition of two new platforms, Crypto payouts and FOREX, allowing the Company to expand licensed operations in Europe and beyond. It is anticipated that European operation will match and could exceed USA operational volume for the Company. While the COVID-19 virus impacted the rate of increase in operational figures we observed in Q2/2020, Q3/2020 figures through August, 12, 2020 are as expected, and the projections for the rest of the year remains unchanged.

In order to process the targeted Annual Transactional Processing Volume (“ATPV”) goal of $1B, the Company must be able to process close to $90M/month, or $3M/day, in a consistent fashion. The Company needed to invest further in its core technologies to reach this capacity, a task it believe it has now completed. The Company believes it now has the required bandwidth and technical capabilities to achieve this goal. The Company projects it will process transactions in volumes greater than $1M/day within Q3/2020 and will ramp up the targeted Average Daily Volumes in Q4/2020. We believe the current operational bandwidth for the Company is virtually unlimited. COVID-19 will push the ATPV forward, likely by a quarter or two, but the projected figures for daily processing are still anticipated to materialize during 2020. These projections are contingent on projected execution figures on opportunities made available to the company in the USA, Canada, and Europe.

The Company owns all the IP rights for operations in its space: tokenizer, gateway, ledger manager and blockchain substrate. Other, supporting patents, such as fraud proofing, on-boarding accelerators, and an all new blockchain implementation, are pending.

With the visibility into the Company’s operation management has in Q3/2020 the Company plans on uplisting to a senior exchange within the next 18 months and, at this time, the Company does not plan on an artificial stock price increase, such as due to a reverse split. The current plan is to grow the Company organically to the size and value required by the exchange.

The ATPV and other major performance indicators remain sensitive to regulatory changes and global and national economic trends. These will impact and influence the Company’s product line, its potential mergers and acquisitions targets, its joint ventures and the Company’s technology emphasis.

RESULTS OF OPERATIONS

Three Months Ended June 30, 2020 (Unaudited) Compared to Three Months Ended June 30, 2019 (Unaudited):

	Three Months Ended June 30,
	2020		2019		Changes
		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	%

Revenue	$2,292,859	100.0%	$3,309,747	100.0%	$(1,016,888)	-30.7%
Cost of revenue	1,411,683	61.6%	3,042,022	91.9%	(1,630,339)	-53.6%
Gross profit	881,176	38.4%	267,725	8.1%	613,451	229.1%

Operating expenses:
Advertising and marketing	15,384	0.7%	12,603	0.4%	2,781	22.1%
Research and development	267,686	11.7%	600,264	18.1%	(332,578)	-55.4%
Payroll and payroll taxes	428,758	18.7%	309,719	9.4%	119,039	38.4%
Professional fees	293,622	12.8%	127,473	3.9%	166,149	130.3%
General and administrative	113,653	5.0%	119,699	3.6%	(6,046)	-5.1%
Depreciation and amortization	5,716	0.2%	3,615	0.1%	2,101	58.1%
Total operating expenses	1,124,819	49.1%	1,173,373	35.5%	(48,554)	-4.1%

Loss from operations	(243,643)	-10.6%	(905,648)	-27.4%	662,005	-73.1%

Other Income (Expense):
Interest expense	(30,659)	-1.3%	(24,738)	-0.7%	(5,921)	23.9%
Interest expense - debt discount	(8,342)	-0.4%	-	0.0%	(8,342)	n/a
Derivative expense	(4,373)	-0.2%	-	0.0%	(4,373)	n/a
Changes in fair value of derivative liability	2,619,250	114.2%	(412,158)	-12.5%	3,031,408	-735.5%
Gain from extinguishment of convertible debt	2,612,246	113.9%	-	0.0%	2,612,246	#DIV/0!
Other income or expense	(2,177)	-0.1%	-	0.0%	(2,177)	n/a
Total other income (expense)	5,185,945	226.2%	(436,896)	-13.2%	5,622,841	-1287.0%

Loss before provision for income taxes	4,942,302	215.6%	(1,342,544)	-40.6%	6,284,846	-468.1%

Provision for income taxes	-	0.0%	-	0.0%	-	0.0%

Net loss	$4,942,302	215.6%	$(1,342,544)	-40.6%	$6,284,846	-468.1%

Revenue

Revenue decreased by $1,016,888 or 30.7%, to $2,292,859 in the second quarter of fiscal 2020 from $3,309,747 in the second quarter last year. The change in net sales reflected the following: Q2 revenues are a reflection of ramp up to operations following the upgrade and rerelease of the Company’s processing platform and the release of the two new platforms, Crypto payouts platform and FOREX platform. In Q1/20, operations slowed significantly due to the processing platform limitations. As such, Q/20 is better compared to Q1/19 in terms of operations following a product launch, as Q1/2019 followed the release and launch of the first generation of the GreenBox technology commercially.

Cost of Revenue

Cost of revenue decreased by $1,630,339, or 53.6%, to $1,411,683 in the second quarter of fiscal 2020 from $3,042,022 in the second quarter last year. Payment processing consists of various processing fees paid to Gateways, as well as commission payments to the Independent Sales Organizations (“ISO”) responsible for establishing and maintaining merchant relationships, from which the processing transactions ensue. Most orders are delivered directly to the customer, without any handling, storage or processing by us. Q2/20 shows a reduction in COR as a result of increased processing efficiency and decreased cost to scale.

Operating Expenses

Operating expenses decreased by $48,554, or 4.1%, to $1,124,819 in the second quarter of fiscal 2020 from $1,173,373 in the second quarter last year. The decrease was primarily due to decease in research and development of $332,578 and off-set by increase in payroll and professional fees.

Non-Operating Expenses

We incurred interest expense related to various debt in the amount of $30,659 and $24,738 for the three months ended June 30, 2020 and 2019, respectively. We incurred a gain from changes in fair value of derivative liability of $2,612,246 for the three months ended June 30, 2020 and derivative expense of $634,766 for the three months ended June 30, 2019. We incurred gain from extinguishment of convertible debt of $2,612,246 for the three months ended June 30, 2020.

Six Months Ended June 30, 2020 (Unaudited) Compared to Six Months Ended June 30, 2019 (Unaudited):

	Six Months Ended June 30,
	2020		2019		Changes
		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	%

Revenue	$2,480,064	100.0%	$4,277,745	100.0%	$(1,797,681)	-42.0%
Cost of revenue	1,658,988	72.4%	3,768,355	88.1%	(2,109,367)	-56.0%
Gross profit	821,076	35.8%	509,390	11.9%	311,686	61.2%

Operating expenses:
Advertising and marketing	27,269	1.2%	25,609	0.6%	1,660	6.5%
Research and development	554,234	24.2%	704,186	16.5%	(149,952)	-21.3%
Payroll and payroll taxes	842,958	36.8%	547,047	12.8%	295,911	54.1%
Professional fees	507,593	22.1%	307,018	7.2%	200,575	65.3%
General and administrative	246,422	10.7%	199,252	4.7%	47,170	23.7%
Depreciation and amortization	11,092	0.5%	6,455	0.2%	4,637	71.8%
Total operating expenses	2,189,568	95.5%	1,789,567	41.8%	400,001	22.4%

Loss from operations	(1,368,492)	-59.7%	(1,280,177)	-29.9%	(88,315)	6.9%

Other Income (Expense):
Interest expense	(319,249)	-13.9%	(174,953)	-4.1%	(144,296)	82.5%
Interest expense - debt discount	(38,418)	-1.7%	(188,273)	-4.4%	149,855	-79.6%
Derivative expense	(4,373)	-0.2%	(634,766)	-14.8%	630,393	-99.3%
Changes in fair value of derivative liability	(1,203,135)	-52.5%	(365,370)	-8.5%	(837,765)	229.3%
Gain from extinguishment of convertible debt	2,630,795	114.7%	-	0.0%	2,630,795	#DIV/0!
Other income or expense	3,334	0.1%	-	0.0%	3,334	n/a
Total other income (expense)	1,068,954	46.6%	(1,363,362)	-31.9%	2,432,316	-178.4%

Loss before provision for income taxes	(299,538)	-13.1%	(2,643,539)	-61.8%	2,344,001	-88.7%

Provision for income taxes	-	0.0%	-	0.0%	-	0.0%

Net loss	$(299,538)	-13.1%	$(2,643,539)	-61.8%	$2,344,001	-88.7%

Revenue

Revenue decreased by $1,797,681 or 42.0%, to $2,480,064 in the six months ended June 30, 2020 from $4,277,745 in the six months ended June 30, 2019. The change in net sales reflected the following: Q2 revenues area reflection of ramp up to operations following the upgrade and rerelease of the Company’s processing platform and the release of the two new platforms, Crypto payouts platform and FOREX platform. In Q1/20, operations slowed significantly due to the processing platform limitations. As such, Q/20 is better compared to Q1/19 in terms of operations following a product launch, as Q1/2019 followed the release and launch of the first generation of the GreenBox technology commercially.

Cost of Revenue

Cost of revenue decreased by $2,109,367, or 56.0%, to $1,658,988 in the six months ended June 30, 2020 from $3,768,355 in the six months ended June 30, 2019. Payment processing consists of various processing fees paid to Gateways, as well as commission payments to the ISOs responsible for establishing and maintaining merchant relationships, from which the processing transactions ensue. Most orders are delivered directly to the customer, without any handling, storage or processing by us. Q2/20 shows a reduction in COR as a result of increased processing efficiency and decreased cost to scale.

Operating Expenses

Operating expenses increased by $40,001, or 22.4%, to $2,189,568 in the six months ended June 30, 2020 from $1,789,567 in the six months ended June 30, 2019. The increase was due to increase in payroll and professional fees.

Non-Operating Expenses

We incurred interest expense related to various debt in the amount of $319,249 and $174,953 for the six months ended June 30, 2020 and 2019, respectively. We incurred a loss from changes in fair value of derivative liability of $1,203,135 for the six months ended June 30, 2020 and derivative expense of $634,766 for the six months ended June 30, 2019. We incurred gain from extinguishment of convertible debt of $2,630,795 for the three months ended June 30, 2020.

LIQUIDITY AND CAPITAL RESOURCES

Our principal liquidity requirements are for working capital and capital expenditures. We fund our liquidity requirements primarily through cash on hand, cash flows from operations and borrowings from through debt. We ended March 31, 2020 with $306,479 of cash, cash equivalents, and restricted cash compared with $763,110 as of December 31, 2019.

The following table summarizes our cash flows from operating, investing and financing activities:

	Six Months Ended June 30,
	2020	2019

Net cash provided by (used in) operating activities	$467,960	$1,841,605
Net cash provided by (used in) investing activities	(10,244)	(41,634)
Net cash provided by (used in) financing activities	(523,594)	(89,000)

Net increase (decrease) in cash, cash equivalents, and restricted cash	$(65,878)	$1,710,971

Operating Activities – For the six months ended June 30, 2020 and 2019, net cash provided by operating activities was $467,960 and $1,841,605, respectively. The cash provided by operating activities was primarily due to timing of settlement of assets and liabilities.

Investing Activities – Cash used in investing activities primarily consisted of purchases of property and equipment.

Financing Activities – Net cash provided by or used in financing activities primarily consisted of payments of short-term notes payable debt for the six months ended June 30, 2020 and borrowings and payments of convertible debt for the three months ended June 30, 2019.

CRITICAL ACCOUNTING POLICIES

Our critical accounting estimates are included in our significant accounting policies as described in Note 2 of the consolidated financial statements of this Form 10-Q. Those consolidated financial statements were prepared in accordance with GAAP.  Critical accounting estimates are those that we believe are most important to the portrayal of our financial condition and results of operations. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expense. Our estimates are evaluated on an ongoing basis and drawn from historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. Actual results may differ from our estimates.  Management believes that the following accounting estimates reflect the more significant judgments and estimates we use in preparing our consolidated financial statements.

Revenue Recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes the Company’s revenue recognition policies conform to ASC 606.

The Company recognizes revenue when 1) it is realized or realizable and earned, 2) there is persuasive evidence of an arrangement, 3) delivery and performance has occurred, 4) there is a fixed or determinable sales price, and 5) collection is reasonably assured.

The Company generates revenue from payment processing services, licensing fees and equipment sales.

●

Payment processing revenue is based on a percentage of each transaction’s value and/or upon fixed amounts specified per each transaction or service and is recognized as such transactions or services are performed.

●	Licensing revenue is paid in advance and is recorded as unearned income, which is amortized monthly over the period of the licensing agreement.
●	Equipment revenue is generated from the sale of POS products, which is recognized when goods are shipped.

FISCAL YEAR ENDED DECEMBER 31, 2019 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2018

Results of Operation

	Years Ended December 31,
	2019		2018		Changes
		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	%

Net revenue	$10,002,857	100.0%	$910,808	100.0%	$9,092,049	998.2%
Cost of revenue	11,091,140	110.9%	670,539	73.6%	10,420,601	1554.1%
Gross profit	(1,088,283)	-10.9%	240,269	26.4%	(1,328,552)	-552.9%

Operating expenses:
Advertising and marketing	45,928	0.5%	166,149	18.2%	(120,221)	-72.4%
Research and development	1,255,296	12.5%	376,871	41.4%	878,425	233.1%
Cash due from gateway reserve expense	-	0.0%	-	0.0%	-	1000.0%
Payroll and payroll taxes	1,429,136	14.3%	331,894	36.4%	1,097,242	330.6%
Professional fees	1,026,556	10.3%	767,869	84.3%	258,687	33.7%
General and administrative	750,078	7.5%	302,333	33.2%	447,745	148.1%
Depreciation and amortization	16,216	0.2%	6,608	0.7%	9,608	145.4%
Total operating expenses	4,523,210	45.2%	1,951,724	214.3%	2,571,486	131.8%

Loss from operations	(5,611,493)	-56.1%	(1,711,455)	-187.9%	(3,900,038)	227.9%

Other Income (Expense):
Interest (expense) income	(604,504)	-6.0%	(106,821)	-11.7%	(497,683)	465.9%
Interest expense - debt discount	(195,201)	-2.0%	-	0.0%	(195,201)	0.0%
Derivative expense	(634,766)	-6.3%	-	0.0%	(634,766)	0.0%
Changes in fair value of derivative liability	(415,297)	-4.2%	-	0.0%	(415,297)	-100.0%
Merchant fines and penalty income	2,776,687	27.8%	-	0.0%	2,776,687	-100.0%
Asset impairment	-	0.0%	(75,000)	-8.2%	75,000	-100.0%
Total other income (expense)	926,919	9.3%	(181,821)	-20.0%	1,108,740	-609.8%

Loss before provision for income taxes	(4,684,574)	-46.8%	(1,893,276)	-207.9%	(2,791,298)	147.4%

Provision for income taxes	-	0.0%	-	0.0%	-	0.0%

Net loss	$(4,684,574)	-46.8%	$(1,893,276)	-207.9%	$(2,791,298)	147.4%

Revenue

For the year ended December 31, 2019 and 2018, we recognized revenue of $10,002,857and $910,808, respectively. Throughout 2018, we conducted numerous tests of our products and services, and began to sign up our initial customers. After a soft launch of the GreenBox Network during the last few days of June 2018, when we began processing transactions, we processed approximately $5,100,000 in completed transactions on behalf of merchants. We believe this accomplishment to be indicative of the validity of our proprietary blockchain-based systems, which are the foundation of the GreenBox Network, and indicative of our future potential.

Cost of Goods Sold

Our Cost of Goods Sold (“COGS”) for payment processing consists of various processing fees paid to Gateways, as well as commission payments to the Independent Sales Organizations (“ISO”) responsible for establishing and maintaining merchant relationships, from which the processing transactions ensue. For the year ended December 31, 2019 and 2018, our COGS associated with payment processing was $11,091,140 and $670,539, respectively, which included the absorption by us, of chargebacks, which was limited to 2018, as a promotional tool. As regards Licensing Revenue, we do not incur any direct costs of services or products, thus we did not record COGS for Licensing Revenue.

Operating Expenses

Overall, operating expenses increased during 2019 as the Company ramped up operations. For the year ended December 31, 2019 and 2018, our general and administrative expense was $10,188,241 and $1,951,724, respectively; our legal and professional expenses, most of which were outsourced, were $1,026,556 and $767,869, respectively; and our R&D expense was $1,255,296 and $376,871, respectively. We incurred $5,665,031 of cash due from gateway reserve expense for the year ended December 31, 2019 and none in the prior year.

Non-Operating Expenses

For the year ended December 31, 2019 and 2018, we recorded non-operating expenses of $1,849,768 and $181,821, respectively, of which $604,504 and $106,821, respectively, were for interest, $634,766 represented derivative expense for the year ended December 31, 2019. We also recorded $75,000 as asset impairment for the year ended December 31, 2019.

Liquidity and Capital Resources

Our working capital for the periods presented is summarized as follows:

Cash Requirements

We incurred a working capital deficit of $4,429,424 as of December 31, 2019. For December 31, 2018, our working capital was $874,980. Based on our revenues, operational expenses, cash on hand and future operational needs, we will need to continue procuring capital from external sources, which may include equity, debt or hybrid financing, in order to fund operations.

Cash Flow

The following table shows cash flows for the periods presented:

	Years Ended December 31,
	2019	2018

Net cash provided by (used in) operating activities	$(165,556)	$(1,601,851)
Net cash provided by (used in) investing activities	(49,795)	(31,254)
Net cash provided by (used in) financing activities	684,671	1,834,730

Net increase (decrease) in cash, cash equivalents, and restricted cash	$469,320	$201,625

Operating Activities

For the years ended December 31, 2019 and 2018, net cash provided by (used in) operating activities was $(165,556) and $(1,601,851), respectively, was primarily due to net loss and timing of settlement of assets and liabilities.

Investing Activities

For the years ended December 31, 2019 and 2018, net cash used in investing activities was $(49,795) and $(31,254), respectively, primarily due to cash used for purchases of property and equipment.

Financing Activities

For the years ended December 31, 2019 and 2018, net provided by financing activities was $684,671 and $1,834,730, respectively, primarily due to borrowings and repayments of convertible debt and proceeds from issuances of common stock.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in the our financial statements and the accompanying notes. The amounts of assets and liabilities reported on our balance sheet and the amounts of revenues and expenses reported for each of our fiscal periods are affected by estimates and assumptions, which are used for, but not limited to, the accounting for revenue recognition, stock based compensation and the valuation of deferred taxes. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of the financial statements:

Revenue Recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes the Company’s revenue recognition policies conform to ASC 606.

The Company recognizes revenue when 1) it is realized or realizable and earned, 2) there is persuasive evidence of an arrangement, 3) delivery and performance has occurred, 4) there is a fixed or determinable sales price, and 5) collection is reasonably assured.

The Company generates revenue from payment processing services, licensing fees and equipment sales.

●

Payment processing revenue is based on a percentage of each transaction’s value and/or upon fixed amounts specified per each transaction or service and is recognized as such transactions or services are performed.

●	Licensing revenue is paid in advance and is recorded as unearned income, which is amortized monthly over the period of the licensing agreement.
●	Equipment revenue is generated from the sale of POS products, which is recognized when goods are shipped.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Management provides a valuation allowance for significant deferred tax assets when it is more likely than not that such asset will not be recovered.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

BUSINESS

Business

GreenBox POS is a tech company formed with the intent of developing, marketing and selling innovative blockchain-based payment solutions, which we believe will cause favorable disruption in the payment solutions marketplace. Our core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. Our proprietary, blockchain-based ecosystem is designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

We’ve been awarded five provisional patents for our technology, each directly related to our core business focus. Subsequently, we filed non-provisional patent application 16/212,627 on December 6, 2018, under which we claimed the benefit of the five provisional patents.

In March 2018, we formally announced DEL, PAY, QuickCard, POS and Loopz to an international audience, during a presentation at the Israel International Innovation Expo, in Tijuana, Mexico.

a)	DEL is our Delivery App, which provides APIs to POS and PAY.

b)	PAY is our Payment App, which provides financial APIs to all our other software components.

c)	QuickCard is QuickCard Payment System, which is a comprehensive physical and virtual cash management system, including software that facilitates deposits, cash and e-wallet management.

d)	POS Solutions is our complete end-to-end Point of Sale solution, comprising both software and hardware.

e)	Loopz is Loopz Software Solution, which is a mobile delivery service operations management solution with automated dispatch functionality.

In March 2018, our QuickCard Payment System was comprised of PAY, proprietary kiosks and e-wallet management.

In June 2018, we commenced a soft launch of our system, onboarded our initial customers and began generating revenue.

In July 2018, we introduced TrustGateway, a new fraud prevention component for our QuickCard payment system.

Throughout the remainder of 2018, we continued to build, expand and improve our system, which allowed for an escalation in merchants using our system, as well as increasing revenues.

On or about October 4, 2018, we entered into a lease agreement with Hyundai Rio Vista, Inc. for our current office space at 8880 Rio San Diego Drive, Suite 102, San Diego, CA 92108.

In March and April of 2020, we added new features to our ecosystem, including RTP (Real Time Payments), same day ACH capabilities, and SEPA payments options.

In December 2019, the company received PCI (Payment Card Industry) Level 1 certificate for its technology, its security, privacy, reliability and other aspects of its payment infrastructure.

In March of 2020, we added two platforms to our technology spectrum: we are now able to complete payouts in crypto currency, and we are also able to process same day international FOREX transactions.

Q1/20 signified the return of operations in full scale for the Company. In Q4/2019, the Company invested in research and development, improving its acquiring platform and enabling safer, faster and significantly more scalable services. These technology improvements allow for major new capabilities, including Real Time Payments (RTP), a very sought-after payment feature. This change also reduces the Company COGS. Although the Company saw a decrease in operations in Q4/2019, the improved platform is expected to perform better than its predecessor platform and increase total volumes while increasing profit margins and operating sustainability. The Company returned to ramping up commercial large-scale operations, on-boarding large number of clients, and increasing the Company operational bandwidth to accommodate the needs of its clients. To date in 2020, we continue to execute on these management directives.

Management is focused on the following KPI (Key Performance Indices):

KPI	Description
Annual Transactional Processing Volume (ATPV)

The Company plans on processing an amount greater than $1B in FY2020. The Company’s Book of Business exceeds the processing goals for the year. By Q4/2020, the Company projects daily volumes to reach multimillion USD.

Annual Gross Profit Margin (AGPM)	This index matches the Company goals and remains at levels supporting the Company’s financial projections.
Annual Gross Profit (AGP)	At the targeted Annual Transactional Processing Volume goal and targeted Annual Gross Profit Margin, projected Annual Gross Profit is $18-20M for FY2020.
Annual EBITDA	The Company objective is to stay at or above 3% of Total Transactional Volume. At the targeted Annual Transactional Processing Volume goal, the Annual EBITDA equals $12-14M.

[Table 1]

In order to process the targeted ATPV goal, $1B, the Company must be able to process close to $90M/month, or $3M/day, in a consistent fashion. The Company needed to invest further in its core technologies to reach this capacity, a task now completed. The Company now has the required bandwidth and technical capabilities to achieve this goal. The Company projects it will process transactions in volumes greater than $1M/day within Q2/2020 and will ramp up the targeted Average Daily Volumes in Q4/2020. We believe the current operational bandwidth for the Company is virtually unlimited.

KPI	Description
Average Monthly Transaction Count (AMTC)	The Company projects an AMTC of more than 500,000
New Clients Backlog (NCB)

The Company will continue to invest in on-boarding technologies in order to expedite the process and reduce backlog. There are five client statuses: application, KYC, on-boarding, integration, processing. Since January 1, 2020, the Company has moved to cater to fewer clients who are larger . We have met our goal to bring the NCB down to 200.

Client Attrition	Current attrition rates are under 5%. Company goal is to reduce it further and keep it under 3%.

[Table 2]

Based on the above and the current traction in Q2/20, the Company is comfortable projecting approximately $12-14M EBITDA in FY20.

The Company owns all the IP rights for operations in its space: tokenizer, gateway, ledger manager and blockchain substrate. Other, supporting patents, such as fraud proofing, on-boarding accelerators, and an all new blockchain implementation, are pending.

With the visibility into the Company’s operation management has at the end of Q1/2020 the Company plans on uplisting to a senior exchange by Q1 of FY21 and does not plan on an artificial stock price increase, such as a reverse split. The current plan is to grow the company organically to the size and value required by the exchange.

The ATPV, Profitability and other major KPIs remain sensitive to regulatory changes global and national economic trends. These will impact and influence the Company’s product line, its potential mergers and acquisitions targets, its joint ventures and the Company’s technology emphasis.

Organization

On January 4, 2020, PrivCo and GreenBox POS, a Nevada corporation (“PubCo”) entered into an Asset Purchase Agreement (the “Agreement”), to memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and between PubCo and PrivCo.

On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, PubCo assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business (the “GreenBox Acquisition”).

For accounting and reporting purposes, PubCo deemed the GreenBox Acquisition a “Reverse Acquisition” with PrivCo designated the “accounting acquirer” and PubCo designated the “accounting acquiree.”

On May 3, 2018, PubCo formally changed its name to GreenBox POS LLC, then subsequently changed its name to GreenBox POS on December 13, 2018. Prior to the name changes, PubCo was known as ASAP Expo, Inc (“ASAP”). ASAP was incorporated April 10, 2007 under the laws of the State of Nevada (collectively, “PubCo”).

Our primary office is in San Diego, California. Our website is www.greenboxpos.com.

Unless the context otherwise requires, all references to “the Company,” “we,” “our”, “us” and “PubCo” refer to GreenBox POS.

Unless the context otherwise requires, all references to “PrivCo” or the “Private Company” refer to GreenBox POS LLC, a limited liability company, formed in the state of Washington.

Significant Transactions

On March 23, 2018, the then controlling shareholder and then sole officer and sole director of PubCo, Frank Yuan, along with his wife, Vicky PMW Yuan (collectively, the “Yuans”), entered into a Purchase Agreement with PrivCo (the “Yuan SPA”).

Pursuant to the Yuan SPA, the Yuans agreed to sell 144,445,000 restricted shares of PubCo’s common stock, par value $0.001 per share (the “Common Stock”), to PrivCo for a consideration of $500,000: $250,000 in cash, paid at closing, and $250,000 in restricted shares of Common Stock (the “Shares Due”) to be issued within 30 days of the close of the Yuan SPA.

On or about March 29, 2018, Frank Yuan converted a portion of a line of credit that he had previously issued to PubCo, in exchange for 144,445,000 restricted shares of Common Stock, representing approximately 90% of PubCo’s issued and outstanding shares of Common Stock (the “Control Block”). Subsequently, on or about June 8, 2018, PrivCo paid the Shares Due, by transferring 609,756 restricted shares of Common Stock from the Control Block to the Yuan’s designees, Frank Yuan and his son, Jerome Yuan.

Pursuant to the Yuan SPA, on April 12, 2018, Frank Yuan caused the Control Block to be transferred to PrivCo.

On April 12, 2018, all business being conducted at that time by PubCo (the “ASAP Business”) was transferred from PubCo to ASAP Property Holdings Inc., a company owned and operated by Frank Yuan (“Holdings”). In consideration for the ASAP Business, Holdings assumed all liabilities related to the ASAP Business. On April 12, 2018, following the consummation of the Yuan SPA and the transfer of the ASAP Business to Holdings, Ben Errez (“Errez”) and Fredi Nisan (“Nisan”) became the sole acting officers and sole acting directors of PubCo.

On May 3, 2018, Frank Yuan formally resigned, and Errez and Nisan were formally appointed the sole officers and sole directors of PubCo.

On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired the GreenBox Business and assumed PrivCo’s liabilities per the terms of the Agreement. The value of the assets acquired on April 12, 2018 was $843,694, which excluded the Control Shares, which remain a PrivCo asset. The value of PrivCo’s assumed liabilities on April 12 was $589,078. The difference between assets and liabilities was $254,616, which PubCo booked as a “Gain on Bargain Purchase.” However, because we are using Reverse Acquisition accounting, PubCo subsequently recorded the gain as Paid in Capital.

From April 12, 2018 through January 4, 2020 (the “In Between Period”), because there was ambiguity regarding the validity of the Verbal Agreement, PubCo filed required quarterly and annual reports with the Securities and Exchange Commission as if there had not been a Reverse Acquisition. During the In Between Period, PrivCo continued to operate as if it still owned the GreenBox Business, which included maintaining records of GreenBox Business financial transactions on PrivCo’s accounting software, and entering into contracts and agreements as PrivCo, while PubCo paid all expenses, including expenses related to PrivCo contracts entered into prior to and after April 12, 2018, as well as expenses incurred as a result of litigation resulting from disagreements between PrivCo and other parties. During the In Between Period, PubCo represented itself in press releases, as being the owner/operator of the GreenBox Business. Additionally, from April 12, 2018 through approximately December 31, 2018, PubCo and PrivCo shared control of PrivCo’s bank accounts, and on or about January 1, 2019, PubCo assumed control of PrivCo’s bank accounts.

By virtue of the payment of PrivCo’s litigation expenses by PubCo, by virtue of PubCo representing itself in press releases, as being the owner/operator of the GreenBox Business, and by virtue of the shared control of PrivCo’s bank accounts starting on April 12, 2018, both PubCo and PrivCo concluded that the Verbal Agreement was valid and the GreenBox Business Acquisition took place on April 12, 2018.

Reverse Acquisition Reporting Requirements

In accordance with SEC Financial Reporting Manual, Topic 12 - Reverse Acquisitions and Reverse Recapitalizations, Section 12200 - Reporting Issues, Sub-section 12210.2 - Reverse Acquisition with a domestic registrant that is not a shell company, PubCo is required to file two years of audited Financials for PrivCo. However, since PrivCo was formed in August 2017, only the period from August 2017 through December 31, 2018 was audited. PubCo is also required to file on a combined basis with PrivCo starting with PubCo’s 10-Q filing for the period ending June 30, 2018.

Given these considerations, PubCo:

a)

Executed the Agreement memorializing the Verbal Agreement, and filed a Form 8-K on January 7, 2020 (the “January 8-K”) to disclose the Agreement and to file audited financials for PrivCo for the year ending December 31, 2017;

b)	Restated PubCo’s 2018 financials, to include amended Form 10-Qs for the periods ending June 30 and September 30, and an amended Form 10-K for the year ending December 31, 2018; and

c)	Filed Form 10-Qs for 2019, for the periods ended March 31, June 30 and September 30, and is filing this Form 10-K for the year ending December 31, 2019.

Seasonality

None.

Intellectual Property

The Company has currently one registered patent, for its blockchain escrow payment application (the “Patent”). The Patent is registered with the United States Patent and Trademark Office, application number 16/212,627.

Employees

The Company currently had 18 full-time employees.

Competition

The Company currently does not believe face any direct competition.

Research and Development

The Company spends annually $1,000,000 on research and development in connection with improvements and updates to its technology and releases of new models of its technology. The Company’s current research and development efforts are focused on developing its new crypto payout platform, foreign exchange platform, and SaaS platform.

Properties

We do not own any real estate or other physical properties material to our operations. We operate from leased space. Our executive offices are located within the Rio Vista Tower, at 8880 Rio San Diego Drive, Suite 102, San Diego, CA 92108, and our telephone number is (619) 631-8261.

In October 2017, we secured our first office in San Diego, California. During the first six months of 2018, we entered into additional, separate lease agreements for additional offices in San Diego. In October 2018, we executed a lease agreement with Hyundai Rio Vista, Inc. within the Rio Vista Tower, which we moved into on or about December 1, 2018. Our lease agreement with Hyundai Rio Vista is through January 15, 2022, with monthly rent starting at $10,648 and increasing to $11,636 over the period of the lease.

On or about February 20, 2018, we secured a virtual Canadian office, located at 885 West Georgia Street Suite 1500, Vancouver, British Columbia, V6C 3E8, under an Office Agreement with Regus Canada. Subsequently, on or around May 3, 2018 we added a physical office at the same location, on a month-to-month basis. We vacated the office in or about July 2019.

Monthly lease rates during 2019 are shown in the table below:

	Start Date	End Date	Monthly Rent
Residential Lease	February 23, 2018	February 22, 2019	2,040
Historical Decatur Road	October 31, 3022	October 31, 2022	696
Virtual Office – Canada	February 28, 2019	February 28, 2019	278
Canada Office	July 31, 2019	July 31, 2019	1,372
Rio Vista	January 15, 2022	January 15, 2022	10,729

Legal Proceedings

From time to time, we may be subject to various legal proceedings and claims that are routine and incidental to our business. As of the date of filing of this Registration Statement, the Company is not subject to any material litigation proceedings.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information about our directors and executive officers.

Name	Age	Position(s)
Executive Officers
Ben Errez	59	Chairman of the Board of Directors Executive Vice President Principal Financial Officer
Fredi Nissan	38	Director, Chief Executive Officer

Executive Officers

Ben Errez has acted as our Board of Directors, Executive Vice President, Principal Financial Officer July 2017. He has brought this expertise to the Company to lead the Company into the forefront of the blockchain-based financial software, services and hardware market. Since 2017, Errez has been a principal of the GreenBox Business. From August 2004 until August 2015, Errez formed the start-up IHC Capital, where he held the position of Principal Consultant from founding to the present date, through which he advises clients in the South Pacific region with market capitalizations ranging from $50M to $150M on matters such as commerce, security, reliability and privacy. From January 1991 to August 2004, he served as Software Development Lead for the Microsoft International Product Group. He led the International Microsoft Office Components team (Word, Excel, PowerPoint) in design, engineering, development and successful deployment. He also served as Executive Representative of Microsoft Office and was a founding member of the Microsoft Trustworthy Computing Forum, both within the company, and internationally. Errez co-authored the first Microsoft Trustworthy Computing Paper on Reliability. At Microsoft, Mr. Errez was responsible for the development of the first Microsoft software translation Software Development Kit (“SDK”) in Hebrew, Arabic, Thai and Simplified Chinese, as well as the development of the first bidirectional extensions to Rich Text Format (“RTF”) file format, all bidirectional extensions in text converters for Microsoft Office, and contributed to the development of the international extensions to the Unicode standard to include bidirectional requirements under the World Wide Web Consortium (“W3C”). He received his Bachelor Degree in Mathematics and Computer Science from the Hebrew University.

Fredi Nisan has served as our Director and Chief Executive Office since July 2017, and has been a principal of the Company since August 2017. In May 2016, Nisan founded Firmness, LLC. Through Firmness, Nisan created “QuickCitizen,” a software program that simpliﬁes the onboarding process for new clients of law ﬁrms specializing in immigration issues. The QuickCitizen software significantly reduced law firm’s onboarding processing time from more than three hours to approximately fifteen minutes. In January 2010, Nisan launched Brava POS, where he served as President until 2015. Brava POS provided point of sale (“POS”) systems for specialty retail companies. Nisan developed software to provide clients with solutions for issues ranging from inventory management to payroll to processing high volume transactions in the form of a cloud-based POS system. This system had the capability to manage multiple stores with centralized inventory and process sales without an internet connection, and oﬀered a secure login for each employee, as well as including advanced inventory management and reporting, plus powerful functionality for its end users.

From January 2007 until November 2017, Nisan worked for One Coach, in San Diego, CA, as a business coach. One Coach specializes in customized growth solutions for small business owners, including the latest strategies for sales, internet marketing, branding and ROI. Nisan was consistently ranked as the top salesperson for small business coaching while working with One Coach.

From March 2005 until December 2006, Nisan opened and operated a computer hardware store before becoming the Inventory Operations Manager for Zicon Israel, a hardware and software producer. At Zicon, he supervised inventory operations, worked on quality controls for motherboards and chips, and educated customers on software and hardware product functionality.

Family Relationships

The Company employs two of our CEO’s brothers, Dan and Liron Nusonivich, who are paid approximately $96,000 and $92,000 per year, respectively. There are no family relationships between any of other directors or executive officers and any other employees or directors or executive officers. The Company made charitable donations to a 501(c)(3) no-profit organizations in which Nate Errez, the son of Ben Errez, is a member, and may be seen as the primary beneficiary of the donations.

Corporate Governance Overview

Code of Ethics

We have not previously adopted a Code of Ethics due to the small number of officers and employees and the size of our operations. It is anticipated that during 2020 we will adopt a Code of Ethics that applies to the Company’s directors and executive officers serving in any capacity, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition, Committees, and Independence

We are not required to have any independent members of the Board of Directors. As we do not have any board committees nor any “independent directors,” the board carries out all functions that might otherwise be delegated to board committees. of committees, and such has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by, or paid to, our Chief Executive Officer (Principal Executive Officer) and our two most highly compensated executive officers other than the Principal Executive Officer during fiscal years 2019 and 2018 (collectively, the “Named Executive Officers”)

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(2)	All Other Compensation ($)	Total ($)
Ben Errez	2019	200,000	—	—	—	—	200,000
Chairman/EVP	2018	206,655	—	—	—	—	206,655

Fredi Nissan	2019	200,000	—	—	—	—	200,000
CEO/Director	2018	206,157	—	—	—	—	206,157

(1) Both Errez and Nisan were paid as consultants in 2018 and as employees in 2019.

Option/Stock Appreciation Grants in Fiscal Year Ended December 31, 2019

The Company did not have an equity compensation plan at this time.

Outstanding Equity Awards at Fiscal Year-End Table

The Company has no outstanding equity awards as of December 31, 2019.

Employment/Consulting Contracts, Termination of Employment, Change-in-Control Arrangements

The Company has not entered into employment agreements or other compensation agreements with its executive officers. All employee contracts are “at will.”

Director Compensation

Our two current directors are executive officers and majority shareholders through their shared majority ownership of PrivCo, which held approximately 85% of our issued and outstanding shares as of December 31, 2019. During 2019, we did not separately compensate our directors for their service on the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

QuickCitizen Acquisition

On or about January 18, 2018, we purchased QuickCitizen, a client interfacing charge card platform, from Firmness, LLC (“Firmness”), an affiliated company, which was 50% owned by Fredi Nisan our CEO and co-owner of PrivCo, our controlling shareholder, for $75,000. Nisan believed there to be great long-term value in his involvement with GreenBox, therefore, Nisan and Firmness’s other owner, Marlena Chang Sharvit, agreed that Nisan would forgo any compensation contemplated or realized by the transaction, and that Sharvit would receive the entire consideration paid to Firmness.

America 2030 Capital Limited and Bentley Rothschild Capital Limited

On or about July 30, 2018, Nisan and Errez, the sole officers and directors of PubCo, and the majority owners of PrivCo, each entered into a separate Master Loan Agreement (each an "MLA"): Errez with America 2030 Capital Limited (“America 2030”) and Nisan with Bentley Rothschild Capital Limited ("Bentley"), a company affiliated with America 2030, both located in Nevis, West Indies. Each MLA was for a $5,700,000 loan, at 5.85% interest, maturing in ten years.

Per the MLA’s terms, Nisan and Errez caused PrivCo to transfer 1,600,000 PubCo shares, valued at $2,144,000 at close of trading on the day of issuance, as "Transferred Collateral" from the Control Block (not a new issuance by PubCo) to Bentley (although both contracts acknowledge receipt of 1.6 million shares, there was only was transference of 1.6 million shares). The transfer occurred on or about August 1, 2018. To date, there has been no funding under either of the MLAs.

Subsequently, both Nisan and Errez received constitutive notice, regarding arbitration of an alleged breach of their respective MLAs.

Charitable Contributions

During 2018, PrivCo made $13,355 in charitable donations to organizations in which Nate Errez (“Nate”) is a member, including sponsorship of the San Diego Kayak Team (a 501(c)(3) no-profit organization). Nate, the son of Ben Errez, is a competitive athlete and races Surf Skis for the US National Team.

Dan Nusinovich Hiring

We hired Dan Nusinovich on or about February 19, 2018 as our Development and Testing Manager. Dan is the brother of Fredi Nisan, our CEO and Director. Subsequently, we entered into a Referral Commission Agreement with Dan in November 2018, which expired November 2019, under which Dan is to receive 10% for new business resulting from his direct introductions. To date, no new business has been generated by Dan, thus Dan has not been paid under the Referral Agreement. On or about June 18, 2019, the Company issued 160,000 restricted shares to Dan, who was one of nine employees to receive a performance bonus in stock on this day. The shares were fully vested upon issuance and worth $16,000 at closing, on the day of issuance. We pay Dan approximately $96,000 per year.

We hired Liron Nusinovich on or about July 16, 2018 as our Risk Analyst. Liron is the brother of Fredi Nisan, our CEO and Director. On or about June 18, 2019, the Company issued 110,000 restricted shares to Liron, who was one of nine employees to receive a performance bonus in stock on this day. The shares were fully vested upon issuance and worth $11,000 at closing, on the day of issuance. We pay Liron approximately $92,000 per year.

Pop N Pay, LLC

In addition to his employment with the Company, Dan Nusinovich owns 100% of Pop N Pay, LLC (“PNP”), a Delaware registered limited liability company, that he formed August 20, 2018.

During the late summer of 2018, when both market opportunity and demand necessitated opening additional bank accounts to support our payment processing products and services, we turned to PNP to open new accounts, as a trustee, on our behalf. For his assistance, Dan, through his ownership of PNP, received approximately $3,000 (in addition to Dan’s salary) in early 2019, for services rendered in the fourth quarter of 2018.

Inadvertent Share Transfers

On or about December 27, 2018 and January 4, 2019, 1,085,000 shares, worth approximately $325,500 as of the close of trading on the days of issuance, were inadvertently transferred from PrivCo instead of being issued by the Company. Subsequently, on or about August 14, 2019, the Company issued 1,085,000 shares to PrivCo, as repayment of the shares that had been previously inadvertently transferred.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information, based on the 181,050,238 shares of our common stock outstanding as of October 1, 2020 date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at 8880 Rio San Diego Drive, Suite 102, San Diego, California.

Name and Address of Owner	Shares of Common Stock Owned Beneficially	Percent of Class

Investors
GreenBox POS LLC (1)	141,735,244	78.1%

Officers, Directors & Related Persons
Ben Errez (2)	70,867,622	39.0%
Fredi Nisan (3)	70,867,622	39.0%
Total	141,735,244	78.1%

(1) GreenBox POS LLC (“PrivCo”) holds 141,735,244 shares of the Company’s issued and outstanding stock. PrivCo is managed by its two managing members, Ben Errez and Fredi Nisan, both of whom serve as our sole officers and directors. Errez and Nisan have equal ownership of PrivCo.

(2) Ben Errez is Chairman of the Board of Directors and Executive Vice President of the Company. Through his shared majority ownership of PrivCo, Errez owns 70,867,622 shares of the Company’s issued and outstanding stock. As one of two managing members of PrivCo, Errez has influence over PrivCo’s entire holding of 141,735,244 shares of the Company’s issued and outstanding stock.

(3) Fredi Nisan is a Director serving on our Board of Directors and is the Company’s Chief Executive Officer. Through his shared majority ownership of PrivCo, Nisan owns 70,867,622 shares of the Company’s issued and outstanding stock. As one of two managing members of PrivCo, Nisan has influence over PrivCo’s entire holding of 141,735,244 shares of the Company’s issued and outstanding stock. Additionally, relatives of Nisan, who may be influenced by Nisan, hold 270,000 shares of the Company’s issued and outstanding stock.

DESCRIPTION OF COMMON STOCK

General

The following description of our Common Stock and provisions of our amended and restated articles of incorporation and bylaws are summaries and are qualified by reference to such amended and restated articles of incorporation and bylaws that will be in effect upon the closing of this offering. By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our amended and restated articles of incorporation and bylaws.

Authorized Stock

Our articles of incorporation authorize us to issue up to 495,000,000 shares of Common Stock and up to 5,000,000 shares of Preferred Stock. The authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Holders of shares of Common Stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Liquidation or Dissolution

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividends

Holders of our Common Stock are entitled to receive dividends or other distributions when, as, and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock, any indebtedness outstanding from time to time, and the availability of sufficient funds under Delaware law to pay dividends.

Preemptive Rights

The holders of our Common Stock generally do not have preemptive rights to purchase or subscribe for any of our capital stock or other Common Stock.

Redemption

The shares of our Common Stock are not subject to redemption by operation of a sinking fund or otherwise.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters will be passed upon for us by Lucosky Brookman LLP, Woodbridge, NJ.

EXPERTS

The financial statements of GreenBox POS as of December 31, 2019 and 2018 appearing in this prospectus and Registration Statement, have been audited by BF Borgers CPA PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to GreenBox POS and the Common Stock offered by this prospectus, we refer you to the Registration Statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. The information contained in, or that can be accessed through, our website is not part of this prospectus.

GREENBOX POS

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	June 30,	December 31,
	2020	2019

ASSETS

Current Assets:
Cash and cash equivalents	$-	$-
Restricted cash	697,232	763,110
Accounts receivable, net of allowance for bad debt of $0 and $0, respectively	10,000	70,257
Accounts receivables from fines and penalties from merchants, net of allowance for bad debt of $6,665,031	2,789,230	2,776,687
Cash due from gateways, net	5,297,642	8,426,844
Prepaid and other current assets	75,403	42,062
Total current assets	8,869,507	12,078,960

Non-current Assets:
Property and equipment, net	65,603	66,491
Operating lease right-of-use assets, net	175,442	229,639
Total non-current assets	241,045	296,130

Total assets	$9,110,552	$12,375,090

Current Liabilities:
Accounts payable	$470,761	$504,505
Other current liabilities	29,454	15,100
Accrued interest	84,000	368,071
Payment processing liabilities, net	12,944,341	14,021,892
Short-term notes payable, net of debt discount of $78,000 and $32,418, respectively	617,184	741,253
Convertible debt	225,000	807,500
Derivative liability	-	1,050,063
Current portion of operating lease liabilities	58,898	113,935

Total current liabilities	14,429,638	17,622,319
Operating lease liabilities, less current portion	120,111	120,110

Total liabilities	14,549,749	17,742,429

Commitments and contingencies

Stockholders' Equity:
Common stock, par value $0.001, 495,000,000 shares authorized, shares issued and outstanding of 181,050,238 and 169,862,933, respectively	181,150	169,863
Common stock - issuable	-	695
Additional paid-in capital	1,396,360	1,179,272
Accumulated deficit	(7,016,707)	(6,717,169)
Total stockholders' equity	(5,439,197)	(5,367,339)

Total liabilities and stockholder's equity	$9,110,552	$12,375,090

The accompanying notes are an integral part of these condensed unaudited financial statements.

GREENBOX POS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Revenue	$2,292,859	$3,309,747	$2,480,064	$4,277,745

Cost of revenue	1,411,683	3,041,064	1,658,988	3,768,355

Gross profit	881,176	268,683	821,076	509,390

Operating expenses:
Advertising and marketing	15,384	12,603	27,269	25,609
Research and development	267,686	600,264	554,234	704,186
General and administrative	113,653	119,685	246,422	199,252
Payroll and payroll taxes	428,758	310,858	842,958	547,047
Professional fees	293,622	127,473	507,593	307,018
Depreciation and amortization	5,716	3,615	11,092	6,455
Total operating expenses	1,124,819	1,174,498	2,189,568	1,789,567

Loss from operations	(243,643)	(905,815)	(1,368,492)	(1,280,177)

Other income (expense):
Interest expense	(30,659)	(24,738)	(319,249)	(174,953)
Interest expense - debt discount	(8,342)	-	(38,418)	(188,273)
Derivative expense	(4,373)	-	(4,373)	(634,766)
Changes in fair value of derivative liability	2,619,250	(412,158)	(1,203,135)	(365,370)
Gain from extinguishment of convertible debt	2,612,246	-	2,630,795	-
Other income or expense	(2,177)	167	3,334	-
Total other expense, net	5,185,945	(436,729)	1,068,954	(1,363,362)

Loss before provision for income taxes	4,942,302	(1,342,544)	(299,538)	(2,643,539)

Income tax provision	-	-	-	-

Net loss	$4,942,302	$(1,342,544)	$(299,538)	$(2,643,539)

Earnings (loss) per share:
Basic and diluted	$0.03	$(0.01)	$(0.00)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	173,898,204	166,509,363	176,953,079	166,449,863

The accompanying notes are an integral part of these condensed unaudited financial statements.

GREENBOX POS

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(UNAUDITED)

	Common Stock				Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	To be Issued	Amount	Capital	Deficit	(Deficit)

Balance at March 31, 2020	175,921,933	$175,922	-	$-	$1,293,588	$(11,959,009)	(10,489,499)
Common stocks issued from conversion of convertible debt	5,128,205	5,128	-	-	94,872	-	100,000
Common stocks issued - donation	100,000	100	-	-	7,900	-	8,000
Net loss	-	-	-	-	-	4,942,302	4,942,302

Balance at June 30, 2020	181,150,138	$181,150	-	$-	$1,396,360	$(7,016,707)	$(5,439,197)

	Common Stock				Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	To be Issued	Amount	Capital	Deficit	(Deficit)

Balance at March 31, 2019	166,390,363	$166,390	1,150,000	$5,500	$1,001,251	$(3,333,590)	(2,160,449)
Common stock and warrants issuable forfeited	-	-	(150,000)	(4,500)	(55,311)	-	(59,811)
Share issued to employees and vendor	860,000	860	-	-	85,640	-	86,500
Shares issuable from conversion of convertible debt	-	-	2,307,692	2,308	147,692	-	150,000
Net loss	-	-	-	-	-	(1,342,544)	(1,342,544)

Balance at June 30, 2019	167,250,363	$167,250	3,307,692	$3,308	$1,179,272	$(4,676,134)	$(3,326,304)

	Common Stock				Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	To be Issued	Amount	Capital	Deficit	(Deficit)

Balance at December 31, 2019	169,862,933	$169,863	695,122	$695.00	$1,179,272	$(6,717,169)	$(5,367,339)
Shares issuable adjustment	-	-	(695,122)	$(695)	695	-	-
Common stocks issued from conversion of convertible debt	11,128,205	11,128	-	-	204,422	-	215,550
Common stocks issued for professional fees	59,000	59	-	-	4,071	-	4,130
Common stocks - issued donation	100,000	100	-	-	7,900	-	8,000
Net loss	-	-	-	-	-	(299,538)	(299,538)

Balance at June 30, 2020	181,150,138	$181,150	$-	$-	$1,396,360	$(7,016,707)	$(5,439,197)

	Common Stock				Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	To be Issued	Amount	Capital	Deficit	(Deficit)

Balance at December 31, 2018	166,390,363	$166,390	1,000,000	$1,000	$945,940	$(2,032,595)	(919,265)
Common stock issuable under convertible debt	-	-	25,000	4,500	-	-	4,500
Warrants issuable under convertible debt	-	-	125,000	-	55,311	-	55,311
Common stock and warrants issuable forfeited	-	-	(150,000)	(4,500)	(55,311)	-	(59,811)
Share issued to employees and vendor	860,000	860	-	-	85,640	-	86,500
Shares issuable from conversion of convertible debt	-	-	2,307,692	2,308	147,692	-	150,000
Net loss	-	-	-	-	-	(2,643,539)	(2,643,539)

Balance at June 30, 2019	167,250,363	$167,250	3,307,692	$3,308	$1,179,272	$(4,676,134)	$(3,326,304)

The accompanying notes are an integral part of these condensed unaudited financial statements.

GREENBOX POS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(299,538)	$(2,643,539)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	11,092	6,456
Noncash lease expense	(839)	3,219
Stock compensation expense	12,130	85,640
Interest expense - debt discount	38,418	188,273
Derivative expense	4,373	634,766
Gain (loss) on extinguishment of debt	(2,630,795)	-
Changes in fair value of derivative liability	1,203,135	365,370
Changes in assets and liabilities:
Other receivable, net	47,714	-
Prepaid and other current assets	(33,341)	35,110
Cash due from gateways, net	3,502,426	(3,184,361)
Accounts payable	(33,597)	(39,054)
Other current liabilities	14,354	15,356
Accrued interest	(290,021)	9,442
Payment processing liabilities, net	(1,077,551)	6,364,927
Net cash provided by (used in) operating activities	467,960	1,841,605

Cash flows from investing activities:
Purchases of property and equipment	(10,244)	(41,634)
Net cash used in investing activities	(10,244)	(41,634)

Cash flows from financing activities:
Borrowings from convertible debt	-	482,500
Repayments on convertible debt	(445,000)	(496,500)
Borrowings from notes payable	744,480	-
Principal payments on notes payable	(823,074)	-
Repayment on long-term debt	-	(75,000)
Net cash provided by (used in) financing activities	(523,594)	(89,000)

Net increase in cash, cash equivalents, and restricted cash	(65,878)	1,710,971

Cash, cash equivalents, and restricted cash – beginning of period	763,110	284,978

Cash, cash equivalents, and restricted cash – end of period	$697,232	$1,995,949

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$525,270	$125,511
Income taxes	$800	$800

Non-cash financing activities:
Convertible debt conversion to common stock	$137,500	$(150,000)
Interest accrual from convertible debt converted to common stock	$78,050	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

GREENBOX POS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Organization

GreenBox POS (the “Company” or “PubCo”) is a tech company formed with the intent of developing, marketing and selling innovative blockchain-based payment solutions, which the Company believes will cause favorable disruption in the payment solutions marketplace. The Company’s core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. The Company’s proprietary, blockchain-based systems are designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

The Company was formerly known as GreenBox POS, Inc (“ASAP”), which was incorporated April 10, 2007 under the laws of the State of Nevada. On January 4, 2020, PubCo and GreenBox POS LLC, a Washington limited liability company (“PrivCo”), entered into an Asset Purchase Agreement (the “Agreement”), to memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and among PubCo (the buyer) and PrivCo, which was formed on August 10, 2017 (the seller). On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, and bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, PubCo assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business (collectively, the “GreenBox Acquisition”).

For accounting and reporting purposes, PubCo deemed the GreenBox Acquisition a “Reverse Acquisition” with PrivCo designated the “accounting acquirer” and PubCo designated the “accounting acquiree.”

Name Change

On May 3, 2018, PubCo formally changed its name to GreenBox POS LLC, then subsequently changed its name to GreenBox POS on December 13, 2018. Unless the context otherwise requires, all references to “the Company,” “we,” “our”, “us” and “PubCo” refer to GreenBox POS. Unless the context otherwise requires, all references to “PrivCo” or the “Private Company” refer to GreenBox POS LLC, a limited liability company, formed in the state of Washington.

Unaudited Interim Financial Information

These unaudited interim financial statements have been prepared in accordance with GAAP for interim financial reporting and the rules and regulations of the Securities and Exchange Commission that permit reduced disclosure for interim periods. Therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented have been made. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 2020.

The balance sheets and certain comparative information as of December 31, 2019 are derived from the audited financial statements and related notes for the year ended December 31, 2019 (“2019 Annual Financial Statements”), included in the Company’s 2019 Annual Report on Form 10-K. These unaudited interim financial statements should be read in conjunction with the 2019 Annual Financial Statements.

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The financial statements include the combined accounts of PubCo and PrivCo. All amounts are presented in U.S. Dollars unless otherwise stated. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”).

Going Concern

As of June 30, 2020, the Company had cash and cash equivalents of $0, has incurred a net loss of $299,538 for the six months ended June 30, 2020, and has accumulated a deficit of $7,016,707. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Additionally, as the GreenBox ecosystem grows, substantially larger volumes of working capital financing will be required to support our platform’s growth.

The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, we will have to develop and implement a plan to further extend payables, reduce overhead or scale back our business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying financial statements have been prepared in conformity with GAAP, which contemplate our continuation as a going concern, and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

The Company’s cash, cash equivalent and Restricted cash represents the following:

●

Cash and cash equivalents consist of cash on hand, cash on deposit with banks, and highly liquid debt investments with a maturity of three months or less when purchased. The Company has cash equivalents of $0 and $0, excluding cash held for settlement liabilities, as of June 30, 2020 and December 31, 2019, respectively.

●

Restricted Cash – The Company’s technology enables transactional blockchain ledger to instantly reflect all transactions details. The final cash settlement of each transaction is subject to the gateway policies. This final disposition takes days to weeks to complete in accordance with these policies. Each policy is an integral part of the transactional contracts between the Company, its Independent Sales Organizations (ISOs), its agents, and the merchant clients. While the ledger reflects a held balance for the merchant, in reserve or payment in arears, the Company holds funds in a trust account as cash deemed restricted. The Company’s books reflect such restricted cash as a restricted cash and trust accounts, and the sum balance due to merchants and ISOs as settlement liabilities.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position that sum to the total of the same such amounts shown in the statement of cash flows.

	June 30, 2020	December 31, 2019

Cash and cash equivalents	$-	$-
Restricted cash	697,232	763,110

Total cash, cash equivalents, and restricted cash shown in the statements of cash flows	$697,232	$763,110

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Due from Gateways and Payment Processing Liabilities

The Company’s primary source of revenues continues to be payment processing services for its merchant clients. When such merchant makes a sale, the process of receiving the payment card information, engaging the banks for transferring the proceeds to the merchant’s account via digital gateways, and recording the transaction on a blockchain ledger are the activities for which the Company gets to collect fees.

In 2019 the Company utilized several gateways. The gateways have strict guidelines pertaining to scheduling of the release of funds to merchants based on several criteria, such as return and chargeback history, associated risk for the specific business vertical, average transaction amount and so on. In order to mitigate processing risks, these policies determine reserve requirements and payment in arear strategy. While reserve and payment in arear restrictions are in effect for a merchant payout, the Company records gateway debt against these amounts until released.

Therefore, the total gateway balances reflected in the Company’s books represent the amount owed to the Company for processing – these are funds from transactions processed and not yet distributed.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as general and administrative expenses when they are incurred. Advertising and marketing expenses were $15,384 and $12,603 for the three months ended June 30, 2020 and 2019, respectively, and $27,269 and $25,609 for the six months ended June 30, 2020 and 2019, respectively.

Research and Development Costs

Research and development costs, which are expensed as incurred, are primarily comprised of costs and expenses for salaries and benefits for research and development personnel, outsourced contract services, and supplies and materials costs. Research and development expenses were $267,686 and $600,264 for the three months ended June 30, 2020 and 2019, respectively, and $554,234 and $704,186 for the six months ended June 30, 2020 and 2019, respectively.

Revenue Recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes the Company’s revenue recognition policies conform to ASC 606.

The Company recognizes revenue when 1) it is realized or realizable and earned, 2) there is persuasive evidence of an arrangement, 3) delivery and performance has occurred, 4) there is a fixed or determinable sales price, and 5) collection is reasonably assured.

The Company generates revenue from payment processing services, licensing fees and equipment sales.

●

Payment processing revenue is based on a percentage of each transaction’s value and/or upon fixed amounts specified per each transaction or service and is recognized as such transactions or services are performed.

●	Licensing revenue is paid in advance and is recorded as unearned income, which is amortized monthly over the period of the licensing agreement.
●	Equipment revenue is generated from the sale of POS products, which is recognized when goods are shipped.

Accounts Receivables from Fines and Fees from Merchants

The fines and penalties charged to the Company’s merchants is a normal course of business and historically, the Company has had more than 90% collections success rate.   These fees and penalties represent certain chargebacks which are at fault by the Company’s merchants and are imposed as the merchant agreement between the Company and the merchant.  The Company has legal rights under the merchant agreement to claim the chargeback.  These chargebacks, fees, and fines are earned and delivered because the Company has been “chargebacked” by the Gateways and the Company has legal rights under the agreement to claim this against the merchants.

In end of Q3 2019, GreenBox received constructive notice of potential violations of its Terms of Service by a merchant, The Good People Farms (“TGPF”).   An ongoing audit and investigation of this account resulted in the discovery of a number of violations GreenBox believes TGPF is responsible for, including but not limited to violations of VISA, Mastercard, and American Express’s rules.

This investigation is ongoing, but initial results indicate that excessively high chargeback percentages are connected with fraudulent activity and / or transaction laundering. These issues lead to the implementation of aggressive bank reserves, stunting GreenBox’s ability to conduct business and contributed to undetermined consequential damages. GreenBox promptly terminated the merchant account and placed all processed funds on reserve.

Although the investigation is ongoing, GreenBox estimates that the total amount of fees, fines, and chargebacks are currently $9,441,718.  The Company has provided for an allowance for bad debt of $6,665,031 on the gross balance of $9,441,718 bringing to net balance of $2,789,230 which is included as accounts receivables from fines and penalties from merchants. To date, GreenBox has successfully recouped $840,739.33 (collected in 2019).  The Company expects to recoup at minimum approximately $2.8M in fiscal year 2020. The Company may assess $100,000 per fraudulent transactions but the Company used $5,000 per transaction to calculate the fees and fines.

The Company recorded net balance of $2,776,687 as other income in the statements of operations for the year ended December 31, 2019.

Accounts Receivable and Allowance for Bad Debt

The Company maintains an allowance for doubtful accounts for estimated losses from the inability of customers to make required payments. The allowance for doubtful accounts is evaluated periodically based on the aging of accounts receivable, the financial condition of customers and their payment history, historical write-off experience and other assumptions, such as current assessment of economic conditions.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are amortized over the shorter of the useful life of the related assets or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, accounts payable and accrued liabilities, advances to due to or from affiliated companies, notes payable to officers.  The estimated fair value of cash, accounts payable and accrued liabilities, due to or from affiliated companies, and notes payable approximates its carrying amount due to the short maturity of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

June 30, 2020	Level 1	Level 2	Level 3

Derivative liability	$-	$-	$-

December 31, 2019	Level 1	Level 2	Level 3

Derivative liability	$-	$-	$1,050,063

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.  Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Long-Lived Asset Impairments

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment when events or changes in business conditions indicate that their carrying value may not be recovered, and at least annually. The Company considers assets to be impaired and writes them down to estimated fair value if expected associated undiscounted cash flows are less than the carrying amounts. Fair value is the present value of the associated cash flows.

Earnings Per Share

A basic earnings per share is computed by dividing net income to common stockholders by the weighted average number of shares outstanding for the year. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive. The Company’s diluted earnings/loss per share is the same as the basic earnings/loss per share for the three months ended March 31, 2020 and 2019, as there are no potential shares outstanding that would have a dilutive effect.

Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases

On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

For operating leases, we calculated right of use assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption using the IBR as of that date.

Recently Issued Accounting Updates

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. Consistent with prior GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or operating lease. However, unlike prior GAAP—which required only finance (formerly capital) leases to be recognized on the balance sheet—the new ASU requires both types of leases to be recognized on the balance sheet. The ASU took effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. This standard can be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes certain practical expedients that an entity may elect to apply, including an election to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases and ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which make improvements to Accounting Standards Codification (“ASC”) 842 and allow entities to not restate comparative periods in transition to ASC 842 and instead report the comparative periods under ASC 840.

The adoption of ASC 842 resulted in recording an adjustment to operating lease right of use assets and operating lease liabilities of liabilities of $307,531 and $309,677, respectively as of March 31, 2019. The difference between the operating lease ROU assets and operating lease liabilities at transition represented tenant improvements, and indirect costs that was derecognized. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. While the Company is currently in the process of evaluating the effects of this standard on the consolidated financial statements, the Company plans to adopt ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company plans to adopt the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

Other recently issued accounting updates are not expected to have a material impact on the Company’s Interim Financial Statements.

3.	SETTLEMENT PROCESSING

The Company’s proprietary blockchain-based technology serves as the settlement engine for all transactions within the Company’s ecosystem. The blockchain ledger provides a robust and secure platform to log immense volumes of immutable transactional records in real time. Generally speaking, blockchain is a distributed ledger that uses digitally encrypted keys to verify, secure and record details of each transaction conducted within an ecosystem. Unlike general blockchain-based systems, GreenBox uses proprietary, private ledger technology to verify every transaction conducted within the GreenBox ecosystem. The verification of transaction data comes from trusted partners, all of whom have been extensively vetted by us. GreenBox facilitates all financial elements of our closed-loop ecosystem and we act as the administrator for all related accounts. Using our TrustGateway technology, we seek authorization and settlement for each transaction from Gateways to the issuing bank responsible for the credit/debit card used in the transaction. When the Gateway settles the transaction, our TrustGateway technology composes a chain of blockchain instructions to our ledger manager system.

When consumers use credit/debit cards to pay for transactions with merchants who use our ecosystem, the transaction starts with the consumer purchasing tokens from us. The issuance of tokens is accomplished when we load a virtual wallet with a token, which then transfers credits to the merchant’s wallet on a dollar for dollar basis, after which the merchant releases its goods or services to the consumer. These transfers take place instantaneously and seamlessly, allowing the transaction experience to seem like any other ordinary credit/debit card transaction to the consumer and merchant. While our blockchain ledger records transaction details instantaneously, the final cash settlement of each transaction can take days to weeks, depending upon contract terms between us and the gateways we use, between us and our ISOs, and between us and/or our ISOs and merchants who use our services. In the case where we have received transaction funds, but not yet paid a merchant or an ISO, we hold funds in either a trust account or as cash deemed restricted within our operating accounts. We record the total of such funds as Cash held for Settlements – a Current Asset. Of these funds, we record the sum balance due to Merchants and ISOs as Settlement Liabilities to Merchants and Settlement Liabilities to ISOs, respectively.

The table below shows the status of transaction settlements:

	June 30, 2020	December 31, 2019
Settlement Processing Assets:
Cash held for settlements	$697,232	$755,395
Cash due from gateways	3,276,151	3,073,183
Amount due from gateways and merchants – hold and fees	6,949,467	4,824,223
Chargeback allowances (1)	-	-
Reserves (2)	2,021,491	5,353,661
Total before allowance for uncollectable	12,944,341	14,021,892
Allowance for uncollectable – hold and fees	(6,949,467)	(4,824,223)
Cash held for settlement	(697,232)	(763,110)
Total – settlement processing assets	$5,297,642	$8,426,844

Settlement Processing Liabilities:
Settlement liabilities to merchants	12,944,341	14,021,892
Settlement liabilities to ISOs	-	-
Refund allowances (3)	-	-
Totals	$12,944,341	$14,021,892

(1) During 2018, the Company absorbed all chargeback costs as a cost of services provided – essentially a sales promotion tool to onboard customers in 2018. The Chargeback Allowance shown in the table above reflects our estimate of potential chargebacks that are likely to be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox is owed from the Gateways we use in our proprietary ecosystem. In 2019, the actual dollar amount of chargebacks will be reconciled with our allowance.

(2) Reserves are essentially an escrow fund that protects a gateway/card issuer from financial losses. In the Reserve, funds are held until chargeback time limits expire.

(3) The Refund Allowance shown in the table above reflects our estimate of potential refunds that may be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox owes to Merchants using the Company’s proprietary ecosystem. In 2019, the actual dollar amount of refunds with be reconciled with allowances.

4.	CASH DUE FROM GATEWAYS

Cash due from gateways consisted of the following:

	June 30, 2020	December 31, 2019

Cash due from Gateways	$3,276,151	$3,073,183
Amount due from gateways and merchants – hold and fees	6,949,467	4,824,223
Reserves (2)	2,021,491	5,353,661

Total cash due from gateways	12,247,109	13,251,067
Chargeback Allowances (1)	-	-
Allowance of uncollectable – hold and fees	(6,949,467)	(4,824,223)

Total cash due from gateways, net	$5,297,642	$8,426,844

(1) During 2018, the Company absorbed all chargeback costs as a cost of services provided – essentially a sales promotion tool to onboard customers in 2018. The Chargeback Allowance shown in the table above reflects our estimate of potential chargebacks that are likely to be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox is owed from the Gateways we use in our proprietary ecosystem. In 2019, the actual dollar amount of chargebacks will be reconciled with our allowance.

(2) Reserves are essentially an escrow fund that protects a gateway/card issuer from financial losses. In the Reserve, funds are held until chargeback time limits expire.

5.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	June 30, 2020	December 31, 2019

Computers	$46,200	$38,938
Furniture	40,320	37,339
Kiosks	6,472	12,750
Vehicles	4,578	4,578

Total property and equipment	97,570	93,605
Less: Accumulated depreciation	(31,967)	(27,114)

Total property and equipment, net	$65,603	$66,491

Depreciation expense was $5,376 and $3,615 for the three months ended June 30, 2020 and 2019, respectively, and $11,092 and $6,455 for the six months ended June 30, 2020 and 2019, respectively.

6.	PAYMENT PROCESSING LIABILITIES, NET

Payment processing liabilities consisted of the following:

	June 30, 2020	December 31, 2019

Settlement liabilities to merchants	$12,944,341	$14,021,892
Settlement liabilities to ISOs	-	-

Total processing liabilities	12,944,341	14,021,892
Refund allowances	-	-

Total payment processing liabilities	$12,944,341	$14,021,892

The Refund Allowance shown in the table above reflects our estimate of potential refunds that may be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox owes to Merchants using our proprietary ecosystem. In 2019, the actual dollar amount of refunds with be reconciled with our allowance.

7.	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	June 30, 2020	December 31, 2019

March 11, 2019 ($500,000) – 8% one-time interest charge with outstanding principal and interest due October 6, 2019.	$255,000	$500,000
November 26, 2018 ($200,000) – 12% interest per annum with outstanding principal and interest due November 26, 2019.	-	200,000
March 15, 2018 ($300,00) – 12% interest per annum with outstanding principal and interest due March 15, 2019.	-	107,500

Total convertible notes payable	$255,000	$807,500

Vista Capital Investments, LLC - $500,000 (original received $375k)

On March 11, 2019, PubCo issued a convertible promissory note for $500,000 to Vista Capital Investments, LLC (“Vista”) (the “Vista Note”), due October 6, 2019 (the “Maturity Date”). The Vista Note incurred a onetime interest charge of 8%, which was recorded at issuance, and was due upon repayment of the Vista Note. The Vista Note included an original issue discount of $125,000, netting the balance received by PubCo from Vista at $375,000. The Vista transaction included commitment fees, which took the form of an obligation by PubCo to issue Vista 25,0000 shares and a four-year warrant to purchase 125,000 shares (the “Commitment Shares”) which are only provided in the event of default. Upon the occurrence of an event of default, as defined in the Vista Note, the conversion price shall become equal to a 65% of the lowest traded price for the Company’s common stock in the 25 consecutive trading days preceding the notice of conversion and the balance due shall be multiplied by 130% (the “Default Provision”). The Vista Note’s principal and interest were due to be paid October 6, 2019.

The Company and Vista amended the convertible debt agreement as follows:

●

First Amendment – On or about October 16, 2019, the parties amended the Vista Note to extend the Maturity Date to November 6, 2019, reduce the principal and interest due to $464,625 and cancel the Commitment Shares.

●

Second Amendment – On or about December 11, 2019, the parties agreed to a second amendment of the Vista Note, which extended the Maturity Date to January 15, 2020, required the Company to make a one-time payment of $10,000, changed the principal and interest balance due to $487,858, and waived Vista’s default rights through January 15, 2020. On January 22, 2020, Vista issued a default notice to the Company, which included an increase in the balance due to $634,213.

●

Third Amendment – On or about January 28, 2020, the parties agreed upon a third amendment to the Vista Note, which extended the Maturity Date to February 29, 2020, reduced the principal and interest due to $482,856 and required the Company to make a one-time $20,000 payment on or before January 29, 2020, of which $5,000 is to be applied to principal due. All other terms of the note remain in full force and effect.

On April 21, 2020, Vista converted $100,000 of convertible debt by receiving 5,128,205 common shares. On June 15, 2020, the Company and Vista entered into a settlement agreement, whereby, the Company will pay $225,000 on June 19, 2020 and $225,000 on July 19, 2020 and issuing 5,128,205 common shares to settle all of the outstanding balance including accrued interest. The Company has provided payment on those dates to fully settle the balance accordingly.

RB Cap – $200,000

On November 26, 2018, PubCo issued a convertible promissory note for $200,000 to RB Cap (the “RB Cap $200K Note”). The note incurs interest at 12% per year and the outstanding principal and accrued interest are due November 26, 2019. RB Cap may elect to convert the note at any time from six months from the date of issuance at a fixed price per share of $4.50. This note became part of a claim/counter claim suit with RB Capital. The Company paid the loan with full settlement during the quarter ended March 31, 2020. As part of the payment settlement for all RB Cap convertible notes, the Company collectively provided 6,000,000 common shares.

RB Cap – $300,000

On or about March 15, 2018, PrivCo issued a twelve-month, $300,000 convertible promissory note to RB Capital Partners (“RB Cap”), with an interest rate of 12% per annum (“RB Cap 300K Note”). The note’s convertibility feature commenced six months after the note’s issuance, at a conversion rate of $0.001 per share of the Company’s common stock. Under the terms of the Agreement which memorialized the Verbal Agreement, we assumed the note, however, PrivCo agreed to pay $185,000 of the principal balance due on this note. On or about June 8, 2018, PrivCo transferred 440,476 restricted shares of Common Stock from the Control Block, with a market value of $185,000, to a purported designee of RB Cap, as a payment of principal of the note. Subsequently, RB Cap disputed the reduction in principal and subsequently, and we, along with PrivCo, disputed whether these shares should have been issued by PrivCo, and sought their return. On or about October 23, 2018, we issued 7,500,000 newly issued, restricted shares of our stock to RB Cap, in repayment of $7,500 of the RB Cap $300,000 Note. Subsequently, we disputed whether these shares should have been issued to RB Cap. As of December 31, 2018, our recorded principal balance for the note was $107,500 and accrued interest on the note was $15,880. On or about March 13, 2019, we issued a final cash payment towards the RB Cap 300K Note of approximately $126,092 (the “Payoff Funds”). However, RB Cap contested the amount of the Payoff Funds. The Company paid the loan of $50,000 during the quarter ended March 31, 2020 and settled the rest of the outstanding balance including interest with shares issuances. As part of the payment settlement for all RB Cap convertible notes, the Company collectively provided 6,000,000 common shares.

8.	SHORT-TERM NOTES PAYABLE

Short-term notes payable consisted of the following:

	June 30, 2020	December 31, 2019

December 10, 2019 ($260,000) – Total interest charge of $106,000 with daily installments (5 days per week) of $4,073 for four months totaling $366,000.	$-	$213,671
December 9, 2019 ($200,000) – Total interest charge of $40,000 with 15 weekly installments of $16,000 totaling $240,000.	-	160,000
November 12, 2019 ($400,000) – Total interest charge of $196,000 with daily installments (5 days per week) of $5,960 for four months totaling $596,000.	124,000	400,000

June 3, 2020 ($300,000) – Total weekly payment of $13,714 for total of 28 payments.	272,571	-
June 9, 2020 ($150,000) – Monthly payment of $731 after 12 months with maturity date of June 1, 2050 with interest rate at 3.75% per annum.	149,900	-
April 29, 2020 ($272,713) – Paycheck protection program (“PPP”) loan provided by SBA under CARES Act with interest rate at 1.00% per annum with maturity date of April 29, 2022.	272,713	-

Total short-term notes payable	$695,184	773,671

Debt discount	(78,000)	(32,418)

Total short-term notes payable, net of debt discount	$617,184	$741,253

Fox Capital Group, Inc. - $260,000

On or about December 5, 2019, PubCo entered into a Secured Merchant Agreement with Fox Capital Group, Inc. (“Fox”). Under the terms of the Secured Merchant Agreement, the Company agreed to sell Fox $366,000 of future incoming cashflow from the GreenBox Business, to be delivered to Fox in daily installments of $4,073, for $260,000, from which $26,000 in fees was deducted, providing the Company with net cash of $234,000. For accounting purposes, the Company recorded this transaction as a loan of $260,000, with interest of $106,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Secured Merchant Agreement.

Complete Business Solutions Group, Inc. - $200,000

On or about December 9, 2019, PubCo entered into an Agreement for the Purchase and Sale of Future Receivables (the “Purchase and Sale Agreement”) with Complete Business Solutions Group Inc, (“CBSG”). Under the terms of the Purchase and Sale Agreement, we agreed to sell CBSG $240,000 of future incoming cashflow from the GreenBox Business, to be delivered to CBSG in weekly installments of $16,000, for $200,000, from which $35 in fees was deducted, providing us with net cash of $199,965. For accounting purposes, we recorded this transaction as a loan of $200,000, with interest of $40,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Purchase and Sale Agreement.

West Coast Business Capital, LLC - $400,000

On or about November 12, 2019, the Company entered into a Purchase Agreement with West Coast Business Capital, LLC (“West Coast”). Under the terms of the Purchase Agreement, the Company agreed to sell West Coast $596,000 of future incoming cashflow from the GreenBox Business, to be delivered to West Coast in daily installments of $5,960, for $400,000, from which $16,000 in fees was deducted, providing the Company with net cash of $384,000. For accounting purposes, the Company recorded this transaction as a loan of $400,000, with interest of $196,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Purchase Agreement.

Itria Ventures - $300,000

On June 3, 2020, the Company entered into a loan agreement with Itria Ventures in the amount of $300,000. The loan requires weekly payment of $13,714 for total of 28 payments until fully paid. The loan bears 4.09% interest per annum. Both Nisan and Errez, individually, signed personal guarantees for this Purchase Agreement.

SBA CARES Act Loan - $150,000

On June 9, 2020, the Company entered into a loan agreement with SBA under CARES Act in the amount of $150,000. The loan requires monthly payment of $731 after 12 months with maturity date of June 1, 2050 with interest rate at 3.75% per annum. Both Nisan and Errez, individually, signed personal guarantees for this Purchase Agreement.

Preferred Bank - Paycheck Protection Program – CARES Act - $272,713

On April 29, 2020, the Company entered into a loan agreement with Preferred Bank under Paycheck Protection Program administered by SBA in the amount of $272,713. Under this loan program, the loan may be forgiven if utilized for specific purpose specified under the CARES Act and PPP guideline. The loan bears interest of 1.00% per annum and matures on April 29, 2022.

9.	DERIVATIVE LIABILITY

Derivative liability consisted of the following:

	June 30, 2020	December 31, 2019

Beneficial conversion feature – convertible debt	$-	$1,050,063

Total derivative liability	$-	$1,050,063

On March 11, 2019, PubCo issued a convertible promissory note for $500,000 to Vista Capital Investments, LLC (“Vista”) (the “Vista Note”), due October 6, 2019 (the “Maturity Date”). The Vista Note incurred a onetime interest charge of 8%, which was recorded at issuance, and was due upon payback of the Vista Note. The Vista Note included an original issue discount of $125,000, netting the balance received by PubCo from Vista at $375,000. The Vista transaction included commitment fees, which took the form of an obligation by PubCo to issue Vista 25,0000 shares and a four-year warrant to purchase 125,000 shares (the “Commitment Shares”) which are only provided in the event of default. Upon the occurrence of an event of default, as defined in the Vista Note, the conversion price shall become equal to a 65% of the lowest traded price for the Company’s common stock in the 25 consecutive trading days preceding the notice of conversion and the balance due shall be multiplied by 130% (the “Default Provision”).

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Based on ASC 815, the Company determined that the convertible debt contained embedded derivatives and valued the derivative using the Black-Scholes method. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company performs valuation of derivative instruments at the end of each reporting period. The fair value of derivative instruments is recorded and shown separately under current liabilities as these instruments can be converted anytime. Changes in fair value are recorded in the consolidated statement of income under other income (expenses).

10.	INCOME TAXES

The Company did not have income tax provision (benefit) due to net loss and deferred tax assets having a full valuation allowances as of and for the three and six months ended June 30, 2020 and 2019.

The provision for income taxes differs from the amounts computed by applying the federal statutory tax rate of 21% to earnings before income taxes, as follows:

	Three and Six Months Ended June 30,
	2020	2019

Book income at statutory rate	21.00%	21.00%
Others	0%	-0.80%
Change in Valuation Allowance	-21.00%	-20.14%

Effective income tax rate	0%	0.06%

Deferred tax assets and liabilities consist of the following tax-effected temporary differences:

	June 30, 2020	December 31, 2019

Deferred tax assets (liabilities):
Charitable contributions	$-	$-
Unearned revenue	-	-
Depreciation	-	-
Net operating loss carryforward	725,000	498,888

Total deferred tax assets, net	725,000	498,888
Valuation allowance	(725,000)	(498,888)

Net deferred tax assets (liabilities)	$-	$-

The Company uses the liability method of accounting for income taxes as set forth in ASC 740. Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. As of June 30, 2020, the Company had federal and California net operating loss carryforwards of approximately $3.5 million. The federal and California net operating loss carryforwards will expire at various dates from 2026 through 2028; however, $3.5 million of the Federal operating loss does not expire and will be carried forward indefinitely.

As of June 30, 2020 and December 31, 2019, the Company maintained full valuation allowance for net operating loss carryforward deferred tax asset. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income are reduced.

The Company files a consolidated federal income tax return and files tax returns in various state and local jurisdictions. The statutes of limitations for its consolidated federal income tax returns are open for years 2016 and after, and state and local income tax returns are open for years 2015 and after.

11.	EQUITY TRANSACTIONS

The Company issued the following common shares:

●	On or about May 10, 2019, PubCo issued 10,000 shares to a non-affiliated legal consultant for services rendered.
●

On or about June 18, 2019, PubCo issued a total of 850,000 shares to nine PubCo employees as performance bonuses. The shares were fully vested upon issuance and worth $0.10 per share, at closing, on the day of issuance.

●	On or about August 14, 2019, PubCo issued 2,307,692 shares to a lender, that chose to convert a $150,000 promissory note at a 50% discount into shares of PubCo.
●	On or about August 14, 2019, PubCo issued 1,085,000 shares to PrivCo, as repayment of shares inadvertently transferred by PrivCo to third parties on behalf of PubCo as follows
o

On or about December 27, 2018, PrivCo inadvertently transferred 1,000,000 restricted PubCo shares, with a market value of $150,000, which money was deposited into PrivCo’s bank accounts (control of which bank accounts were shared by PubCo and PrivCo from April 12, 2018 through approximately December 31, 2018).

o	On or about January 4, 2019, PrivCo inadvertently transferred 50,000 restricted PubCo shares to a non-affiliated service provider to PubCo for services rendered to PubCo.
o	On or about January 4, 2019, PrivCo inadvertently transferred 35,000 PubCo shares of to a non-affiliated service provider to PubCo for services rendered to PubCo.

12.	STOCK COMPENSATION

On June 19, 2020, the Company adopted 2020 Incentive and Non-statutory Stock Option Plan (the “2020 Plan”) by making 10,000,000 shares available to be issued to employees of the Company.

At its discretion, the Company grants share option awards, nonvested share awards and nonvested share unit awards to certain employees, as defined by ASC 718, Compensation—Stock Compensation, under the Company’s 2020 Plan, and accounts for its stock compensation in accordance with ASC 718. The stock compensation expense for the three months and six months ended June 30, 2020 was not material.

The Company granted stock options of total of 3,145,116 on June 22, 2020 and June 24, 2020 with an exercise price of $0.070 per share for shares issued on June 22, 2020 and $0.065 per share for shares issued on June 24, 2020 with full vesting after six months from the grant date.

A summary of the status of the Company’s share option awards is presented below:

Weighted-
Average
		Weighted-	Remaining
		Average	Contractual	Aggregate
		Exercise	Life	Intrinsic
	Shares	Price	(In Years)	Value
Outstanding at December 31, 2019	-	$-
Granted	3,145,116	0.07
Forfeited or Expired	-	-
Outstanding at June 30, 2020	3,145,116	$0.07	0.46	$220,158
Exercisable at June 30, 2020	-	$-	-	$-
Vested and Expected to Vest at June 30, 2020	112,835	$0.07	-	$-

The aggregate intrinsic value represents the total pretax intrinsic value, based upon the Company’s most recent closing stock price of $0.07 as of June 30, 2020, which would have been received by the option holders had all option holders exercised their option awards as of that date.

The fair value of each share option award on the date of grant is estimated using the Black-Scholes method based on the following weighted-average assumptions:

	3 Months Ended		6 Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Weighted average fair value of options granted	$0.07	$-	$0.07	$-

Risk-free interest rate	0.29%	-	0.29%	-
Expected term	5 years	-	5 years	-
Expected volatility	289.33%	-	289.33%	-
Expected dividend yield	-	-	-	-

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the option award; the expected term represents the weighted-average period of time that option awards granted are expected to be outstanding giving consideration to vesting schedules and historical participant exercise behavior; the expected volatility is based upon historical volatility of the Company’s common stock; and the expected dividend yield is based upon the Company’s current dividend rate.

As of June 30, 2020, there was $219,900 of total unrecognized compensation expense related to share option awards granted. That expense is expected to be recognized over a weighted-average period of six months.

13.	RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

●	Related Party Employees and Employee Entity:

Dan Nusinovich – The Company hired Dan Nusinovich on or about February 19, 2018 as the Company’s Development and Testing Manager. Dan is the brother of Fredi Nisan, our CEO and Director. Subsequently, the Company entered into a Referral Commission Agreement with Dan in November 2018, which expired November 2019, under which Dan is to receive 10% for new business resulting from his direct introductions. To date, no new business has been generated by Dan, thus Dan has not been paid under the Referral Agreement. On or about June 18, 2019, the Company issued 160,000 restricted shares to Dan, who was one of nine employees to receive a performance bonus in stock on this day. The shares were fully vested upon issuance and worth $16,000 at closing, on the day of issuance. The Company currently pays Dan approximately $96,000 per year.

Liron Nusinovich – The Company hired Liron Nusinovich on or about July 16, 2018 as our Risk Analyst. Liron is the brother of Fredi Nisan, our CEO and Director. On or about June 18, 2019, the Company issued 110,000 restricted shares to Liron, who was one of nine employees to receive a performance bonus in stock on this day. The shares were fully vested upon issuance and worth $11,000 at closing, on the day of issuance. The Company currently pays Liron approximately $92,000 per year.

Pop N Pay, LLC – In addition to his employment with the Company, Dan Nusinovich owns 100% of Pop N Pay, LLC (“PNP”), a Delaware registered limited liability company, that he formed on August 20, 2018. During the late summer of 2018, when both market opportunity and demand necessitated opening additional bank accounts to support our payment processing products and services, we turned to PNP to open new accounts, as a trustee, on our behalf. For his assistance, Dan, through his ownership of PNP, received approximately $3,000 (in addition to Dan’s salary) in early 2019, for services rendered in the fourth quarter of 2018.

●	Related Party Entities:

IPX Referral Payments, LLC – Pouya Moghavem, an employee since August 1, 2018, owns 25% of IPX Referral Payments, LLC (“IPX”). In addition to the $5,000 monthly salary we pay Moghavem, the Company entered into a Referral Agreement with IPX wherein the Company agreed to compensate IPX for referrals, which subsequently become the Company’s customer. For the three months ended March 31, 2019 and 2018, IPX did not earn any commissions. Additionally, in or about October 2018, IPX provided GreenBox with a merchant trust account in Mexico through Affinitas Bank, one of the Gateways that process payment transactions on the Company’s behalf. The Company did not pay IPX for this service, however, IPX reported that Affinitas paid IPX approximately $1,830.

RB Capital – Because PrivCo agreed to sell RB Cap 4% of PrivCo in January 2018, which currently purportedly gives RB Cap a claim to approximately six million PubCo shares, RB Cap is deemed an affiliated Party. In March 2018, PrivCo issued a $300,000 convertible promissory note to RB Cap, the balance of which PubCo assumed when we acquired the GreenBox Business from PrivCo. On November 26, 2018, we issued a $200,000 convertible promissory to RB Cap. Subsequently, RB Cap and GreenBox disputed the implications of the share purchase and promissory notes. The implications of this ownership and RB Cap’s claim to PubCo shares are in dispute, which became the subject of a lawsuit with RB Cap (see Legal Matters under Subsequent Events). This was settled on February 27, 2020.

America 2030 Capital Limited and Bentley Rothschild Capital Limited – On or about July 30, 2018, Nisan and Errez, the sole officers and directors of PubCo, and the majority owners of PrivCo, each entered into a separate Master Loan Agreement (each an "MLA"): Errez with America 2030 Capital Limited (“America 2030”) and Nisan with Bentley Rothschild Capital Limited ("Bentley"), a company affiliated with America 2030, both located in Nevis, West Indies. Each MLA was for a $5,700,000 loan, at 5.85% interest, maturing in ten years. Per the MLA’s terms, Nisan and Errez caused PrivCo to transfer 1,600,000 PubCo shares, valued at $2,144,000 at close of trading on the day of issuance, as "Transferred Collateral" from the Control Block (not a new issuance by PubCo) to Bentley (although both contracts acknowledge receipt of 1.6 million shares, there was only was transference of 1.6 million shares). The transfer occurred on or about August 1, 2018. To date, there has been no funding under either of the MLAs. Subsequently, both Nisan and Errez received constitutive notice, regarding arbitration of an alleged breach of their respective MLAs. As of March 31, 2020, both parties have abandoned the matter and no further action was required by either party.

●	Kenneth Haller and the Haller Companies

Kenneth Haller (“Haller”) became the Company’s Senior Vice President of Payment Systems in November 2018. The Company began working indirectly with Haller earlier in 2018, both individually and through our relationship with MTrac Tech Corporation (“MTrac”), which in turn has business relationships with Haller. Haller brings considerable advantages to the Company’s platform development and business development efforts and capabilities, including transactional business relations and a large network of agents, which the Company believes, are capable of processing $1 billion transactions annually (the “Haller Network”). The Haller Network is an amalgamation of the collective networks of Haller and three companies owned or majority-owned by Haller, which are Sky Financial & Intelligence, LLC (“Sky”), Charge Savvy, LLC, Cultivate, LLC (collectively, the “Haller Companies”), each of which has formalized business relationships with the Company, as well as with some of the Company’s partners, which the Company believes allows the Company to maximize and diversity the Company’s market penetration capabilities. Haller, through Sky, owns controlling interests in Charge Savvy, LLC and Cultivate, LLC, with whom we do business indirectly, through their respective business relationship with MTrac. We also do business directly with Cultivate LLC, through a three-party agreement, which includes us, MTrac and Cultivate.

The following are certain transactions between the Company and the Haller Companies:

o

MTrac Agreement – On or about May 4, 2018, Sky entered into a two year, Associate/Referral Agreement-E-Commerce with MTrac, wherein Sky agreed to promote MTrac’s solution payment platform (which is based on the GreenBox platform) and related services; to provide new sales, sales leads, introductions to merchants and ISOs, and other potential customers of MTrac’s services, for which Sky receives ongoing commissions from all credit card transactions processed as a result of new business generated by Sky for MTrac. Most services provided under this contract are executed by Sky’s majority owned subsidiary, Charge Savvy, LLC (see Charge Savvy, LLC below). The agreement noted MTrac’s license of GreenBox’s payment processing technology and contained terms whereby Sky could (but was not required to) refer certain customers to MTrac in exchange for various referral fees. Sky never referred customers to MTrac, and therefore, did not collect, and is not collecting, any referral fees from MTrac.

o

Sky Financial & Intelligence, LLC – Haller owns 100% of Sky Financial & Intelligence LLC (“Sky”), a Wyoming limited liability company, and serves as its sole Managing Member. Sky is a strategic merchant services company that focuses on high risk merchants and international credit card processing solutions. In 2018, Sky was using GreenBox’s QuickCard payment system as its main payment processing infrastructure, through Sky’s relationship with MTrac (see Sky - MTrac Agreement above). It was through this successful relationship, that we came to know Haller and the Haller Network. Realizing that the Haller Network and Haller’s unique skill set was highly complementary to our business objectives, we commenced discussions to retain Haller through his consulting firm, Sky, for a senior role, directly responsible for growing GreenBox’s operations. Subsequently, in November 2018, Haller was appointed as our Senior Vice President of Payment Systems, for a monthly consulting fee of $10,000, paid to Sky (“Haller Consulting Fee”). This relationship was referenced in press releases as GreenBox’s “acquisition of Sky MIDs Technologies” (see Sky MIDs below). We accrued and/or paid Haller $55,365 in the quarter ending December 31, 2018, which included $30,000 in consulting fees and $23,365 in travel and relocation expense reimbursement. As our relationship with Haller / Sky is non-exclusive, Haller and the Haller Companies provide services to other companies, including those listed below. Any revenue generated by Haller and/or the Haller Companies through these other relationships is in addition to the Haller Consulting Fee.

§

Charge Savvy, LLC – Sky owns 68.4% of Charge Savvy, LLC (“Charge Savvy”), an Illinois limited liability company. Haller serves as one of three Managing Members of Charge Savvy, along with Higher Ground Capital, LLC (owns 14%), and Jeff Nickel (owns 17.4%). It is through Charge Savvy, that the Haller Network is most visible as part of our operations, as Charge Savvy is the ISO through which revenue generated from Haller Network Agents is processed, under a contract between Sky and MTrac, who in turn, has a contract with us. The three managing members of Charge Savvy own the same percentages of Cultivate (see below), as they do Charge Savvy.

§

Cultivate, LLC – Sky owns 68.4% of Cultivate, LLC (“Cultivate”), an Illinois limited liability company, and serves as one of three Managing Members, along with Higher Ground Capital, LLC (owns 14%), and Jeff Nickel (owns 17.4%). When Cultivate was first formed, it was the licensor of certain proprietary point of sale software, retail point of sale operations, and complementary support of Cultivate’s software and related hardware for on-site credit and debit card processing. Subsequently, Cultivate the entity became exclusively a software provider, ceasing all service and support operations. Eventually certain beneficial aspects of the Cultivate software functionality were integrated into QuickCard, then upgraded and replaced with certain updates. On or about May 4, 2018, Cultivate entered into a two year, Associate/Referral Agreement-E-Commerce with MTrac, wherein Cultivate agreed to promote MTrac’s solution payment platform and related services; to provide new sales, leads, merchants, ISO Agents, and other potential customers of MTrac services, for which Cultivate receives ongoing commissions from all credit card transactions processed as a result of new business generated by Cultivate for MTrac, who in turn has a contract with us. The Associate/Referral Agreement-E-Commerce between Cultivate and MTrac noted MTrac’s license of GreenBox’s payment processing technology, and contained terms whereby Cultivate could (but was not required to) refer certain customers to MTrac in exchange for various referral fees. Cultivate never referred customers to MTrac, and therefore, did not collect, and is not collecting, any referral fees from MTrac.

o

Haller Commissions – Under a verbal agreement in Spring 2018, we offered Haller commissions on any referrals that resulted in new business for the Company (“Haller Commissions”). Under this agreement, Haller introduced us to three merchants who became three of the first merchants to use our system. Under the verbal agreement, we paid Haller commissions from transactions processed by these three merchants, summing to approximately $210 in June 2018, $8,396 in July 2018 and $321 in August 2018. In or about September 2018, we commenced discussions with Haller to join our management team and discontinued paying Haller commissions related to these three merchants.

o

GreenBox, Cultivate and MTrac Agreement – On or about December 17, 2018, PubCo entered into a 5-year exclusive three-party license agreement with MTrac and Cultivate (see Section E. MTrac above). The three Managing Members of Cultivate and Charge Savvy, owning the same percentages in each entity, subsequently decided to collect all revenue through Charge Savvy instead of Cultivate.

o

Sky Mids –Previous references in press releases issued by PubCo in or about August 2018 regarding a “Sky Mids Acquisition” are references to the non-exclusive working relationship between PrivCo (and subsequently, PubCo) and Sky / Haller. The designation “Sky MIDs” was a colloquial reference to Sky, based upon a Sky-owned and operated website, which is no longer in use. While an acquisition of Sky has not formally been executed, nor have we (nor subsequently, PubCo) executed a formal engagement with Haller nor Sky, previous statements regarding the nature of our relationship with Sky Mids, which include our beliefs in the advantages of this relationship, accurately represent the working relationship between the Company and Sky / Haller.

o

Verbal Agreement – As part of Haller’s remuneration, the Company and Haller have a verbal agreement for Haller to be issued approximately 14 to 18 million shares of the Company’s stock. While a formalized remuneration agreement has not yet been executed as of February 3, 2020, the Company does not foresee the issuance to be dilutive, as PrivCo will likely surrender an equal number of shares to PubCo, as a means of compensating PubCo for the issuance.

The Company did not pay any commissions to Charge Savvy or Cultivate for the three and six months ended June 30, 2020 and 2019.

14.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company has the following legal proceedings:

●

MTrac, Global Payout, Inc. and Cultivate Technologies, LLC – On November 25, 2019, five companies (the “Plaintiffs”) filed a complaint against us, MTrac, Global Payout, Inc. and Cultivate Technologies, LLC in the Superior Court of the State of California. The Plaintiffs filed suit to recover processed funds and processing fees alleged to be withheld illegally. This was dismissed by both parties as of September 30, 2019.

●

America 2030 Capital Limited and Bentley Rothschild Capital Limited – On or about October 31, 2018, Nisan and Errez received constitutive notice, regarding arbitration against Nisan, Errez, PrivCo and possibly PubCo, from Bentley Rothschild Capital Limited ("Bentley") and America 2030 Capital Limited (“America 2030”), both located in Nevis, West Indies, and both claiming breach of contract by Nisan and Errez of Nisan and Errez’s respective individual Master Loan Agreements (see Note 7 – Related Party Transactions above) and seeking forfeiture of 1,600,000 PubCo shares that PrivCo had transferred, on or about August 1, 2018, from PrivCo’s Control Shares under the terms of the MLAs. On March 25, 2019, Mr. Errez filed an objection and challenge to selection of proposed arbitrators and request for stay of proceedings. America 2030 also initiated an Arbitration with the Arbitrator in St. Kitts against Fredi Nisan with nearly identical allegations to the above breach alleged by Bentley Rothschild. Mr. Nisan filed a counter-claim and statement of defense on December 28, 2018. On January 23, 2019, Mr. Nisan filed an election to disqualify the Arbitrator, Karen Hill-Hector and Notice of Stay. On March 25, 2019, a challenge was filed to the selection of proposed arbitrators. Both Mr. Nisan and Mr. Errez refuse to participate in the arbitration on the basis that Arbitrator Hill-Hector was a captive arbitrator and that the arbitration clause at issue was not valid or enforceable due to fraud. Mr. Nisan and Mr. Errez entered into the agreements as individuals but are principals of the Company. There is no litigation asserted towards the Company to the Firm’s knowledge. To date, no other responses have been made among the parties.

●

RB Capital Partners, Inc. – On April 24, 2019, RB Cap and related parties (the “RB Cap Parties”) filed a complaint in the San Diego Superior Court against PrivCo, PubCo, Ben Errez and Fredi Nisan (collectively, the “GreenBox Parties”); and on October 1, 2019, the RB Cap Parties filed an amended complaint against the GreenBox Parties alleging claims of fraud, breach of fiduciary duty, breach of contract and other, related claims in the Superior Court for the State of California, County of San Diego. The GreenBox Parties filed a cross-complaint against the RB Capital Parties, alleging claims of fraud, breach of contract, tortious interference, and other, related claims. On or about December 15, 2019, the GreenBox Parties and RB Cap Parties resolved to negotiate a settlement and agreed in principal to settlements terms. The documentation of the settlement terms was underway as of February 3, 2020. This was dismissed by both parties on February 27, 2020.

●

Dahan – Yoram Dahan, Melissa Dahan, Forty8 Ltd., and Trustees of the Melissa H. Dahan Living Trust (collectively, “the Dahan Parties”) were also named by RB Capital in the suit listed in the previous paragraph. On October 31, 2019, the GreenBox Parties filed a cross-complaint against the Dahan Parties, alleging claims of fraud, securities fraud, misrepresentation, promissory estoppel, and other related claims, in the Superior Court for the State of California, County of San Diego. On or about December 15, 2019, the GreenBox Parties and the Dahan Parties resolved to negotiate a settlement and agreed in principal to settlements terms. The documentation of the settlement terms was underway as of February 3, 2020. This was dismissed by both parties on February 27, 2020.

●

Withholding Suit – On November 25, 2019, five companies (the “Plaintiffs”) filed a complaint against us, Global Payout, Inc., MTrac Tech Corporation and Cultivate Technologies, LLC (collectively the “Defendants”) in the Superior Court of the State of California. Plaintiffs filed suit to recover processed funds and processing fees alleged to be withheld illegally (collectively, the “Withholding Suit”). Pursuant to a mandatory arbitration clause in the controlling agreement, the parties to the Withholding Suit have agreed to arbitrate their claims. We do not dispute the funds owed; however, we do believe it’s within our rights to hold the funds, per the terms of agreements signed by Plaintiffs. We disagree with any allegations of any wrongdoing and will aggressively defend ourselves against the Withholding Suit. Ideally, we will settle this claim in the near term. While the results of this matter cannot be predicted with certainty, especially at this early stage, we believe that losses, if any, resulting from resolution of this matter will not have a materially adverse effect on operations or cash flow. This was dismissed by both parties as of March 30, 2020. Plaintiffs refiled on February 28, 2020. The parties are currently engaged in discovery. GreenBox has responded to discovery requests and propounded discovery requests on Plaintiffs. Several depositions are scheduled and/or space reserved. A case management conference is calendared for September 2, 2020.

●

The Good People Farms, LLC – The Good People Farm, LLC (TGPF) initiated an Arbitration in AAA on or about April 20, 2020 against Greenbox POS, Fredi Nisan, Ben Errez, MTrac Tech., Vanessa Luna, and Jason LeBlanc. However, no formal demand was ever served or received on Greenbox to the Firm’s knowledge pursuant to AAA rules. Therefore, the arbitration has not be initiated at this time. It is premature to provide any predicted outcome at this time. Additionally, our firm is currently assessing a potential claim against The Good People Farms, LLC, a merchant who used Greenbox POS’s services for suspected fraudulent conduct which caused damage to Greenbox’s relationships with acquiring banks and other merchants, including excessive fines. It is premature to provide any predicted outcome at this time.

Operating Leases

The Company entered into the following operating facility lases:

●

Hyundai Rio Vista – On October 4, 2018, the Company entered into an operating facility lease for its corporate office located in San Diego with 38 months term and with option to renew. The lease started on October 4, 2018 and expires on October 3, 2021

For operating leases, we calculated right of use assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption using the incremental borrowing rate. The adoption of ASC 842 resulted in recording an adjustment to operating lease right of use asset and operating lease liabilities of $175,442 and $179,009 respectively, as of June 30, 2020. The difference between the operating lease ROU asset and operating lease liabilities at transition represented existing deferred rent expenses and tenant improvements, and indirect costs that was derecognized. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

In accordance with ASC 842, the components of lease expense were as follows:

	Three months ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Amortization of right-of-use assets, net of liability amortization	$115	$1,073	$229	$2,146
Operating lease expense	32,904	31,945	65,807	63,890

Total lease expense	$33,018	$33,018	$66,036	$66,036

15.	SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the consolidated financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its consolidated financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Accordingly, the Company did not have any subsequent events that require disclosure other than the following:

1.	The Company purchased the Canadian Money Service Business (MSB) MoltoPay for $70,000 in cash as asset purchase agreement. The transaction closed on August 3, 2020.
2.

The Company elected to exercise an option to purchase a block of 6.0M shares from RB Capital as prescribed in the settlement agreement with RB from January 2020. As a result, the Company paid $810,000 (or $0.135/share) and the 6M shares block was canceled by the Company’s transfer agent. This transaction closed on July 31, 2020. The transaction was funded with bridge cash from one of the Company’s top executives. There was no cost to this bridge funding, however the company issued a 25,000 shares bonus to the same executive. That bridge has since been repaid.

3.

In a related transaction, the Company accepted an investment of $810,000 from long term investors and issued 6M shares to them (reflecting $0.135 per share). These shares were allocated out of pool of shares the company registered in a recent S-8 filing. As of this time, there was no dilution to the common stock. This transaction closed on August 3, 2020.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of GreenBox POS

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of GreenBox POS as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2019

Lakewood, CO

May 15, 2020

GREENBOX POS

CONSOLIDATED BALANCE SHEETS

		(Restated)
December 31,	2019	2018

ASSETS

Current Assets:
Cash and cash equivalents	$-	$45,854
Restricted cash	763,110	239,124
Accounts receivable, net of allowance for bad debt of $5,665,031 and $0, respectively	70,257	49,998
Accounts receivables from fines and fees from merchant, net of allowance for bad debt of $6,665,031 and $0, respectively.	2,776,687	-
Cash due from gateways, net	8,426,844	630,699
Prepaid and other current assets	42,062	37,232
Total current assets	12,078,960	1,002,907

Non-current Assets:
Property and equipment, net	66,491	30,715
Operating lease right-of-use assets, net	229,639	-
Total non-current assets	296,130	30,715

Total assets	$12,375,090	$1,033,622

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$504,505	$127,029
Other current liabilities	15,100	9,401
Accrued interest	368,071	29,871
Payment processing liabilities, net	14,021,892	865,086
Short-term notes payable, net of debt discount of $32,418 and $0, respectively	741,253	-
Convertible debt	807,500	846,500
Derivative liability	1,050,063	-
Current portion of operating lease liabilities	113,935	-

Total current liabilities	17,622,319	1,877,887
Operating lease liabilities, less current portion	120,110	-
Long-term debt	-	75,000

Total liabilities	17,742,429	1,952,887

Commitments and contingencies

Stockholders' Deficit:
Common stock, par value $0.001, 495,000,000 shares authorized, shares issued and outstanding of 169,862,933 and 166,390,363, respectively	169,863	166,390
Common stock - issuable	695	1,000
Additional paid-in capital	1,179,272	945,940
Accumulated deficit	(6,717,169)	(2,032,595)
Total stockholders' deficit	(5,367,339)	(919,265)

Total liabilities and stockholder's deficit	$12,375,090	$1,033,622

The accompanying notes are an integral part of these audited financial statements.

GREENBOX POS

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,	2019	2018

Net revenue	$10,002,857	$910,808
Cost of revenue	11,091,140	670,539

Gross profit	(1,088,283)	240,269

Operating expenses:
Advertising and marketing	45,928	166,149
Research and development	1,255,296	376,871
Cash due from gateway reserve expense	-	-
Payroll and payroll taxes	1,429,136	331,894
Professional fees	1,026,556	767,869
General and administrative	750,078	302,333
Depreciation and amortization	16,216	6,608
Total operating expenses	4,523,210	1,951,724

Loss from operations	(5,611,493)	(1,711,455)

Other income (expense):
Interest expense - debt discount	(195,201)	-
Interest (expense) income	(604,504)	(106,821)
Derivative expense	(634,766)	-
Changes in fair value of derivative liability	(415,297)	-
Merchant fines and penalty income	2,776,687	-
Asset impairment	-	(75,000)
Total other expense, net	926,919	(181,821)

Loss before provision for income taxes	(4,684,574)	(1,893,276)

Income tax provision	-	-

Net loss	$(4,684,574)	$(1,893,276)

Earnings (loss) per share:
Basic and diluted	$(0.03)	$(0.02)

Weighted average number of common shares outstanding:
Basic and diluted	167,818,209	88,662,960

The accompanying notes are an integral part of these audited financial statements.

GREENBOX POS

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock				Additional Paid-In	Accumulated	Total Stockholders' Equity
	Shares	Amount	To be Issued	Amount	Capital	Deficit	(Deficit)

Balance at December 31, 2017	14,445,363	$14,445	-	$-	$185,655	$(139,319)	$60,781

Common stock issued	144,445,000	144,445	-	-	611,285	-	755,730

Shares issued	7,500,000	7,500	-	-	-	-	7,500

Shares to be issued	-	-	1,000,000	1,000	149,000	-	150,000

Net loss	-	-	-	-	-	(1,893,276)	(1,893,276)

Balance at December 31, 2018	166,390,363	$166,390	1,000,000	$1,000	$945,940	$(2,032,595)	$(919,265)

Common stock issuable under convertible debt	-	-	25,000	4,500	-	-	4,500

Warrants issuable under convertible debt	-	-	125,000	-	55,311	-	55,311

Common stock and warrants issuable forfeited	-	-	(150,000)	(4,500)	(55,311)	-	(59,811)

Share issued to employees and vendor	860,000	860	-	-	85,640	-	86,500

Shares issuable from conversion of convertible debt	-	-	2,307,692	2,308	147,692	-	150,000

Shares issued from conversion of convertible debt	2,307,692	2,308	(2,307,692)	(2,308)	-	-	-

Shares issued from issuable shares	304,878	305	(304,878)	(305)	-	-	-

Net loss	-	-	-	-	-	(4,684,574)	(4,684,574)

Balance at December 31, 2019	169,862,933	$169,863	695,122	$695	$1,179,272	$(6,717,169)	$(5,367,339)

The accompanying notes are an integral part of these audited financial statements.

GREENBOX POS

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,	2019	2018

Cash flows from operating activities:
Net loss	$(4,684,574)	$(1,893,276)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	14,019	6,608
Interest expense - debt discount	195,201	-
Stock compensation expense	86,500	-
Derivative expense	634,766	-
Changes in fair value of derivative liability	415,297	-
Noncash lease expense	(4,406)	-
Changes in assets and liabilities:
Accounts receivable	(20,259)	(49,998)
Accounts receivables from fines and fees from merchant, net	(2,776,687)	-
Prepaid and other current assets	(4,830)	(33,893)
Cash due from gateways, net	(7,796,145)	(630,699)
Accounts payable	377,476	95,049
Other current liabilities	5,699	9,401
Accrued interest	235,581	29,871
Payment processing liabilities, net	13,156,806	865,086
Deferred income	-	-
Net cash provided by (used in) operating activities	(165,556)	(1,601,851)

Cash flows from investing activities:
Purchases of property and equipment	(49,795)	(31,254)
Net cash used in investing activities	(49,795)	(31,254)

Cash flows from financing activities:
Borrowings from convertible debt	482,500	921,500
Repayments on convertible debt	(496,500)	-
Repayment on long-term debt	(75,000)	-
Borrowings from short-term notes payable	1,132,975
Repayments on short-term notes payable	(359,304)
Proceeds from issuances of common stock	-	913,230
Net cash provided by financing activities	684,671	1,834,730

Net increase (decrease) in cash, cash equivalents, and restricted cash	469,320	201,625

Cash, cash equivalents, and restricted cash – beginning of year	284,978	83,353

Cash, cash equivalents, and restricted cash – end of year	$763,110	$284,978

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$266,304	$152,868
Income taxes	$800	$800

Non-cash financing activities:
Convertible debt conversion to common stock	$(150,000)	$-

The accompanying notes are an integral part of these audited financial statements.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Organization

GreenBox POS (the “Company” or “PubCo”) is a tech company formed with the intent of developing, marketing and selling innovative blockchain-based payment solutions, which the Company believes will cause favorable disruption in the payment solutions marketplace. The Company’s core focus is to develop and monetize disruptive blockchain-based applications, integrated within an end-to-end suite of financial products, capable of supporting a multitude of industries. The Company’s proprietary, blockchain-based systems are designed to facilitate, record and store a virtually limitless volume of tokenized assets, representing cash or data, on a secured, immutable blockchain-based ledger.

The Company was formerly known as ASAP Expo, Inc (“ASAP”), which was incorporated April 10, 2007 under the laws of the State of Nevada. On January 4, 2020, PubCo and GreenBox POS LLC, a Washington limited liability company (“PrivCo”), entered into an Asset Purchase Agreement (the “Agreement”), to memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and among PubCo (the buyer) and PrivCo, which was formed on August 10, 2017 (the seller). On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, PubCo assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business (the “GreenBox Acquisition”).

For accounting and reporting purposes, PubCo deemed the GreenBox Acquisition a “Reverse Acquisition” with PrivCo designated the “accounting acquirer” and PubCo designated the “accounting acquiree.”

Significant Transactions

On March 23, 2018, the then controlling shareholder and then sole officer and sole director of PubCo, Frank Yuan, along with his wife, Vicky PMW Yuan, entered into a Purchase Agreement with PrivCo (the “SPA”).

Pursuant to the SPA, Frank Yuan agreed to convert a portion of a line of credit that he had previously issued to PubCo, in exchange for 144,445,000 shares of PubCo’s common stock, par value $0.001 per share (the “Control Block”). The Yuans agreed to sell the Control Block to PrivCo for a consideration of $500,000: $250,000 in cash and $250,000 in PubCo shares to be issued within 30 days of the completion of the SPA (the “Shares Due”), which were subsequently paid by PrivCo.

On April 12, 2018, all business being conducted at that time by PubCo (the “ASAP Business”) was transferred from PubCo to ASAP Property Holdings Inc., a company owned and operated by Frank Yuan (“Holdings”). In consideration for the ASAP Business, Holdings assumed all liabilities related to the ASAP Business.

On April 12, 2018, following the SPA being entered into and the ASAP Business being transferred to Holdings, Errez and Nisan were the sole acting officers and sole acting directors of PubCo.

On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, and bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018 PubCo assumed nearly all PrivCo’s liabilities (the “Assumed Liabilities”) that had been incurred in the normal course of GreenBox Business (collectively, the “GreenBox Acquisition”).

The value of the GreenBox Business assets on April 12, 2018 was $843,694, which excluded the Control Shares, which remained with PrivCo. The value of the Assumed Liabilities on April 12 was $589,078, which excluded $185,000 of a $300,000 convertible promissory note issued by PrivCo to RB Capital Partners. The difference between assets and liabilities was $254,616, which PubCo booked as a “Gain on Bargain Purchase.” However, because we are using Reverse Acquisition accounting, we recorded the gain as Paid in Capital.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (continued)

Name Change

On May 3, 2018, PubCo formally changed its name to GreenBox POS LLC, then subsequently changed its name to GreenBox POS on December 13, 2018. Unless the context otherwise requires, all references to “the Company,” “we,” “our”, “us” and “PubCo” refer to GreenBox POS. Unless the context otherwise requires, all references to “PrivCo” or the “Private Company” refer to GreenBox POS LLC, a limited liability company, formed in the state of Washington.

Basis of Presentation and Consolidation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The financial statements include the combined accounts of PubCo and PrivCo. All amounts are presented in U.S. Dollars unless otherwise stated. The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”).

Going Concern

As of December 31, 2019, the Company had cash, cash equivalents, and restricted cash of $254,617, has incurred a net loss of $1,425,058 for the nine months ended September 30, 2019, and has accumulated a deficit of $3,457,653 as of September 30, 2019. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Additionally, as the GreenBox ecosystem grows, substantially larger volumes of working capital financing will be required to support our platform’s growth. The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, we will have to develop and implement a plan to further extend payables, reduce overhead or scale back our business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying financial statements have been prepared in conformity with GAAP, which contemplate our continuation as a going concern, and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Restatement

On April 12, 2018, pursuant to a verbal agreement (the “Verbal Agreement”), PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, and bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, PubCo assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business (collectively, the “GreenBox Acquisition”).

From April 12, 2018 through January 4, 2020 (the “In Between Period”), because there was ambiguity regarding the validity of the Verbal Agreement, PubCo filed required quarterly and annual reports with the Securities and Exchange Commission as if there had not been a Reverse Acquisition. During the In Between Period, PrivCo continued to operate as if it still owned the GreenBox Business, which included maintaining records of GreenBox Business financial transactions on PrivCo’s accounting software, and entering into contracts and agreements as PrivCo, while PubCo paid all expenses, including expenses related to PrivCo contracts entered into prior to April 12, 2018 and after April 12, 2018, as well as expenses incurred as a result of litigation resulting from disagreements between PrivCo and other parties. During the In Between Period, PubCo represented itself in press releases, as being the owner/operator of the GreenBox Business. Additionally, from April 12, 2018 through approximately December 31, 2018, PubCo and PrivCo shared control of PrivCo’s bank accounts, and on approximately January 1, 2019, PubCo assumed control of PrivCo’s bank accounts.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

1.	DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (continued)

By virtue of the payment of PrivCo’s litigation expenses by PubCo, by virtue of PubCo representing itself in press releases, as being the owner/operator of the GreenBox Business, and by virtue of the shared control of PrivCo’s bank accounts starting on April 12, 2018, both PubCo and PrivCo concluded that the Verbal Agreement was valid and the GreenBox Business asset acquisition took place on April 12, 2018.

On January 4, 2020, PubCo and PrivCo entered into an Asset Purchase Agreement (the “Agreement”), to memorialize the Verbal Agreement. For accounting and reporting purposes, PubCo deemed the GreenBox Acquisition a “Reverse Acquisition” with PrivCo designated the “accounting acquirer” and PubCo designated the “accounting acquiree.”

Because PubCo previously filed quarterly and annual reports for 2018 with the Securities and Exchange Commission as if there had not been a Reverse Acquisition, PubCo was required to file amended Form 10-Qs for the periods ending June 30, 2018 and September 30, 2018, and an amended Form 10-K for the year ending December 31, 2018 (collectively the “Amended Reports”). These Amended Reports differ substantially from previously filed reports in that PubCo’s financials are presented on a combined basis with PrivCo. Additionally, the previous business operations of PubCo prior to April 12, 2018 are disregarded.

The Company therefore filed, on February 7, 2020, an amended 10-K (“Amended 10-K”) to the Company’s audited financial statements for the year ended December 31, 2018, contained in the Company’s Annual Report on Form 10-K, originally filed with the SEC on April 16, 2019 (the “2018 Report”) to restate the Company’s financial statements and revise related disclosures. As a substantial part of the Amended 10-K was amended and/or restated, the Company presented the entire text of the 2018 Report, as amended and/or restated by the Amended 10-K. Readers should therefore read and rely only on the Amended 10-K in lieu of the original 2018 Report.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with the GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain prior year amounts have been reclassified for consistency with the current period presentation. These reclassifications had no effect on the reported results of operations or cash flows.

Cash, Cash Equivalents and Restricted Cash

The Company’s cash, cash equivalent and Restricted cash represents the following:

●

Cash and cash equivalents consist of cash on hand, cash on deposit with banks, and highly liquid debt investments with a maturity of three months or less when purchased. The Company has cash equivalents of $0 and $45,854, excluding cash held for settlement liabilities, as of December 31, 2019 and December 31, 2018, respectively.

●

Restricted Cash – The Company’s technology enables transactional blockchain ledger to instantly reflect all transactions details. The final cash settlement of each transaction is subject to the gateway policies. This final disposition takes days to weeks to complete in accordance with these policies. Each policy is an integral part of the transactional contracts between the Company, its Independent Sales Organizations (ISOs), its agents, and the merchant clients. While the ledger reflects a held balance for the merchant, in reserve or payment in arears, the Company holds funds in a trust account as cash deemed restricted. The Company’s books reflect such restricted cash as a restricted cash and trust accounts, and the sum balance due to merchants and ISOs as settlement liabilities.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position that sum to the total of the same such amounts shown in the statement of cash flows.

	December 31, 2019	December 31, 2018

Cash and cash equivalents	$-	$45,854
Restricted cash	763,110	239,124

Total cash, cash equivalents, and restricted cash shown in the statements of cash flows	$763,110	$284,978

Cash Due from Gateways and Payment Processing Liabilities

The Company’s primary source of revenues continues to be payment processing services for its merchant clients. When such merchant makes a sale, the process of receiving the payment card information, engaging the banks for transferring the proceeds to the merchant’s account via digital gateways, and recording the transaction on a blockchain ledger are the activities for which the Company gets to collect fees.

In 2019 the Company utilized several gateways. The gateways have strict guidelines pertaining to scheduling of the release of funds to merchants based on several criteria, such as return and chargeback history, associated risk for the specific business vertical, average transaction amount and so on. In order to mitigate processing risks, these policies determine reserve requirements and payment in arear strategy. While reserve and payment in arear restrictions are in effect for a merchant payout, the Company records gateway debt against these amounts until released.

Therefore, the total gateway balances reflected in the Company’s books represent the amount owed to the Company for processing – these are funds from transactions processed and not yet distributed.

Advertising and Marketing Costs

Advertising and marketing costs are recorded as general and administrative expenses when they are incurred. Advertising and marketing expenses were $45,928 and $166,149 for the years ended December 31, 2019 and 2018, respectively.

Research and Development Costs

Research and development costs, which are expensed as incurred, are primarily comprised of costs and expenses for salaries and benefits for research and development personnel, outsourced contract services, and supplies and materials costs. Research and development expenses were $1,255,296 and $376,871 for the years ended December 31, 2019 and 2018, respectively.

Revenue Recognition

Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers outlines the basic criteria that must be met to recognize revenue and provide guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Securities and Exchange Commission. Management believes the Company’s revenue recognition policies conform to ASC 606.

The Company recognizes revenue when 1) it is realized or realizable and earned, 2) there is persuasive evidence of an arrangement, 3) delivery and performance has occurred, 4) there is a fixed or determinable sales price, and 5) collection is reasonably assured.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company generates revenue from payment processing services, licensing fees and equipment sales.

●

Payment processing revenue is based on a percentage of each transaction’s value and/or upon fixed amounts specified per each transaction or service and is recognized as such transactions or services are performed.

●	Licensing revenue is paid in advance and is recorded as unearned income, which is amortized monthly over the period of the licensing agreement.
●	Equipment revenue is generated from the sale of POS products, which is recognized when goods are shipped.

Accounts Receivables from Fines and Fees from Merchants

The fines and penalties charged to the Company’s merchants is a normal course of business and historically, the Company has had more than 90% collections success rate.   These fees and penalties represent certain chargebacks which are at fault by the Company’s merchants and are imposed as the merchant agreement between the Company and the merchant.  The Company has legal rights under the merchant agreement to claim the chargeback.  These chargebacks, fees, and fines are earned and delivered because the Company has been “chargebacked” by the Gateways and the Company has legal rights under the agreement to claim this against the merchants.

In end of Q3 2019, GreenBox received constructive notice of potential violations of its Terms of Service by a merchant, The Good People Farms (“TGPF”).   An ongoing audit and investigation of this account resulted in the discovery of a number of violations GreenBox believes TGPF is responsible for, including but not limited to violations of VISA, Mastercard, and American Express’s rules.

This investigation is ongoing, but initial results indicate that excessively high chargeback percentages are connected with fraudulent activity and / or transaction laundering. These issues lead to the implementation of aggressive bank reserves, stunting GreenBox’s ability to conduct business and contributed to undetermined consequential damages. GreenBox promptly terminated the merchant account and placed all processed funds on reserve.

Although the investigation is ongoing, GreenBox estimates that the total amount of fees, fines, and chargebacks are currently $9,441,718.  The Company has provided for an allowance for bad debt of $6,665,031 on the gross balance of $9,441,718 bringing to net balance of $2,776,687.   To date, GreenBox has successfully recouped $840,739.33 (collected in 2019).  The Company expects to recoup at minimum approximately $2.8M in fiscal year 2020.   The Company may assess $100,000 per fraudulent transactions but the Company used $5,000 per transaction to calculate the fees and fines.

The Company recorded net balance of $2,776,687 as other income in the statements of operations for the year ended December 31, 2019.

Accounts Receivable and Allowance for Bad Debt

The Company maintains an allowance for doubtful accounts for estimated losses from the inability of customers to make required payments. The allowance for doubtful accounts is evaluated periodically based on the aging of accounts receivable, the financial condition of customers and their payment history, historical write-off experience and other assumptions, such as current assessment of economic conditions.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are amortized over the shorter of the useful life of the related assets or the lease term. Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company utilizes ASC 820-10, Fair Value Measurement and Disclosure, for valuing financial assets and liabilities measured on a recurring basis. Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability. The guidance establishes three levels of inputs that may be used to measure fair value:

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company’s financial instruments consisted of cash, accounts payable and accrued liabilities, advances to due to or from affiliated companies, notes payable to officers.  The estimated fair value of cash, accounts payable and accrued liabilities, due to or from affiliated companies, and notes payable approximates its carrying amount due to the short maturity of these instruments.

The table below describes the Company’s valuation of financial instruments using guidance from ASC 820-10:

December 31, 2019	Level 1	Level 2	Level 3

Derivative liability	$-	$-	$1,050,063

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.  Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Long-Lived Asset Impairments

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment when events or changes in business conditions indicate that their carrying value may not be recovered, and at least annually. The Company considers assets to be impaired and writes them down to estimated fair value if expected associated undiscounted cash flows are less than the carrying amounts. Fair value is the present value of the associated cash flows.

Earnings Per Share

A basic earnings per share is computed by dividing net income to common stockholders by the weighted average number of shares outstanding for the year. Dilutive earnings per share include the effect of any potentially dilutive debt or equity under the treasury stock method, if including such instruments is dilutive. The Company’s diluted earnings/loss per share is the same as the basic earnings/loss per share for the years ended December 31, 2019 and 2018, as there are no potential shares outstanding that would have a dilutive effect.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Leases

Prior to January 1, 2019, the Company accounted for leases under Accounting Standards Codification (ASC) 840, Accounting for Leases. Effective from January 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases.

On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months.

ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

For operating leases, we calculated right of use assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption using the IBR as of that date.

The adoption of ASC 842 resulted in recording an adjustment to operating lease right of use assets and operating lease liabilities of liabilities of $229,639 and $234,045, respectively as of December 31, 2019. The difference between the operating lease ROU assets and operating lease liabilities at transition represented tenant improvements, and indirect costs that was derecognized. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

Recently Adopted Accounting Updates

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), which requires lessees to recognize on the balance sheet assets and liabilities for leases with lease terms of more than 12 months. Consistent with prior GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend primarily on its classification as a finance or operating lease. However, unlike prior GAAP—which required only finance (formerly capital) leases to be recognized on the balance sheet—the new ASU requires both types of leases to be recognized on the balance sheet. The ASU took effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. This standard can be applied at the beginning of the earliest period presented using the modified retrospective approach, which includes certain practical expedients that an entity may elect to apply, including an election to use certain transition relief. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases and ASU No. 2018-11, Leases (Topic 842): Targeted Improvements, which make improvements to Accounting Standards Codification (“ASC”) 842 and allow entities to not restate comparative periods in transition to ASC 842 and instead report the comparative periods under ASC 840.

The adoption of ASC 842 resulted in recording an adjustment to operating lease right of use assets and operating lease liabilities of liabilities of $229,639 and $234,045, respectively as of December 31, 2019. The difference between the operating lease ROU assets and operating lease liabilities at transition represented tenant improvements, and indirect costs that was derecognized. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. The standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. While the Company is currently in the process of evaluating the effects of this standard on the consolidated financial statements, the Company plans to adopt ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company plans to adopt the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

Other recently issued accounting updates are not expected to have a material impact on the Company’s financial statements.

3.	REVERSE ACQUISITION

On January 4, 2020, PubCo and PrivCo entered into the Agreement to memorialize the Verbal Agreement. On April 12, 2018, pursuant to the Verbal Agreement, PubCo acquired PrivCo’s blockchain gateway and payment system business, point of sale system business, delivery business and kiosk business, and bank and merchant accounts, as well as all intellectual property related thereto (the “GreenBox Business”). As consideration for the GreenBox Business, on April 12, 2018, PubCo assumed PrivCo’s liabilities that had been incurred in the normal course of the GreenBox Business (collectively, the “GreenBox Acquisition”).

For accounting and reporting purposes, PubCo deemed the GreenBox Acquisition a “Reverse Acquisition” with PrivCo designated the “accounting acquirer” and PubCo designated the “accounting acquiree.”

The value of the assets acquired and liabilities assumed was $843,694 and $589,078, respectively, on April 12, 208. Exclusions from the Agreement included shares in PubCo held by PrivCo, which remain a PrivCo asset, and $185,000 of a $300,000 convertible promissory note issued by PrivCo.

The following is the purchase price allocation on April 12, 2018:

April 12, 2018

Cash and Cash Equivalents	$752,393
Customer Accounts	83
Inventory	56,988
Security Deposits	3,990
Fixed Assets, net	17,697
Prepaid Expense	12,543

Assets Acquired	843,694

Total Consideration – Liabilities Assumed	589,078

Gain on Bargain Purchase	$254,616

This acquisition resulted in a “Gain on Bargain Purchase” for PubCo because the fair value of assets we acquired exceeded the total of the fair value of consideration we paid by $254,616. However, as we deemed the acquisition a Reverse Acquisition for accounting purposes, the $254,616 gain was rerecorded and presented as Paid in Capital within our Consolidated Balance Sheet on the date of acquisition. The operating results of the GreenBox Business for the period from April 12, 2018 going forward have been included in the Company’s Consolidated Statements of Operations. The Company did not incur a significant amount in transaction costs in connection with the acquisition, but any and all costs were expensed as incurred and are included within the Consolidated Statement of Operations.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

4.	SETTLEMENT PROCESSING

The Company’s proprietary blockchain-based technology serves as the settlement engine for all transactions within the Company’s ecosystem. The blockchain ledger provides a robust and secure platform to log immense volumes of immutable transactional records in real time. Generally speaking, blockchain is a distributed ledger that uses digitally encrypted keys to verify, secure and record details of each transaction conducted within an ecosystem. Unlike general blockchain-based systems, GreenBox uses proprietary, private ledger technology to verify every transaction conducted within the GreenBox ecosystem. The verification of transaction data comes from trusted partners, all of whom have been extensively vetted by us.

GreenBox facilitates all financial elements of our closed-loop ecosystem and we act as the administrator for all related accounts. Using our TrustGateway technology, we seek authorization and settlement for each transaction from Gateways to the issuing bank responsible for the credit/debit card used in the transaction. When the Gateway settles the transaction, our TrustGateway technology composes a chain of blockchain instructions to our ledger manager system.

When consumers use credit/debit cards to pay for transactions with merchants who use our ecosystem, the transaction starts with the consumer purchasing tokens from us. The issuance of tokens is accomplished when we load a virtual wallet with a token, which then transfers credits to the merchant’s wallet on a dollar for dollar basis, after which the merchant releases its goods or services to the consumer. These transfers take place instantaneously and seamlessly, allowing the transaction experience to seem like any other ordinary credit/debit card transaction to the consumer and merchant.

While our blockchain ledger records transaction details instantaneously, the final cash settlement of each transaction can take days to weeks, depending upon contract terms between us and the gateways we use, between us and our ISOs, and between us and/or our ISOs and merchants who use our services. In the case where we have received transaction funds, but not yet paid a merchant or an ISO, we hold funds in either a trust account or as cash deemed restricted within our operating accounts. We record the total of such funds as Cash held for Settlements – a Current Asset. Of these funds, we record the sum balance due to Merchants and ISOs as Settlement Liabilities to Merchants and Settlement Liabilities to ISOs, respectively.

The table below shows the status of transaction settlements:

	December 31, 2019	December 31, 2018
Settlement Processing Assets:
Cash held for settlements	$763,110	$239,124
Cash due from gateways	3,073,183	291,112
Amount due from gateways and merchants – hold and fees	4,824,223	-
Chargeback allowances (1)	-	(139,374)
Reserves (2)	5,353,661	474,224
Total before allowance for uncollectable	14,014,177	865,086
Allowance for uncollectable – hold and fees	(5,587,333)	-
Total – settlement processing assets	$8,426,844	$865,086

Settlement Processing Liabilities:
Settlement liabilities to merchants	14,014,177	786,425
Settlement liabilities to ISOs	-	107,342
Refund allowances (3)	-	(28,681)
Totals	$14,014,177	$865,086

(1) During 2018, the Company absorbed all chargeback costs as a cost of services provided – essentially a sales promotion tool to onboard customers in 2018. The Chargeback Allowance shown in the table above reflects our estimate of potential chargebacks that are likely to be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox is owed from the Gateways we use in our proprietary ecosystem. In 2019, the actual dollar amount of chargebacks will be reconciled with our allowance.

(2) Reserves are essentially an escrow fund that protects a gateway/card issuer from financial losses. In the Reserve, funds are held until chargeback time limits expire.

(3) The Refund Allowance shown in the table above reflects our estimate of potential refunds that may be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox owes to Merchants using our proprietary ecosystem. In 2019, the actual dollar amount of refunds with be reconciled with our allowance.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

5.	CASH DUE FROM GATEWAYS

Cash due from gateways consisted of the following:

	December 31, 2019	December 31, 2018

Cash due from Gateways	$3,073,183	$291,112
Amount due from gateways and merchants – hold and fees	4,824,223	-
Reserves (2)	5,353,661	474,224

Total cash due from gateways	13,251,067	765,336
Chargeback Allowances (1)	-	(134,637)
Allowance of uncollectable – hold and fees	(4,824,223)	-

Total cash due from gateways, net	$8,426,844	$630,699

(1) During 2018, the Company absorbed all chargeback costs as a cost of services provided – essentially a sales promotion tool to onboard customers in 2018. The Chargeback Allowance shown in the table above reflects our estimate of potential chargebacks that are likely to be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox is owed from the Gateways we use in our proprietary ecosystem. In 2019, the actual dollar amount of chargebacks will be reconciled with our allowance.

(2) Reserves are essentially an escrow fund that protects a gateway/card issuer from financial losses. In the Reserve, funds are held until chargeback time limits expire.

6.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2019	December 31, 2018

Computers	$38,938	$15,285
Furniture	37,339	4,919
Kiosks	12,750	12,750
Vehicles	4,578	4,578

Total property and equipment	93,605	37,532
Less: Accumulated depreciation	(27,114)	(6,817)

Total property and equipment, net	$66,491	$30,715

Depreciation expense was $16,530 and $6,608 for the years ended December 31, 2019 and 2018, respectively.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

7.	PAYMENT PROCESSING LIABILITIES, NET

Payment processing liabilities consisted of the following:

	December 31, 2019	December 31, 2018

Settlement liabilities to merchants	$14,014,177	$786,425
Settlement liabilities to ISOs	-	107,342

Total processing liabilities	14,014,177	893,767
Refund allowances	-	(28,681)

Total payment processing liabilities	$14,014,177	$865,086

The Refund Allowance shown in the table above reflects our estimate of potential refunds that may be realized in 2019, which are connected to sales transactions that occurred in 2018. The allowance decreases the amount that GreenBox owes to Merchants using our proprietary ecosystem. In 2019, the actual dollar amount of refunds with be reconciled with our allowance.

8.	CONVERTIBLE NOTES PAYABLE

Convertible notes payable consisted of the following:

	December 31, 2019	December 31, 2018

March 11, 2019 ($500,000) – 8% one-time interest charge with outstanding principal and interest due October 6, 2019.	$500,000	$-
December 27, 2018 ($150,000) – 12% interest per annum paid quarterly with outstanding principal and remaining interest due December 12, 2019.	-	150,000
December 13, 2018 ($83,000) – 10% interest per annum with outstanding principal and interest due December 13, 2019.	-	83,000
November 26, 2018 ($200,000) – 12% interest per annum with outstanding principal and interest due November 26, 2019.	200,000	200,000
September 27, 2018 ($53,000) – 10% interest per annum with outstanding principal and interest due September 27, 2019.	-	53,000
August 6, 2018 ($253,000) – 10% interest per annum with outstanding principal and interest due August 6, 2019.	-	253,000
March 15, 2018 ($300,00) – 12% interest per annum with outstanding principal and interest due March 15, 2019.	107,500	107,500

Total convertible notes payable	$807,500	$846,500

Vista Capital Investments, LLC - $500,000 (original received $375k)

On March 11, 2019, PubCo issued a convertible promissory note for $500,000 to Vista Capital Investments, LLC (“Vista”) (the “Vista Note”), due October 6, 2019 (the “Maturity Date”). The Vista Note incurred a onetime interest charge of 8%, which was recorded at issuance, and was due upon repayment of the Vista Note. The Vista Note included an original issue discount of $125,000, netting the balance received by PubCo from Vista at $375,000. The Vista transaction included commitment fees, which took the form of an obligation by PubCo to issue Vista 25,0000 shares and a four-year warrant to purchase 125,000 shares (the “Commitment Shares”) which are only provided in the event of default. Upon the occurrence of an event of default, as defined in the Vista Note, the conversion price shall become equal to a 65% of the lowest traded price for the Company’s common stock in the 25 consecutive trading days preceding the notice of conversion and the balance due shall be multiplied by 130% (the “Default Provision”). The Vista Note’s principal and interest were due to be paid October 6, 2019.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

8.	CONVERTIBLE NOTES PAYABLE (continued)

The Company and Vista amended the convertible debt agreement as follows:

●

First Amendment – On or about October 16, 2019, the parties amended the Vista Note to extend the Maturity Date to November 6, 2019, reduce the principal and interest due to $464,625 and cancel the Commitment Shares.

●

Second Amendment – On or about December 11, 2019, the parties agreed to a second amendment of the Vista Note, which extended the Maturity Date to January 15, 2020, required the Company to make a one-time payment of $10,000, changed the principal and interest balance due to $487,858, and waived Vista’s default rights through January 15, 2020. On January 22, 2020, Vista issued a default notice to the Company, which included an increase in the balance due to $634,213.

●

Third Amendment – On or about January 28, 2020, the parties agreed upon a third amendment to the Vista Note, which extended the Maturity Date to February 29, 2020, reduced the principal and interest due to $482,856 and required the Company to make a one-time $20,000 payment on or before January 29, 2020, of which $5,000 is to be applied to principal due. All other terms of the note remain in full force and effect.

The Vista Note has matured as of September 30, 2019. The Company has defaulted on the Vista Note and subsequently the Vista Note has not been extended. The Company is currently negotiating with Vista on extension of the Vista Note.

Saskatchewan Ltd – $150,000

On December 27, 2018, PubCo issued a convertible promissory note for $150,000 to Saskatchewan Ltd (“Sask”) (the “Sask Note”). The note incurs interest at 12% per year, paid quarterly, in advance. The outstanding principal and any remaining interest are due December 12, 2019. The note includes a conversion feature where, beginning six months after the issuance date, at which time the lender may convert all or a portion of the outstanding principal and any accrued interest balance into shares of PubCo’s common stock at a discounted rate of 50%. This note holder issued a notice of conversion to the Company on June 27, 2019 to convert the outstanding principal into 2,307,692 shares of the Company’s stock. The shares were subsequently issued to Sask on August 14, 2019.

Power Up Lending Ltd

On August 6, 2018, the Company entered into a Securities Purchase Agreement with Power Up Lending Up Ltd (“PULG”) under which PULG agreed to issue notes of up to $1,500,000 in aggregate over twelve months at the discretion of PULG (the “PULG SPA”). Under this agreement, the Company issued the following convertible notes:

●	PULG – $253,000

On August 6, 2018, the Company issued a convertible note for $253,000 to PULG, with a net $250,000 received by the Company. The note incurs interest at 10% per year and the outstanding principal and accrued interest are due August 6, 2019. The note includes a conversion feature where, beginning 180 days after the issuance date, at which time the lender may convert all or a portion of the outstanding principal and accrued interest balance into shares of the Company’s common stock at a discounted rate of 65%. The Company incurred $3,000 in financing fees associated with the loan. The Company paid this note on January 30, 2019, at which time it repaid the principal, accrued interest and an early repayment penalty of $93,333, which was recorded as interest expense.

●	PULG – $53,000

On September 27, 2018, the Company issued a convertible note for $53,000 to PULG, with a net $50,000 received by the Company. The note incurs interest at 10% per year and the outstanding principal and accrued interest are due September 27, 2019. The note includes a conversion feature where, beginning 180 days after the issuance date, at which time the lender may convert all or a portion of the outstanding principal and accrued interest balance into shares of the Company’s common stock at a discounted rate of 65%. The Company incurred $3,000 in financing fees associated with the loan. The Company paid this note on March 13, 2019, at which time it repaid the principal, accrued interest and an early repayment penalty of $19,378, which was recorded as interest expense.

●	PULG – $83,000

On December 13, 2018, PubCo issued a convertible note for $83,000 to PULG, with a net $80,000 received by PubCo. The note incurs interest at 10% per year and the outstanding principal and accrued interest are due December 13, 2019. The note includes a conversion feature where, beginning 180 days after the issuance date, at which time the lender may convert all or a portion of the outstanding principal and accrued interest balance into shares of the PubCo’s common stock at a discounted rate of 65%. PubCo incurred $3,000 in financing fees associated with the loan. The Company paid this note on March 13, 2019, at which time it repaid the principal, accrued interest and an early repayment penalty of $17,005, which was recorded as interest expense.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

8.	CONVERTIBLE NOTES PAYABLE (continued)

RB Cap – $200,000

On November 26, 2018, PubCo issued a convertible promissory note for $200,000 to RB Cap (the “RB Cap $200K Note”). The note incurs interest at 12% per year and the outstanding principal and accrued interest are due November 26, 2019. RB Cap may elect to convert the note at any time from six months from the date of issuance at a fixed price per share of $4.50. This note became part of a claim/counter claim suit with RB Capital (See Section C. Legal Matters below.)

RB Cap – $300,000

On or about March 15, 2018, PrivCo issued a twelve-month, $300,000 convertible promissory note to RB Capital Partners (“RB Cap”), with an interest rate of 12% per annum (“RB Cap 300K Note”). The note’s convertibility feature commenced six months after the note’s issuance, at a conversion rate of $0.001 per share of the Company’s common stock. Under the terms of the Agreement which memorialized the Verbal Agreement, we assumed the note, however, PrivCo agreed to pay $185,000 of the principal balance due on this note. On or about June 8, 2018, PrivCo transferred 440,476 restricted shares of Common Stock from the Control Block, with a market value of $185,000, to a purported designee of RB Cap, as a payment of principal of the note. Subsequently, RB Cap disputed the reduction in principal and subsequently, and we, along with PrivCo, disputed whether these shares should have been issued by PrivCo, and sought their return. On or about October 23, 2018, we issued 7,500,000 newly issued, restricted shares of our stock to RB Cap, in repayment of $7,500 of the RB Cap $300,000 Note. Subsequently, we disputed whether these shares should have been issued to RB Cap. As of December 31, 2018, our recorded principal balance for the note was $107,500 and accrued interest on the note was $15,880. On or about March 13, 2019, we issued a final cash payment towards the RB Cap 300K Note of approximately $126,092 (the “Payoff Funds”). However, RB Cap contested the amount of the Payoff Funds. (See Section C. Legal Matters below, under Note 12 – Subsequent Events)

9.	SHORT-TERM NOTES PAYABLE

Short-term notes payable consisted of the following:

	December 31, 2019	December 31, 2018

December 10, 2019 ($260,000) – Total interest charge of $106,000 with daily installments (5 days per week) of $4,073 for four months totaling $366,000.	$213,671	$-
December 9, 2019 ($200,000) – Total interest charge of $40,000 with 15 weekly installments of $16,000 totaling $240,000.	160,000	-
November 12, 2019 ($400,000) – Total interest charge of $196,000 with daily installments (5 days per week) of $5,960 for four months totaling $596,000.	400,000	-

Total short-term notes payable	$773,671	-

Debt discount	(32,418)

Total short-term notes payable, net of debt discount	$741,253

Fox Capital Group, Inc. - $260,000

On or about December 5, 2019, PubCo entered into a Secured Merchant Agreement with Fox Capital Group, Inc. (“Fox”). Under the terms of the Secured Merchant Agreement, the Company agreed to sell Fox $366,000 of future incoming cashflow from the GreenBox Business, to be delivered to Fox in daily installments of $4,073, for $260,000, from which $26,000 in fees was deducted, providing the Company with net cash of $234,000. For accounting purposes, the Company recorded this transaction as a loan of $260,000, with interest of $106,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Secured Merchant Agreement.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

9.	SHORT-TERM NOTES PAYABLE (continued)

Complete Business Solutions Group, Inc. - $200,000

On or about December 9, 2019, PubCo entered into an Agreement for the Purchase and Sale of Future Receivables (the “Purchase and Sale Agreement”) with Complete Business Solutions Group Inc, (“CBSG”). Under the terms of the Purchase and Sale Agreement, we agreed to sell CBSG $240,000 of future incoming cashflow from the GreenBox Business, to be delivered to CBSG in weekly installments of $16,000, for $200,000, from which $35 in fees was deducted, providing us with net cash of $199,965. For accounting purposes, we recorded this transaction as a loan of $200,000, with interest of $40,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Purchase and Sale Agreement.

West Coast Business Capital, LLC - $400,000

On or about November 12, 2019, the Company entered into a Purchase Agreement with West Coast Business Capital, LLC (“West Coast”). Under the terms of the Purchase Agreement, the Company agreed to sell West Coast $596,000 of future incoming cashflow from the GreenBox Business, to be delivered to West Coast in daily installments of $5,960, for $400,000, from which $16,000 in fees was deducted, providing the Company with net cash of $384,000. For accounting purposes, the Company recorded this transaction as a loan of $400,000, with interest of $196,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Purchase Agreement.

MTrac - $200,000

On or about September 10, 2019, the Company entered into a loan agreement of $200,000 including fixed interest of $72,975. The loan was fully paid off on September 23, 2019.

10.	DERIVATIVE LIABILITY

Derivative liability consisted of the following:

	December 31, 2019	December 31, 2018

Beneficial conversion feature – convertible debt	$1,050,063	$-

Total derivative liability	$1,050,063	$-

On March 11, 2019, PubCo issued a convertible promissory note for $500,000 to Vista Capital Investments, LLC (“Vista”) (the “Vista Note”), due October 6, 2019 (the “Maturity Date”). The Vista Note incurred a onetime interest charge of 8%, which was recorded at issuance, and was due upon payback of the Vista Note. The Vista Note included an original issue discount of $125,000, netting the balance received by PubCo from Vista at $375,000. The Vista transaction included commitment fees, which took the form of an obligation by PubCo to issue Vista 25,0000 shares and a four-year warrant to purchase 125,000 shares (the “Commitment Shares”) which are only provided in the event of default. Upon the occurrence of an event of default, as defined in the Vista Note, the conversion price shall become equal to a 65% of the lowest traded price for the Company’s common stock in the 25 consecutive trading days preceding the notice of conversion and the balance due shall be multiplied by 130% (the “Default Provision”).

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

10.	DERIVATIVE LIABILITY (continued)

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. As a result of entering into warrant agreements, for which such instruments contained a variable conversion feature with no floor, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Based on ASC 815, the Company determined that the convertible debt contained embedded derivatives and valued the derivative using the Black-Scholes method. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company performs valuation of derivative instruments at the end of each reporting period. The fair value of derivative instruments is recorded and shown separately under current liabilities as these instruments can be converted anytime. Changes in fair value are recorded in the consolidated statement of income under other income (expenses).

11.	INCOME TAXES

The Company did not have income tax provision (benefit) due to net loss and deferred tax assets having a full valuation allowances as of and for the year ended December 31, 2019 and 2018.

The provision for income taxes differs from the amounts computed by applying the federal statutory tax rate of 21% to earnings before income taxes, as follows:

	Years Ended December 31,
	2019	2018

Book income at statutory rate	21.00%	21.00%
Others	0%	-0.80%
Change in Valuation Allowance	-21.00%	-20.14%

Effective income tax rate	0%	0.06%

Deferred tax assets and liabilities consist of the following tax-effected temporary differences:

	December 31, 2019	December 31, 2018

Deferred tax assets (liabilities):
Charitable contributions	$-	$(3,700)
Unearned revenue	-	(75,600)
Depreciation	-	(26,300)
Net operating loss carryforward	498,888	612,800

Total deferred tax assets, net	498,888	507,200
Valuation allowance	(498,888)	(507,300)

Net deferred tax assets (liabilities)	$-	$(100)

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

11.	INCOME TAXES (continued)

The Company uses the liability method of accounting for income taxes as set forth in ASC 740. Under the liability method, deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates. As of December 31, 2019, the Company had federal and California net operating loss carryforwards of approximately $2.4 million. The federal and California net operating loss carryforwards will expire at various dates from 2026 through 2028; however, $2.4 million of the Federal operating loss does not expire and will be carried forward indefinitely.

As of December 31, 2019 and 2018, the Company maintained full valuation allowance for net operating loss carryforward deferred tax asset. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income are reduced.

The Company files a consolidated federal income tax return and files tax returns in various state and local jurisdictions. The statutes of limitations for its consolidated federal income tax returns are open for years 2016 and after, and state and local income tax returns are open for years 2015 and after.

12.	EQUITY TRANSACTIONS

The Company issued the following common shares:

●	On or about May 10, 2019, PubCo issued 10,000 shares to a non-affiliated legal consultant for services rendered.
●

On or about June 18, 2019, PubCo issued a total of 850,000 shares to nine PubCo employees as performance bonuses. The shares were fully vested upon issuance and worth $0.10 per share, at closing, on the day of issuance.

●	On or about August 14, 2019, PubCo issued 2,307,692 shares to a lender, that chose to convert a $150,000 promissory note at a 50% discount into shares of PubCo.
●	On or about August 14, 2019, PubCo issued 1,085,000 shares to PrivCo, as repayment of shares inadvertently transferred by PrivCo to third parties on behalf of PubCo as follows
o

On or about December 27, 2018, PrivCo inadvertently transferred 1,000,000 restricted PubCo shares, with a market value of $150,000, which money was deposited into PrivCo’s bank accounts (control of which bank accounts were shared by PubCo and PrivCo from April 12, 2018 through approximately December 31, 2018).

o	On or about January 4, 2019, PrivCo inadvertently transferred 50,000 restricted PubCo shares to a non-affiliated service provider to PubCo for services rendered to PubCo.
o	On or about January 4, 2019, PrivCo inadvertently transferred 35,000 PubCo shares of to a non-affiliated service provider to PubCo for services rendered to PubCo.

13.	RELATED PARTY TRANSACTIONS

The Company had the following related party transactions:

●	Related Party Employees and Employee Entity:

Dan Nusinovich – The Company hired Dan Nusinovich on or about February 19, 2018 as the Company’s Development and Testing Manager. Dan is the brother of Fredi Nisan, our CEO and Director. Subsequently, the Company entered into a Referral Commission Agreement with Dan in November 2018, which expired November 2019, under which Dan is to receive 10% for new business resulting from his direct introductions. To date, no new business has been generated by Dan, thus Dan has not been paid under the Referral Agreement. On or about June 18, 2019, the Company issued 160,000 restricted shares to Dan, who was one of nine employees to receive a performance bonus in stock on this day. The shares were fully vested upon issuance and worth $16,000 at closing, on the day of issuance. The Company currently pays Dan approximately $96,000 per year.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

13.	RELATED PARTY TRANSACTIONS (continued)

Liron Nusinovich – The Company hired Liron Nusinovich on or about July 16, 2018 as our Risk Analyst. Liron is the brother of Fredi Nisan, our CEO and Director. On or about June 18, 2019, the Company issued 110,000 restricted shares to Liron, who was one of nine employees to receive a performance bonus in stock on this day. The shares were fully vested upon issuance and worth $11,000 at closing, on the day of issuance. The Company currently pays Liron approximately $92,000 per year.

Pop N Pay, LLC – In addition to his employment with the Company, Dan Nusinovich owns 100% of Pop N Pay, LLC (“PNP”), a Delaware registered limited liability company, that he formed on August 20, 2018. During the late summer of 2018, when both market opportunity and demand necessitated opening additional bank accounts to support our payment processing products and services, we turned to PNP to open new accounts, as a trustee, on our behalf. For his assistance, Dan, through his ownership of PNP, received approximately $3,000 (in addition to Dan’s salary) in early 2019, for services rendered in the fourth quarter of 2018.

●	Related Party Entities:

IPX Referral Payments, LLC – Pouya Moghavem, an employee since August 1, 2018, owns 25% of IPX Referral Payments, LLC (“IPX”). In addition to the $5,000 monthly salary we pay Moghavem, the Company entered into a Referral Agreement with IPX wherein the Company agreed to compensate IPX for referrals, which subsequently become the Company’s customer. For the three and nine months ended September 30, 2019 and 2018, IPX did not earn any commissions. Additionally, in or about October 2018, IPX provided GreenBox with a merchant trust account in Mexico through Affinitas Bank, one of the Gateways that process payment transactions on the Company’s behalf. The Company did not pay IPX for this service, however, IPX reported that Affinitas paid IPX approximately $1,830.

RB Capital – Because PrivCo agreed to sell RB Cap 4% of PrivCo in January 2018, which currently purportedly gives RB Cap a claim to approximately six million PubCo shares, RB Cap is deemed an affiliated Party. In March 2018, PrivCo issued a $300,000 convertible promissory note to RB Cap, the balance of which PubCo assumed when we acquired the GreenBox Business from PrivCo. On November 26, 2018, we issued a $200,000 convertible promissory to RB Cap. Subsequently, RB Cap and GreenBox disputed the implications of the share purchase and promissory notes. The implications of this ownership and RB Cap’s claim to PubCo shares are in dispute, which became the subject of a lawsuit with RB Cap (see Legal Matters under Subsequent Events). This was settled on February 27, 2020.

America 2030 Capital Limited and Bentley Rothschild Capital Limited – On or about July 30, 2018, Nisan and Errez, the sole officers and directors of PubCo, and the majority owners of PrivCo, each entered into a separate Master Loan Agreement (each an "MLA"): Errez with America 2030 Capital Limited (“America 2030”) and Nisan with Bentley Rothschild Capital Limited ("Bentley"), a company affiliated with America 2030, both located in Nevis, West Indies. Each MLA was for a $5,700,000 loan, at 5.85% interest, maturing in ten years. Per the MLA’s terms, Nisan and Errez caused PrivCo to transfer 1,600,000 PubCo shares, valued at $2,144,000 at close of trading on the day of issuance, as "Transferred Collateral" from the Control Block (not a new issuance by PubCo) to Bentley (although both contracts acknowledge receipt of 1.6 million shares, there was only was transference of 1.6 million shares). The transfer occurred on or about August 1, 2018. To date, there has been no funding under either of the MLAs. Subsequently, both Nisan and Errez received constitutive notice, regarding arbitration of an alleged breach of their respective MLAs. As of March 31, 2020, both parties have abandoned the matter and no further action was required by either party.

●	Kenneth Haller and the Haller Companies

Kenneth Haller (“Haller”) became the Company’s Senior Vice President of Payment Systems in November 2018. The Company began working indirectly with Haller earlier in 2018, both individually and through our relationship with MTrac Tech Corporation (“MTrac”), which in turn has business relationships with Haller. Haller brings considerable advantages to the Company’s platform development and business development efforts and capabilities, including transactional business relations and a large network of agents, which the Company believes, are capable of processing $1 billion transactions annually (the “Haller Network”). The Haller Network is an amalgamation of the collective networks of Haller and three companies owned or majority-owned by Haller, which are Sky Financial & Intelligence, LLC (“Sky”), Charge Savvy, LLC, Cultivate, LLC (collectively, the “Haller Companies”), each of which has formalized business relationships with the Company, as well as with some of the Company’s partners, which the Company believes allows the Company to maximize and diversity the Company’s market penetration capabilities. Haller, through Sky, owns controlling interests in Charge Savvy, LLC and Cultivate, LLC, with whom we do business indirectly, through their respective business relationship with MTrac. We also do business directly with Cultivate LLC, through a three-party agreement, which includes us, MTrac and Cultivate.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

13.	RELATED PARTY TRANSACTIONS (continued)

The following are certain transactions between the Company and the Haller Companies:

o

MTrac Agreement – On or about May 4, 2018, Sky entered into a two year, Associate/Referral Agreement-E-Commerce with MTrac, wherein Sky agreed to promote MTrac’s solution payment platform (which is based on the GreenBox platform) and related services; to provide new sales, sales leads, introductions to merchants and ISOs, and other potential customers of MTrac’s services, for which Sky receives ongoing commissions from all credit card transactions processed as a result of new business generated by Sky for MTrac. Most services provided under this contract are executed by Sky’s majority owned subsidiary, Charge Savvy, LLC (see Charge Savvy, LLC below). The agreement noted MTrac’s license of GreenBox’s payment processing technology and contained terms whereby Sky could (but was not required to) refer certain customers to MTrac in exchange for various referral fees. Sky never referred customers to MTrac, and therefore, did not collect, and is not collecting, any referral fees from MTrac.

●	Kenneth Haller and the Haller Companies (continued)

o

Sky Financial & Intelligence, LLC – Haller owns 100% of Sky Financial & Intelligence LLC (“Sky”), a Wyoming limited liability company, and serves as its sole Managing Member. Sky is a strategic merchant services company that focuses on high risk merchants and international credit card processing solutions. In 2018, Sky was using GreenBox’s QuickCard payment system as its main payment processing infrastructure, through Sky’s relationship with MTrac (see Sky - MTrac Agreement above). It was through this successful relationship, that we came to know Haller and the Haller Network. Realizing that the Haller Network and Haller’s unique skill set was highly complementary to our business objectives, we commenced discussions to retain Haller through his consulting firm, Sky, for a senior role, directly responsible for growing GreenBox’s operations. Subsequently, in November 2018, Haller was appointed as our Senior Vice President of Payment Systems, for a monthly consulting fee of $10,000, paid to Sky (“Haller Consulting Fee”). This relationship was referenced in press releases as GreenBox’s “acquisition of Sky MIDs Technologies” (see Sky MIDs below). We accrued and/or paid Haller $55,365 in the quarter ending December 31, 2018, which included $30,000 in consulting fees and $23,365 in travel and relocation expense reimbursement. As our relationship with Haller / Sky is non-exclusive, Haller and the Haller Companies provide services to other companies, including those listed below. Any revenue generated by Haller and/or the Haller Companies through these other relationships is in addition to the Haller Consulting Fee.

■

Charge Savvy, LLC – Sky owns 68.4% of Charge Savvy, LLC (“Charge Savvy”), an Illinois limited liability company. Haller serves as one of three Managing Members of Charge Savvy, along with Higher Ground Capital, LLC (owns 14%), and Jeff Nickel (owns 17.4%). It is through Charge Savvy, that the Haller Network is most visible as part of our operations, as Charge Savvy is the ISO through which revenue generated from Haller Network Agents is processed, under a contract between Sky and MTrac, who in turn, has a contract with us. The three managing members of Charge Savvy own the same percentages of Cultivate (see below), as they do Charge Savvy.

■

Cultivate, LLC – Sky owns 68.4% of Cultivate, LLC (“Cultivate”), an Illinois limited liability company, and serves as one of three Managing Members, along with Higher Ground Capital, LLC (owns 14%), and Jeff Nickel (owns 17.4%). When Cultivate was first formed, it was the licensor of certain proprietary point of sale software, retail point of sale operations, and complementary support of Cultivate’s software and related hardware for on-site credit and debit card processing. Subsequently, Cultivate the entity became exclusively a software provider, ceasing all service and support operations. Eventually certain beneficial aspects of the Cultivate software functionality were integrated into QuickCard, then upgraded and replaced with certain updates. On or about May 4, 2018, Cultivate entered into a two year, Associate/Referral Agreement-E-Commerce with MTrac, wherein Cultivate agreed to promote MTrac’s solution payment platform and related services; to provide new sales, leads, merchants, ISO Agents, and other potential customers of MTrac services, for which Cultivate receives ongoing commissions from all credit card transactions processed as a result of new business generated by Cultivate for MTrac, who in turn has a contract with us. The Associate/Referral Agreement-E-Commerce between Cultivate and MTrac noted MTrac’s license of GreenBox’s payment processing technology, and contained terms whereby Cultivate could (but was not required to) refer certain customers to MTrac in exchange for various referral fees. Cultivate never referred customers to MTrac, and therefore, did not collect, and is not collecting, any referral fees from MTrac.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

13.	RELATED PARTY TRANSACTIONS (continued)

o

Haller Commissions – Under a verbal agreement in Spring 2018, we offered Haller commissions on any referrals that resulted in new business for the Company (“Haller Commissions”). Under this agreement, Haller introduced us to three merchants who became three of the first merchants to use our system. Under the verbal agreement, we paid Haller commissions from transactions processed by these three merchants, summing to approximately $210 in June 2018, $8,396 in July 2018 and $321 in August 2018. In or about September 2018, we commenced discussions with Haller to join our management team and discontinued paying Haller commissions related to these three merchants.

o

GreenBox, Cultivate and MTrac Agreement – On or about December 17, 2018, PubCo entered into a 5-year exclusive three-party license agreement with MTrac and Cultivate (see Section E. MTrac above). The three Managing Members of Cultivate and Charge Savvy, owning the same percentages in each entity, subsequently decided to collect all revenue through Charge Savvy instead of Cultivate.

●	Kenneth Haller and the Haller Companies (continued)

o

Sky Mids –Previous references in press releases issued by PubCo in or about August 2018 regarding a “Sky Mids Acquisition” are references to the non-exclusive working relationship between PrivCo (and subsequently, PubCo) and Sky / Haller. The designation “Sky MIDs” was a colloquial reference to Sky, based upon a Sky-owned and operated website, which is no longer in use. While an acquisition of Sky has not formally been executed, nor have we (nor subsequently, PubCo) executed a formal engagement with Haller nor Sky, previous statements regarding the nature of our relationship with Sky Mids, which include our beliefs in the advantages of this relationship, accurately represent the working relationship between the Company and Sky / Haller.

o

Verbal Agreement – As part of Haller’s remuneration, the Company and Haller have a verbal agreement for Haller to be issued approximately 14 to 18 million shares of the Company’s stock. While a formalized remuneration agreement has not yet been executed as of February 3, 2020, the Company does not foresee the issuance to be dilutive, as PrivCo will likely surrender an equal number of shares to PubCo, as a means of compensating PubCo for the issuance.

The Company did not pay any commissions to Charge Savvy or Cultivate for the three and nine months ended September 30, 2019 and 2018.

14.	EXCLUSIVE LICENCING AGREEMENT - MTrac

Exclusive Licensing Agreement: MTrac JV

On or about February 1st, 2018, we signed a joint venture agreement (“MTrac JV”), with MTrac Tech Corporation (“MTrac”), a wholly owned subsidiary of Global Payout, Inc. (OTC:GOHE), by which we gave exclusive rights to MTrac to use our technology for merchants, that we are not servicing. The initial term of this agreement was one year, with automatic renewals in one-year increments, until such time as the agreement is restructured or cancelled, for which MTrac would pay a total of $360,000 annually. Additionally, as part of the MTrac JV, MTrac was to acquire 4% in membership interests in the Company for $1,000,000, representing a post-money valuation for the Company of $25,000,000. We received $360,000 on or about March 15, 2018 from MTrac and were to receive $1,000,000 on or before May 15, 2018.

New Exclusive Licensing Agreement: MTrac 5 Year License

On or about June 12, 2018, we agreed with MTrac to cancel the MTrac JV and replace it with a new exclusive licensing agreement (the “MTrac 5 Year License”) which granted MTrac exclusive use of our technology for high risk industries for a period of 5 years, while cancelling MTrac’s planned equity investment. We applied $270,000 of the $360,000 MTrac had paid us on March 15, 2018 to this MTrac 5 Year License, with the remaining $90,000 paid by MTrac on or about November 6, 2018.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

14.	EXCLUSIVE LICENCING AGREEMENT – Mtrac (continued)

New Exclusive Licensing Agreement: Unified Agreement

On or about October 2, 2018, we entered into a three-party agreement with MTrac and Cultivate Technologies, LLC (“Cultivate”) a Nevada Corporation, to redefine pricing and revenue sharing under a new agreement (the “Unified Agreement”). The Unified Agreement did not eliminate the licensing fees stated in the MTrac 5 Year License, but added and defined a profit sharing agreement on all accounts generated by the merchants and agents that MTrac procured for PubCo, as follows: 40% to MTrac, 40% to PubCo, and 20% to Cultivate, with profit defined as Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”), adjusted for non-cash long-term compensation, based upon publicly filed financial information. Under the terms of the Unified Agreement, MTrac was granted the exclusive right by Cultivate and us to market the GreenBox Business’ new blockchain ledger-based payment platform which combined our proprietary system with certain proprietary technologies owned by Cultivate, which in combination offer a payment platform that allows a much more user-friendly payment system (the “Current Platform”).

New Exclusive Licensing Agreement: Current Exclusive License

On or about December 17, 2018, all previous agreements with MTrac were revoked, at which point we entered into a new 5-year exclusive three-party Software License and Services Agreement with Exclusivity with MTrac and Cultivate (referred to as the “Current Exclusive License”). Under the terms of the Current Exclusive License, PubCo waived all future licensing fees for the remaining 4-year term (in recognition of MTrac’s introduction of Kenneth Haller to PubCo – see Section M. Kenneth Haller below) and gave MTrac the exclusive right to market the Current Platform to high risk cannabis merchants in North America and to license the Current Platform to non-high risk merchant on a nonexclusive basis. The parties’ revenue sharing agreement was newly defined as a split of revenue derived from the processing of the payments from merchants referred under the Current Exclusive License, distributed after deducting certain agreed upon costs, as follows: 50% to MTrac, 25% to PubCo and 25% to Cultivate.

In order for MTrac to maintain exclusivity rights under the Current Exclusive License, MTrac must meet certain merchant payment processing targets, subsequently modified under a verbal agreement, as follows: as of September 1, 2019, $10,000,000 in monthly processing volume (which MTrac achieved); as of January 1, 2020, $25,000,000; and as of June 1, 2020, $40,000,000 in monthly process volume.

Lawsuit

On November 25, 2019, five companies (the “Plaintiffs”) filed a complaint against us, MTrac, Global Payout, Inc. and Cultivate Technologies, LLC in the Superior Court of the State of California. The Plaintiffs filed suit to recover processed funds and processing fees alleged to be withheld illegally (see Legal Matters under Subsequent Events below).

15.	COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company has the following legal proceedings:

●

MTrac, Global Payout, Inc. and Cultivate Technologies, LLC – On November 25, 2019, five companies (the “Plaintiffs”) filed a complaint against us, MTrac, Global Payout, Inc. and Cultivate Technologies, LLC in the Superior Court of the State of California. The Plaintiffs filed suit to recover processed funds and processing fees alleged to be withheld illegally. This was dismissed by both parties as of September 30, 2019.

●

America 2030 Capital Limited and Bentley Rothschild Capital Limited – On or about October 31, 2018, Nisan and Errez received constitutive notice, regarding arbitration against Nisan, Errez, PrivCo and possibly PubCo, from Bentley Rothschild Capital Limited ("Bentley") and America 2030 Capital Limited (“America 2030”), both located in Nevis, West Indies, and both claiming breach of contract by Nisan and Errez of Nisan and Errez’s respective individual Master Loan Agreements (see Note 7 – Related Party Transactions above) and seeking forfeiture of 1,600,000 PubCo shares that PrivCo had transferred, on or about August 1, 2018, from PrivCo’s Control Shares under the terms of the MLAs. To date, only informal conversational proceedings have ensued.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

15.	COMMITMENTS AND CONTINGENCIES (continued)

Legal Proceedings (continued)

●

RB Capital Partners, Inc. – On April 24, 2019, RB Cap and related parties (the “RB Cap Parties”) filed a complaint in the San Diego Superior Court against PrivCo, PubCo, Ben Errez and Fredi Nisan (collectively, the “GreenBox Parties”); and on October 1, 2019, the RB Cap Parties filed an amended complaint against the GreenBox Parties alleging claims of fraud, breach of fiduciary duty, breach of contract and other, related claims in the Superior Court for the State of California, County of San Diego. The GreenBox Parties filed a cross-complaint against the RB Capital Parties, alleging claims of fraud, breach of contract, tortious interference, and other, related claims. On or about December 15, 2019, the GreenBox Parties and RB Cap Parties resolved to negotiate a settlement and agreed in principal to settlements terms. The documentation of the settlement terms was underway as of February 3, 2020. This was dismissed by both parties on February 27, 2020.

●

Dahan – Yoram Dahan, Melissa Dahan, Forty8 Ltd., and Trustees of the Melissa H. Dahan Living Trust (collectively, “the Dahan Parties”) were also named by RB Capital in the suit listed in the previous paragraph. On October 31, 2019, the GreenBox Parties filed a cross-complaint against the Dahan Parties, alleging claims of fraud, securities fraud, misrepresentation, promissory estoppel, and other related claims, in the Superior Court for the State of California, County of San Diego. On or about December 15, 2019, the GreenBox Parties and the Dahan Parties resolved to negotiate a settlement and agreed in principal to settlements terms. The documentation of the settlement terms was underway as of February 3, 2020. This was dismissed by both parties on February 27, 2020.

●

Withholding Suit – On November 25, 2019, five companies (the “Plaintiffs”) filed a complaint against us, Global Payout, Inc., MTrac Tech Corporation and Cultivate Technologies, LLC (collectively the “Defendants”) in the Superior Court of the State of California. Plaintiffs filed suit to recover processed funds and processing fees alleged to be withheld illegally (collectively, the “Withholding Suit”). Pursuant to a mandatory arbitration clause in the controlling agreement, the parties to the Withholding Suit have agreed to arbitrate their claims. We do not dispute the funds owed; however, we do believe it’s within our rights to hold the funds, per the terms of agreements signed by Plaintiffs. We disagree with any allegations of any wrongdoing and will aggressively defend ourselves against the Withholding Suit. Ideally, we will settle this claim in the near term. While the results of this matter cannot be predicted with certainty, especially at this early stage, we believe that losses, if any, resulting from resolution of this matter will not have a materially adverse effect on operations or cash flow. This was dismissed by both parties as of March 30, 2020.

Operating Leases

The Company entered into the following operating facility lases:

●

Hyundai Rio Vista – On October 4, 2018, the Company entered into an operating facility lease for its corporate office located in San Diego with 38 months term and with option to renew. The lease started on October 4, 2018 and expires on October 3, 2021

The Company entered into an operating lease for corporate location on October 4, 2018. Rent expense paid under the lease agreements for the year ended December 31, 2019 was $127,680 and for the year ended December 31, 2018 was $0.

For operating leases, we calculated right of use assets and lease liabilities based on the present value of the remaining lease payments as of the date of adoption using the incremental borrowing rate. The adoption of ASC 842 resulted in recording an adjustment to operating lease right of use asset and operating lease liabilities of $229,639 and $120,110 respectively, as of December 31, 2019. The difference between the operating lease ROU asset and operating lease liabilities at transition represented existing deferred rent expenses and tenant improvements, and indirect costs that was derecognized. The adoption of ASC 842 did not materially impact our results of operations, cash flows, or presentation thereof.

In accordance with ASC 842, the components of lease expense were as follows:

	December 31,
	2019	2018

Operating lease expense – Hyundai Rio Vista	$4,406	$-

Total lease expense	$4,406	$-

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

15.	COMMITMENTS AND CONTINGENCIES (continued)

In accordance with ASC 842, maturities and operating lease liabilities as of December 31, 2019 were as follows:

For the year ended	Hyundai Rio Vista, Inc.

Undiscounted cash flows:
2019	$-
2020	110,948
2021	95,026
2022	-
2023	-
2024	-
Thereafter	-
Total undiscounted cash flows	205,974

Discounted cash flows:
Lease liabilities - current	113,935
Lease liabilities - long-term	120,110
Total discounted cash flows	234,045

Difference between undiscounted and discounted cash flows	$(28,071)

In accordance with ASC 842, future minimum lease payments as of December 31, 2019 were as follows:

For the year ended	Hyundai Rio Vista, Inc.

2019	$-
2020	132,601
2021	124,944
2022	-
2023	-
Thereafter	-

Total	$257,545

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

16.	SUBSEQUENT EVENTS

The Company follows the guidance in FASB ASC Topic 855, Subsequent Events (“ASC 855”), which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before the consolidated financial statements are issued or are available to be issued. ASC 855 sets forth (i) the period after the balance sheet date during which management of a reporting entity evaluates events or transactions that may occur for potential recognition or disclosure in the consolidated financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its consolidated financial statements, and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Accordingly, the Company did not have any subsequent events that require disclosure other than the following:

●

Formalizing the Reverse Acquisition – On January 4, 2020, PubCo and PrivCo entered into an Asset Purchase Agreement (the “Agreement”), to formalize and memorialize a verbal agreement (the “Verbal Agreement”) entered into on April 12, 2018, by and among PubCo and PrivCo. The Agreement was disclosed in a Form 8-K filed with the Securities and Exchange Commission on January 7, 2020.

●

Product Development, Launch and Sales – In 2019, we commenced a larger deployment of our blockchain-based, payment and ledger system, which we believe was enthusiastically received. As we increased our Independent Sales Organizations (“ISO”) relationships, we were able to on-board clients at an increasing pace, resulting in increasing revenues. As client acquisitions accelerated, we experienced significant growth in payment processing volume through the third quarter of 2019. Servicing our quickly growing customer base required us to grow our “acquiring bandwidth” proportionally. Acquiring bandwidth is the technology nomenclature for the ability to push transactional volume to an accumulation account held by a commercial bank, sponsoring such activity for a company. We work with several acquiring banks, each of which provides this support to us, as well as setting support limits and/or transactional volume limits, for each account. Additionally, each account comes with policies for disbursements and reserves set by each sponsor bank, under which we operate. We then apply these policies, limits and reserve requirements to each of our client accounts. In some cases, we experienced challenging reserve policies from certain acquirers, which in turn created challenging situations for us. Where we couldn’t negotiate more favorable conditions with an acquirer, we formed relations with new acquirers, which better suited our needs. As we grew, it became apparent to us that market demand for our services could be substantial and that we would need to upgrade and reengineer certain technology modules of our acquiring engine. As a result, we scaled back our acquiring capabilities in the fourth quarter of 2019, which allowed us to focus on the technology upgrades. As anticipated, this shift in focus resulted in a reduction of revenues in the fourth quarter. However, we anticipate these upgrades will enable growth acceleration in 2020 and beyond.

●

Kenneth Haller and the Haller Companies / Affiliated Party Transactions – Kenneth Haller (“Haller”) became our Senior Vice President of Payment Systems, a key member of our management team, in November 2018. Haller brings considerable advantages to our platform’s development and our business development efforts and capabilities, including transactional business relations and a large network of agents, which we believe capable of processing $1 billion annually (the “Haller Network”). The Haller Network is an amalgamation of the collective networks of Haller and three companies owned or majority-owned by Haller: Sky Financial & Intelligence, LLC (“Sky”), Charge Savvy, LLC and Cultivate, LLC (collectively, the “Haller Companies”), each of which has formalized business relationships with us, as well as with some of our partners (for example, MTrac), which we believe allows us to maximize and diversify our market penetration capabilities. We pay Haller a monthly consulting fee, through Sky, a company 100% owned by Haller, of $10,000, which was subsequently increased to $16,667 per month commencing September 2019 (“Haller Consulting Fee”). In 2019, we paid Sky consulting fees of $30,000 in the quarter ending March 31, $30,000 in the quarter ending June 30, $36,667 in consulting fees in the quarter ending September 30, and $124,150 in the quarter ending December 31, which included $50,000 in consulting fees and $74,150 in expense reimbursement. In 2019, Sky facilitated $1,397,822 in payments (using our funds) on our behalf during the quarter ending September 30, and similarly $184,056 in the quarter ending December 31. During the quarters ending June 30 and September 30 of 2019, Charge Savvy, a company 68.4% owned by Sky, PubCo POS-related equipment totaling $22,450 and $16,000, respectively.

●

Lawsuit – On November 25, 2019, five companies (the “Plaintiffs”) filed a complaint against us, Cultivate Technologies, LLC (a company 68.4% owned by Sky), Global Payout, Inc. and MTrac Tech Corporation in the Superior Court of the State of California. Plaintiffs filed suit to recover processed funds and processing fees alleged to be withheld illegally (see Withholding Suit in Section C. Legal Matters above).

●

Issuance of Unregistered Securities – PubCo issued the following securities that were not registered under the Securities Act. Except where noted, all the securities stated below were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

o

On or about December 12, 2019, PubCo entered into an agreement to issue 600,000 restricted shares to a non-affiliated service provider as renumeration in lieu of cash fees, on a vesting schedule as follows: 200,000 shares vest upon each of the following milestones: the Company filing its Form 10-K for 2018, the Company filing its three interim Form 10-Qs for 2019, and the Company filing its Form 10-K for 2019.

GREENBOX POS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2019 and 2018

16.	SUBSEQUENT EVENTS

●	Purchase Agreements – The Company entered into the following purchase agreements:

o

West Coast Business Capital, LLC – On or about November 12, 2019, PubCo entered into a Purchase Agreement with West Coast Business Capital, LLC (“West Coast”). Under the terms of the Purchase Agreement, we agreed to sell West Coast $596,000 of future incoming cashflow from the GreenBox Business, to be delivered to West Coast in daily installments of $5,960, for $400,000, from which $16,000 in fees was deducted, providing us with net cash of $384,000. For accounting purposes, we recorded this transaction as a loan of $400,000, with interest of $196,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Purchase Agreement.

o

Fox Capital Group, Inc. – On or about December 5, 2019, PubCo entered into a Secured Merchant Agreement with Fox Capital Group, Inc. (“Fox”). Under the terms of the Secured Merchant Agreement, we agreed to sell Fox $366,000 of future incoming cashflow from the GreenBox Business, to be delivered to Fox in daily installments of $4,073.33, for $260,000, from which $26,000 in fees was deducted, providing us with net cash of $234,000. For accounting purposes, we recorded this transaction as a loan of $260,000, with interest of $106,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Secured Merchant Agreement.

o

Complete Business Solutions Group, Inc. – On or about December 9, 2019, PubCo entered into an Agreement for the Purchase and Sale of Future Receivables (the “Purchase and Sale Agreement”) with Complete Business Solutions Group Inc, (“CBSG”). Under the terms of the Purchase and Sale Agreement, we agreed to sell CBSG $240,000 of future incoming cashflow from the GreenBox Business, to be delivered to CBSG in weekly installments of $16,000, for $200,000, from which $35 in fees was deducted, providing us with net cash of $19,965. For accounting purposes, we recorded this transaction as a loan of $200,000, with interest of $40,000, which will be repaid over the following four months. Both Nisan and Errez, individually, signed personal guarantees for this Purchase and Sale Agreement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fees. Except as otherwise noted, all the expenses below will be paid by us.

SEC Registration Fees	$194.70
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Related Expenses	*
Miscellaneous	*
Total

*         Estimated expenses not presently known.

Item 14. Indemnification of Directors and Officers

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated articles of incorporation, our Second Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 15. Recent Sales of Unregistered Securities

We claimed exemption from registration under the Securities Act for the sales and issuances of securities in the following transactions under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, in that such sales and issuances did not involve a public offering, or under Rule 701 promulgated under the Securities Act, in that they were offered and sold either pursuant to written compensatory plans or pursuant to a written contract relating to compensation, as provided by Rule 701. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (a) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (b) appropriate legends were affixed to the stock certificates issued in such transactions.

On May 11, 2020 (the “Execution Date”), GREENBOX POS, a Nevada corporation (the “Company”) entered into Common Stock Purchase Agreement (“Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Under the terms of the Purchase Agreement, Triton agreed to purchase from the Company up to 7,500,00 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) and subject to certain limitations and conditions set forth in the Purchase Agreement.

On or about June 18, 2019, we issued a total of 850,000 shares to nine employees as performance bonuses. The shares were fully vested upon issuance and worth $0.10 per share, at closing, on the day of issuance.

On or about May 10, 2019, we issued 10,000 shares to a non-affiliated legal consultant for services rendered.

On or about January 4, 2019, PrivCo inadvertently transferred 50,000 restricted shares of Common Stock from the Control Block to a non-affiliated service provider to PubCo for services rendered to PubCo.

On or about January 4, 2019, PrivCo inadvertently transferred 35,000 restricted shares of Common Stock from the Control Block to a non-affiliated service provider to PubCo for services rendered to PubCo.

On or about December 27, 2018, PrivCo inadvertently transferred 1,000,000 restricted shares of Common Stock from the Control Block, with a market value of $150,000, which money was deposited into PrivCo’s bank accounts (control of which, were shared by PubCo and PrivCo from April 12, 2018 through approximately December 31, 2018).

In October 2018, and in anticipation of a merger, the Company issued 7,500,000 shares to an investor at a price per share of $0.001 in conversion of a promissory note issued by an affiliated company.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Articles of Incorporation, filed August 29, 2007	S-1	3.1	02/12/2008

3.2	Certificate of Amendment to Articles of Incorporation, filed October 18, 2017	10-K	3.2	04/16/2019

3.3	Certificate of Amendment to Articles of Incorporation, filed May 3, 2018	10-K	3.3	04/16/2019

3.4	Certificate of Amendment to Articles of Incorporation, filed December 13, 2018	10-K	3.4	04/16/2019

3.5	Bylaws of GreenBox POS	S-1	3.2	02/12/2008

4.1	Convertible Promissory Note issued March 15, 2018, to RB Capital Partners, Inc.	10-K/A	4.1	02/07/2020

4.2	Convertible Promissory Note issued August 6, 2018, to Power Up Lending Group Ltd.	8-K	10.2	11/14/2018

4.3	Convertible Promissory Note issued September 27, 2018, to Power Up Lending Group Ltd.	8-K	10.3	11/14/2018

4.4	Convertible Promissory Note issued November 26, 2018, to RB Capital Partners, Inc.	10-K/A	4.4	02/07/2020

4.5	Convertible Promissory Note issued December 27, 2018, to 102065761 SASKATCHEWAN LTD.	10-K/A	4.5	02/07/2020

5.1**	Legal opinion of Lucosky Brookman LLP

10.1	Purchase Agreement, effective March 23, 2018, by and among Frank Yuan and Vicky PMW Yuan (together, “Seller”), and GreenBox POS, LLC	8-K	10.1	05/17/2018

10.2	Asset Purchase Agreement dated April 11, 2018, by and between ASAP Expo, Inc. and ASAP Property Holdings Inc.	8-K	99.1	09/06/2018

10.3	Securities Purchase Agreement dated August 6, 2018, by and between GreenBox Pos LLC, and Power Up Lending Group Ltd	8-K	10.1	11/14/2018

10.4	Asset Purchase Agreement, dated January 4, 2020, by and between GreenBox POS and GreenBox POS LLC	8-K	10.1	01/07/2020

10.5	Software License and Services Agreement, dated December 17, 2018, by and among GreenBox POS, Cultivate Technologies, LLC and MTrac Tech Corp.	10-K/A	10.5	02/07/2020

10.6	Settlement Agreement and Mutual Release by and between GreenBox POS and RB Capital	8-K	10.1	03/09/2020

10.7	Common Stock Purchase Agreement, dated May 11, 2020 by and between GreenBox POS and Triton Funds LP	8-K	10.1	05/27/2020

10.8	Registration Rights Agreement, dated May 11, 2020, by and between GreenBox POS and Triton Funds LP	8-K	10.2	05/27/2020

10.9	Settlement Agreement, dated June 16, 2020, by and between GreenBox POS and Vista Capital Investments, LLC	8-K	10.1	06/18/2020

21.1	Subsidiaries of the Registrant - None.				X

23.1*	Consent of BF Borgers CPA PC				X

23.2**	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)

*	Filed herewith.

**	To be filed by amendment

+	Denotes a management compensatory plan, contract or arrangement

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenBox POS

Date: October 2, 2020	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Date: October 2, 2020	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer and Director
(Principal Executive Officer)

Date: October 2, 2020	By:	/s/ Ben Errez
Ben Errez
Chairman of the Board and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)